Exhibit 10.1

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                               AGREEMENT OF LEASE



                                     between



                         CHARNEY-FPG 114 41ST STREET LLC


                                    Landlord,



                                       and



                            HAMPSHIRE GROUP, LIMITED
                                     Tenant



                        Premises at 114 West 41st Street
                               New York, New York





                                  July 11, 2007






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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.     Term; Rent..............................................................1

2.     OMITTED.................................................................4

3.     Rentable Square Feet....................................................4

4.     Maintenance and Repairs.................................................4

5.     Window Cleaning.........................................................5

6.     Requirements of Law  and Fire Insurance; Floor Loads....................5

7.     OMITTED.................................................................7

8.     Property Loss, Damage, Reimbursement, Indemnity.........................7

9.     Destruction, Fire and Other Casualty....................................8

10.    Eminent Domain.........................................................11

11.    OMITTED................................................................12

12.    OMITTED................................................................12

13.    Access to Leased Premises..............................................12

14.    Vault, Vault Space, Area...............................................13

15.    Occupancy; Certificate of Occupancy....................................13

16.    Bankruptcy.............................................................15

17.    Default................................................................16

18.    Remedies of Landlord and Waiver of Redemption..........................17

19.    Fees and Expenses......................................................18

20.    Building Alterations and Management....................................19

21.    No Representations by Landlord.........................................19

22.    OMITTED................................................................20

23.    Quiet Enjoyment........................................................20


                                      (i)

24.    Failure to Give Possession.............................................20

25.    No Waiver..............................................................20

26.    Waiver of Trial by Jury................................................21

27.    Inability to Perform...................................................21

28.    OMITTED................................................................21

29.    Services Provided by Landlord..........................................21

30.    Captions...............................................................22

31.    Construction of Certain Terms..........................................22

32.    Adjacent Excavation Shoring............................................23

33.    Rules and Regulations..................................................23

34.    Annual Escalation for Fixed Annual Rent in Lieu of Operating Expense...24

35.    Estoppel Certificate...................................................24

36.    Successors and Assigns.................................................24

37.    Certain Defined Terms..................................................25

38.    Real Estate Tax Escalation Payments....................................30

39.    Electric Current.......................................................33

40.    End of Term; Holding Over..............................................38

41.    Condition of Leased Premises; Landlord's Work; Landlord's Common
       Area Improvements......................................................39

42.    Tenant Changes.........................................................43

43.    Subordination and Attornment...........................................52

44.    Insurance..............................................................55

45.    Omitted................................................................57

46.    Additional Rent; Late Charges..........................................57

47.    Rooftop Antenna........................................................58


                                      (ii)


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48.    Assignment, Mortgaging, Subletting, Etc................................60

49.    Overtime Services; Other Services......................................68

50.    Use; Compliance with Laws..............................................70

51.    Brokerage..............................................................72

52.    Miscellaneous..........................................................72

53.    OMITTED................................................................74

54.    Legal Rent Restrictions................................................74

55.    Existing Lease and Surrender Agreement.................................74

56.    Consents...............................................................74

57.    Patriot Act............................................................75

58.    Notices................................................................75

59.    Security Deposit.......................................................77

60.    Right of First Offer...................................................79

61.    Option to Extend.......................................................85

62.    2nd and 3rd Floor Options..............................................88

63.    Signage................................................................88

64.    Prohibited Uses........................................................90

65.    Relocation of Basement Premises........................................91

66.    Abatements.............................................................92

67.    Expedited Arbitration..................................................93


                                     (iii)

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1   Applicable Per Square Foot Rent

EXHIBIT A - Leased Premises

EXHIBIT B - Form of Letter of Credit

EXHIBIT C-1 - Landlord's Work

EXHIBIT C-2 - Landlord's Common Area Improvements

EXHIBIT C-3 - Drawing of Landlord's Common Area Improvements

EXHIBIT D - Cleaning Specifications

EXHIBIT E - OMITTED

EXHIBIT F - OMITTED

EXHIBIT G - Construction Rules for Tenant Changes

EXHIBIT H - Rules and Regulations

EXHIBIT I - Prior Rights

EXHIBIT J - HVAC Specifications

EXHIBIT K -  Nondisturbance Agreement with Existing Mortgagee

EXHIBIT L - Landlord's Current Approved Contractor List


                                      (iv)

                               AGREEMENT OF LEASE

          Agreement of Lease dated as of July 11, 2007 between CHARNEY-FPG 114 41ST STREET, LLC, a Delaware limited liability company, having an address at c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016, ("Landlord"), and Hampshire Group, Limited, a Delaware corporation, having a place of business at 119 West 40th Street, New York, NY 10018 ("Tenant").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the "Leased Premises" as defined in Article 37 hereof, in the Building as defined in Article 37 hereof, for the Term as defined in Article 1.A hereof, at the Fixed Annual Rent as set forth in Article 1 hereof.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

          1. Term; Rent.

               A. The term (the "Term") (a) shall commence on the First Commencement Date (as defined below) and (b) shall end at 11:59 p.m. on the last day of the calendar month in which occurs the 15th anniversary of the Latest Rent Commencement Date (the "Expiration Date") (subject however to extension pursuant to Article 61) or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

               B. The rents (the "Rent") which Tenant agrees to pay shall be and consist of:

                    (i) fixed rent ("Fixed Annual Rent"), (a) for the Office Premises, as set forth on Schedule 1 attached hereto and made a part hereof, which Fixed Annual Rent shall be payable commencing on the First Rent Commencement Date (as to each rentable square foot of the Initial Premises, as set forth in Article 3 hereof) and on the Extra Floor Rent Commencement Date if the Extra Floor is not part of the Initial Premises (as to each rentable square foot of the Extra Floor, as set forth in Article 3 hereof), and (b) for the Basement Premises, on the Basement Rent Commencement Date in each instance ending on the Expiration Date, in the amounts set forth in Article 1C(ii) hereof; and

                    (ii) additional rent ("Additional Rent") consisting of Tax Payments (as defined below), amounts due under Article 39 (other than the Electric Charge (as defined below) to the extent included in the Fixed Annual
Rent), and all other sums of money, costs, expenses, or charges of any kind or amount whatsoever as shall be due and payable by Tenant to Landlord under this Lease, the Existing Lease and the Surrender Agreement (but in the case of amounts due under the Existing Lease or the Surrender Agreement, only those amounts which are due and unpaid for any period during or prior to the holdover period but remain unpaid at any time during which Tenant is holding over in the premises leased to Tenant pursuant to the Existing Lease); provided, however, that Fixed Annual Rent shall not be considered to be "Additional Rent".

               C. (i) The Fixed Annual Rent for the Office Premises shall be the amounts set forth on Schedule 1 attached hereto and made a part hereof.

                    (ii) For the Basement Premises, the Fixed Annual Rent (inclusive of the Electric Charge but subject to the other provisions of Article
39) shall be as follows:

                         (a) From the Basement Rent Commencement Date through
and including the day prior to the 5th anniversary of the Basement Rent Commencement Date, $23,500.00 per annum or $1,958.34 per month;

                         (b) From the 5th anniversary of the Basement Rent
Commencement Date to the day prior to the 10th anniversary of the Basement Rent Commencement Date, $26,000.00 per annum or $2,166.67 per month; and

                         (c) From the 10th anniversary of the Basement Rent
Commencement Date through the Expiration Date, $28,500.00 per annum or $2,375.00 per month.

                         (d) The parties agree and acknowledge that the Fixed
Annual Rent for the Basement Premises is not subject to any CPI Adjustment or other adjustment (except as expressly set forth in this paragraph C, Article 39, and Article 65).

               D. If any Rent Commencement Date occurs on a day other than the first day of a calendar month, or if the Expiration Date occurs other than on the last day of a calendar month, the Fixed Annual Rent and Additional Rent for such partial calendar month shall be prorated.

               E. As shown on Exhibit C-1, Landlord shall remove fire stairways B and D in the Office Premises (as such stairways are shown on Exhibit A) and shall fill in the slabs (the "Slab Work") on or before the date specified for the completion of such work on Exhibit C-1.

               F. Tenant shall pay the Fixed Annual Rent during the Term as set forth above (as such amounts shall be increased from time to time as provided on Schedule 1) and as hereinafter provided. Tenant shall pay all Rent due hereunder in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Fixed Annual Rent shall be paid in equal monthly installments in advance on the first day of each month during the Term, by wire transfer or at the office of Landlord or such other place as Landlord may


                                      (2)
designate by notice to Tenant, without any setoff or deduction whatsoever, except as expressly provided herein, except that Tenant shall pay the first monthly installment(s) for each floor of the Leased Premises on or before the Rent Commencement Date for each respective floor and for the Basement Premises on or before the Basement Rent Commencement Date.

               G. Notwithstanding anything to the contrary hereinabove contained, (i) if the First Commencement Date shall not have occurred (other than to the extent due to a Tenant Delay or Force Majeure) by September 1, 2007, then the First Rent Commencement Date shall be extended by one day for each day after September 1, 2007 but on or before September 30, 2007 until such First Commencement Date occurs; and (ii) if the First Commencement Date shall not have occurred (other than to the extent due to a Tenant Delay or Force Majeure) by October 1, 2007, the First Rent Commencement Date shall be extended by two days for each day thereafter that the First Commencement Date shall occur after October 1, 2007 until the First Commencement Date shall occur.

               H. In the event the Extra Floor is not part of the Initial Premises and if (i) the Extra Floor Commencement Date shall not have occurred (other than to the extent due to a Tenant Delay or Force Majeure) by November 1, 2007, then the Extra Floor Rent Commencement Date shall be extended by one day for each day after November 1, 2007 but on or before November 30, 2007 until such Extra Floor Commencement Date occurs, and (ii) the Extra Floor Commencement Date shall not have occurred other than because of a Tenant Delay or Force Majeure by December 1, 2007, then the Extra Floor Rent Commencement Date shall be extended for two days for each day thereafter that the Extra Floor Commencement Date shall occur.

               I. If (i) the Basement Commencement Date shall not have occurred on or before November 1, 2007 other than because of a Tenant Delay or Force Majeure, then the Basement Rent Commencement Date shall be extended by one day for each day after November 1, 2007 but on or before November 30, 2007 until the Basement Commencement Date occurs, and (ii) the Basement Commencement Date shall not have occurred by December 1, 2007 other than because of a Tenant Delay or Force Majeure, then the Basement Rent Commencement Date shall be extended for two days for each day that the Basement Commencement Date shall occur after December 1, 2007 until the Basement Commencement Date shall occur.

               J. Landlord agrees to use good faith efforts to commence the Landlord's Common Area Improvements (as shown on Exhibits C-2 and C-3) by September 1, 2007, and thereafter in good faith to diligently prosecute such improvements to completion. Landlord anticipates that Landlord's Common Area Improvements shall be Substantially Completed by June 30, 2008. If Landlord's Common Area Improvements are not Substantially Completed by June 30, 2008 (as such date may be extended due to Tenant Delay or Force Majeure), and if after June 30, 2008, Landlord at any time is not diligently prosecuting the Landlord's Common Area Improvements to completion, then each of the Rent Commencement Dates shall


                                      (3)
be delayed by one-half (1/2) day for every day during such period that Landlord was not diligently prosecuting such improvements. Without limiting the foregoing provisions of this subsection J, Landlord agrees to commence and thereafter proceed diligently therewith Landlord's Common Area Improvements to the 41st Street Lobby prior to commencing the other Landlord's Common Area Improvements.

               K. The Fixed Annual Rent for the Basement Premises set forth herein is based on the assumption that the area of the Basement Premises is 1,000 square feet. In the event the Basement Premises as finally determined is less than 1,000 square feet, the Fixed Annual Rent for the Basement Premises shall be adjusted on a pro rata basis.

               L. For the purposes of Paragraphs G, H, I and J above, the aggregate delay under all such paragraphs due to Force Majeure shall not exceed 90 days.

          2. OMITTED.

          3. Rentable Square Feet. Tenant and Landlord agree that, with the Slab Work being performed, the current deemed rentable square footage of the Office Premises on floors 4, 5, 6, 7 and 8 is 76,945 rentable square feet, and that the current rentable square footage of each of floors 4, 5, 6, 7 and 8 is 15,389.

          4. Maintenance and Repairs.

               A. Tenant shall, throughout the Term, take good care of the Leased Premises and the fixtures and appurtenances therein. Subject to Article 9, Tenant shall be responsible for all damage or injury to the Leased Premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or nonstructural repairs, if caused by, or resulting from, omission, improper conduct or negligence of a Tenant Party, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant or occupant in the Leased Premises or any part thereof (except to the extent caused by the improper acts or negligence of a Landlord Party), or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant (except to the extent caused by the improper acts or negligence of a Landlord Party). Tenant shall also repair all damage to the Building and the Leased Premises caused by the moving of Tenant's fixtures, furniture and equipment (except to the extent caused by the negligence or willful misconduct of a Landlord Party). Tenant shall promptly make, at Tenant's expense, all repairs in and to the Leased Premises for which Tenant is responsible, which repairs shall be performed subject to the provisions hereof governing Tenant Changes. Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible, shall be performed by Landlord, at Tenant's reasonable expense.

               B. Except for those obligations of Tenant or to the extent caused by the negligence or willful misconduct of a Tenant Party, Landlord shall


                                      (4)
maintain in good working order and repair the exterior and the structural portions of the Building (including the sidewalks adjacent to the Building), including the structural portions of the Leased Premises (including the roof subject to Article 47), and the public portions of the Building interior and the Building plumbing, electrical, HVAC (so as to continue to be capable of meeting the specifications set forth in Exhibit J) and other Building systems serving the Leased Premises (except that Tenant shall be responsible for the maintenance of the VAC distribution system (ductwork) and the VAC machinery (if any) installed by Tenant other than damage thereto caused by the negligence or willful misconduct of a Landlord Party), as well as the freight and passenger elevators and security and life safety systems. Tenant agrees to give notice of any defective condition in the Leased Premises for which Landlord may be responsible hereunder promptly after Tenant becomes aware thereof.

               C. Except as otherwise expressly provided herein (including in Article 66), there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the Leased Premises, or in and to the fixtures, appurtenances or equipment thereof. Landlord shall cause all such work to be done in a commercially reasonable manner. It is specifically agreed that, except as otherwise expressly provided herein (including in Article 66), Tenant shall not be entitled to any setoff or reduction of Rent by reason of any failure of Landlord to comply with the covenants of this or any other Article of this Lease. The provisions of this
Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

          5. Window Cleaning. Tenant will not clean nor require, permit, suffer or allow any window in the Leased Premises to be cleaned from the outside in violation of Article 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

          6. Requirements of Law and Fire Insurance; Floor Loads.

               A. Subject to the last sentence of Section 42A, Tenant shall not at any time, prior to or during the Term, either directly or indirectly, use any contractors or labor or materials whose use in Landlord's reasonable judgment would create, or creates, any difficulty with other contractors or labor employed by Tenant or Landlord or others in the construction, maintenance or operation of the Leased Premises or the Property. Subject to Article 4 and
Article 50 hereof, nothing in this Lease shall require Tenant to make structural repairs or structural alterations unless Tenant has, by its manner of use of the Leased Premises or method of operation therein (other than mere generic office use) or by reason of the performance of any Tenant Changes, violated any Legal Requirements. Tenant may, after securing Landlord to Landlord's reasonable satisfaction against all reasonably foreseeable damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and from a company reasonably satisfactory to Landlord,


                                      (5)
contest and appeal any such Legal Requirements, provided same is done with all reasonable promptness and provided such appeal shall not (i) subject Landlord to prosecution for a criminal offense, or (ii) constitute a default under any Superior Lease or Superior Mortgage of the Property under which Landlord may be obligated (and a copy of which defaulting provisions Landlord has delivered to Tenant upon written request of Tenant), or (iii) cause the Leased Premises or any part thereof to be condemned or vacated, or (iv) subject Landlord to a civil penalty or fine unless Tenant indemnifies and holds Landlord harmless from and against all liabilities, costs, expenses, losses and damages in connection with or relating thereto.

               B. Tenant shall not do or permit any act or thing to be done (other than by a Landlord Party) in or to the Leased Premises which is contrary to Legal Requirements, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Leased Premises or the Building, or which shall or might subject Landlord to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the Leased Premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Leased Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article, and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Building or the Leased Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.

               C. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. To the best of Landlord's actual knowledge, the floor load of the office space portions of the Leased Premises is 50 pounds per square foot. All safes, business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.


                                      (6)

          7. OMITTED.

          8. Property Loss, Damage, Reimbursement, Indemnity.

               A. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence or willful misconduct of Landlord or any Landlord Party. Landlord or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said Building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the Leased Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by Legal Requirement) for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction.

               B. Subject to Article 44 B and the release and waiver set forth in Article 9E, Tenant shall indemnify and save harmless Landlord, Landlord's partners, members, agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's Affiliates, Tenant's agents, contractors, employees, invitees, subtenants or licensees (collectively, including Tenant, the "Tenant Parties"), of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of any Tenant Party. Tenant's liability under this Lease extends to the acts and omissions during the Term and any holdover period of any subtenant and any occupant of the Leased Premises, and of any agent, contractor, employee, invitee or licensee of any subtenant and any occupant of the Leased Premises during the Term and any holdover period. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld. Tenant shall not be obligated to make any indemnification as provided above in this paragraph to the extent such indemnification is prohibited under Article 5-322.1 of the New York General Obligations Law.

               C. Subject to Article 36, Article 44B and to Paragraph A of this Article, the release and waiver set forth in Article 9E and except as otherwise expressly provided in this Lease, Landlord shall indemnify and save harmless Tenant, Tenant's agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Tenant shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Landlord or by Landlord's agents, contractors or employees (collectively, including


                                      (7)

Landlord, the "Landlord Parties"), of any covenant or condition of this Lease, or the negligence or willful misconduct of any Landlord Party. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon written notice from Tenant, will, at Landlord's expense, resist or defend such action or proceeding by counsel approved by Tenant in writing, such approval not to be unreasonably withheld.

               D. The provisions of paragraphs B and C shall survive the expiration or sooner termination of this Lease.

          9. Destruction, Fire and Other Casualty.

               A. If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, and this Lease shall continue in full force and effect except as hereinafter set forth. If the Leased Premises are partially damaged or rendered partially unusable by fire or other casualty or if due to fire or casualty the Leased Premises are not accessible, the damage to the Leased Premises and the access thereto shall be repaired to the Restoration Condition by, and at the expense of, Landlord, and the Rent, until the date 20 days after the date such repair shall be substantially completed (or if sooner, the date Tenant reoccupies the damaged or inaccessible portion of the Leased Premises), shall be apportioned from the day following the casualty, according to the part of the Leased Premises which is usable by Tenant for the normal operation of Tenant's business or used by Tenant whichever is sooner.

               B. If the Leased Premises are totally damaged or rendered wholly unusable and/or inaccessible by fire or other casualty, then the Rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date 20 days after the date on which the Leased Premises and the access therefor shall have been repaired and restored by Landlord to the Restoration Condition (or if sooner, the date Tenant reoccupies the damaged portion of the Leased Premises), and the Rent shall be apportioned as provided in Paragraph A above), subject to Landlord's right to elect not to restore the same as hereinafter provided.

               C. If (i) the Leased Premises are rendered wholly unusable or wholly inaccessible as a result of fire or other casualty (whether or not the Leased Premises are damaged in whole or in part) or (ii) if the Building shall be so damaged that Landlord shall decide to demolish it, then, in either of such events, Landlord may elect to terminate this Lease by written notice to Tenant (the "Landlord Termination Notice"), given within ninety (90) days after such fire or other casualty, specifying a date for the expiration of this Lease, which date shall not be more than thirty (30) days after the giving of such notice, and upon the date specified in such notice the Term shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease, and Tenant shall forthwith quit, surrender and vacate the Leased Premises without prejudice however, to Landlord's rights and remedies against


                                      (8)

Tenant hereunder in effect prior to such termination, and any Rent owing shall be paid up to the specified date, and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. The election permitted to Landlord pursuant to this Paragraph C shall not be effective unless leases (including this Lease) covering an aggregate of at least sixty percent (60%) of the office rentable square feet in the Building are terminated.

               D. Unless Landlord or Tenant shall serve a termination notice as provided for in this Article 9, Landlord shall use commercially reasonable efforts to collect all applicable insurance proceeds, and shall, after receipt of all applicable insurance proceeds, make the repairs and restorations to the Restoration Condition under the conditions of Paragraphs 9A and 9B hereof, with all reasonable expedition, subject to delays resulting from Force Majeure. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Leased Premises, as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume 20 days after the Leased Premises are substantially complete in accordance with the provisions hereof. Anything contained herein to the contrary notwithstanding, if the applicable Rent Commencement Date has not occurred with respect to the part of the Leased Premises that is the subject of the abatement of Rent pursuant to this Article 9, then the Rent Commencement Date with respect to such part of the Leased Premises shall be extended one day for each day of the abatement period pursuant to this Article 9.

               E. Each party agrees to seek to have included in each of its fire and extended coverage and rent or business interruption insurance policies (insuring the Building and any other Landlord's property therein in case of Landlord, and insuring Tenant's property located in the Leased Premises, Tenant Changes and other Tenant's improvements and betterments in the case of Tenant), against loss, damage or destruction by fire or other casualty, an appropriate clause or endorsement pursuant to which the respective insurance companies waive the insurer's right of subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it may have against a third party during the Term, or if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its commercially reasonable efforts to obtain the same from another insurance company. Subject to the foregoing provisions of this Paragraph E and insofar as may be permitted by the terms of the insurance polices carried by it, each party hereby releases the other party (and any parties claiming by or through such other party), with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be,) occurring during the Term which is, or is required to be, insured under a policy or policies


                                      (9)

(inclusive of retentions and deductibles) containing a waiver of subrogation or permission to release liability, as provided in the preceding subsections of this subsection E. Nothing contained in this subsection E shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment, betterments and improvements and Tenant Changes and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

               F. Tenant hereby waives the provisions of Article 227 of the Real Property Law and agrees that the provisions of this Article 9 shall govern and control in lieu thereof.

               G. If the Leased Premises or any part thereof or the means of access thereto or building systems servicing the same shall be damaged by fire or other casualty, and Landlord is required to or elects to repair and restore the Leased Premises and common areas of the Building, Landlord shall, within ninety (90) days after such damage or destruction, provide Tenant with a written notice (the "Restoration Notice") of the estimated date (as determined by an independent architect or engineer or contractor selected by Landlord) on which the restoration of the Leased Premises (and access thereto) and the common areas of the Building affecting Tenant, if applicable, shall be substantially completed. If such estimated date is more than twelve (12) months after the date of such damage or destruction, Tenant may terminate this Lease by notice to Landlord, which notice shall be given within thirty (30) days after the date Landlord provides the Restoration Notice (time being of the essence), and such termination shall be effective upon the giving of Tenant's notice. Failure by Tenant to provide such notice within such thirty (30) day period shall be deemed an election by Tenant not to terminate this Lease except as expressly provided in the next sentence. In addition, if Tenant does not elect to terminate this Lease as set forth above in this Paragraph G, and if Landlord has not substantially completed the required repairs and restored the Leased Premises and access thereto within 12 months (or such longer period as was originally estimated in the Restoration Notice, as such 12-month period may be extended by sixty (60) days or for up to ninety (90) additional days for Force Majeure provided that in the case of Force Majeure Landlord has given Tenant written notice of such extension) (such date, the "Restoration Date"), then Tenant shall have the further right to elect to terminate this Lease upon written notice to Landlord within thirty (30) days after the expiration of the Restoration Date (time being of the essence) and such election shall be effective upon the expiration of thirty (30) days after the date of such notice from Tenant, unless Landlord substantially completes such restoration as provided herein within such thirty (30) day period.

               H. As used in this Article 9, "substantially completed" means that Landlord has restored the applicable portion of the Leased Premises and/or the Building to substantially the Restoration Condition.


                                      (10)

          10. Eminent Domain.

               A. If all or substantially all of the Building or the Leased Premises or access thereto shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking") as if that were the date originally set forth as the Expiration Date of this Lease, and the Rent shall be prorated and adjusted as of such date.

               B. If more than twenty (20%) percent of the Leased Premises shall be so taken and the remaining area of the Leased Premises shall not be sufficient, in Tenant's reasonable judgment, for Tenant to continue the operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within thirty (30) days after the Date of the Taking (time being of the essence) and this Lease shall terminate on the Date of the Taking, and the Fixed Annual Rent (shall be prorated and adjusted as of the Date of the Taking as if that were the date originally set forth as the Expiration Date. Upon a partial taking and this Lease continuing in force as to any part of the Leased Premises, the Rent shall be adjusted according to the rentable area remaining (taking into account whether the remaining portion of the Leased Premises is a portion of the Office Premises or the Basement Premises). Anything contained herein to the contrary notwithstanding, if the applicable Rent Commencement Date has not occurred with respect to the part of the Leased Premises that is the subject of the abatement of Rent pursuant to this Article 10, then the Rent Commencement Date with respect to such part of the Leased Premises shall be extended one day for each day of the applicable abatement period pursuant to this Article 10.

               C. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease, including the value of any unexpired portion of the Term, and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article 10. Tenant hereby expressly assigns to Landlord all of its right, title, and interest in and to every such award or payment; provided, however, that Tenant shall have the right to make a separate claim for its relocation expenses, and for any of Tenant's fixtures and personal property taken other than that for which Tenant used any portion of Landlord's Contribution.

               D. If the temporary use or occupancy of all or any part of the Leased Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled to receive the entire award or payment for such taking and this Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay the Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the Leased Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such


                                      (11)

Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Annual Rent and Additional Rent have been paid, shall be held and applied by Landlord as a trust fund for payment of the Rent becoming due hereunder.

          11. OMITTED.

          12. OMITTED.

          13. Access to Leased Premises.

               A. Landlord and Landlord's agents shall have the right (but shall not be obligated) to enter the Leased Premises in any emergency or at the direction of any governmental or quasi-governmental authority or governmental agent at any time, and shall also have the right to enter the Leased Premises at other times for other reasons (which include, without limitation, for the purpose of making repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Leased Premises or to any other portion of the Building or which Landlord may elect to perform); provided, however, and notwithstanding any contrary provision of this Lease except in case of emergency or at the direction of any governmental authority or governmental agent, Landlord shall give Tenant at least one Business Day's notice of such entry. Tenant shall have the right to cause a representative of Tenant to accompany Landlord on any such entry into the Leased Premises. Tenant shall permit Landlord to use, maintain and replace pipes, ducts, and conduits in and through the Leased Premises and to erect new pipes, ducts, and conduits therein, but (notwithstanding anything to the contrary herein) only if they are concealed within the then-existing walls, floors, or ceilings or if not commercially reasonable then boxed. Landlord may, during the progress of any work in the Leased Premises, take all necessary materials and equipment into said Leased Premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise, except as set forth in Article 66. In performing such work, Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant's business. Landlord shall not store any unreasonable amounts of construction materials or equipment in the Leased Premises.

               B. Subject to the notice requirements of Paragraph 13A, throughout the Term hereof, Landlord shall have the right to enter the Leased Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last twelve (12) months of the Term, for the purpose of showing the same to prospective tenants. If, in any emergency or at the direction of any governmental or quasi-governmental authority or governmental agent Tenant is not present to open and permit an entry into the Leased Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to


                                      (12)
safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor shall the obligations of Tenant hereunder be affected.

               C. Any reservation of a right by Landlord to enter upon the Leased Premises to inspect the same and/or to make or perform any repairs, alterations, or other work in, to, or about the Leased Premises which, in the first instance, is Tenant's obligation pursuant to this Lease, shall not be deemed to (i) impose any obligation on Landlord to do so, (ii) render Landlord liable to Tenant or any third party for the failure to do so, or (iii) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

          14. Vault, Vault Space, Area. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building, is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to, the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

          15. Occupancy; Certificate of Occupancy.

               A. Tenant will not at any time use or occupy the Leased Premises in violation of the certificate of occupancy issued for the Building, provided that the certificate of occupancy permits the Leased Premises to be used for "office" use. Landlord makes no representation as to the condition of the Leased Premises, and Tenant agrees to accept the same subject to violations, whether or not of record, except as expressly provided herein to the contrary, subject, however, to Landlord's other obligations hereunder.

               B. In the event of a building code violation affecting the Office Premises or the Building that prevents Tenant from obtaining a building permit for Tenant's Initial Changes, Landlord agrees to cause any such violation to be cured and removed as of record, but shall not be obligated to take any action under this paragraph B regarding such violation to the extent that such violation did not actually prevent Tenant from obtaining a building permit. In the event Tenant has taken all necessary action to obtain a building permit but is actually prevented from obtaining a building permit solely because of any such violation, the First Rent Commencement Date and/or the Extra Floor Rent Commencement Date, as the case may be, shall be extended by the number of days to the extent that Tenant was actually delayed in obtaining a building permit because of such violation and Tenant shall not commence


                                      (13)
the performance of the Tenant's Initial Changes as a result thereof. In the event that (i) Tenant takes occupancy of and uses (or attempts to take occupancy of and/or use) the Office Premises for Permitted Uses prior to the issuance of a temporary certificate of occupancy (the "TCO"), (ii) Tenant has obtained and delivered to Landlord all final sign-offs required by law in connection with Tenant's Work in order for Landlord to apply for or obtain a TCO, (iii) the failure to obtain the TCO is not caused by the acts or omissions of Tenant, its agents or contractors (including those related to or arising from Tenant's Initial Changes), and (iv) a violation results solely and directly from Tenant's mere use for a Permitted Use as opposed to a particular manner of use, Landlord shall pay any and all fines solely and directly resulting from such violation(s); it being understood and agreed that (except as expressly provided in this Paragraph B) Tenant shall not be entitled to a reduction or abatement of Fixed Annual Rent or other compensation on account of the failure to obtain such TCO. Anything contained herein to the contrary notwithstanding, and without limiting the foregoing provisions of this Article 15B, in the event that Tenant is required to vacate or is prevented from taking occupancy of the Office Premises solely as a result of a final unappealable order issued by a judicial or other governmental agency to cease and desist occupancy of the Office Premises based on non-issuance of a certificate of occupancy for the Office Premises, (or is otherwise required by Legal Requirements to vacate or is prohibited by Legal Requirements from taking occupancy), and violation of such order or other Legal Requirement would subject Tenant or its officers, directors, employees or shareholders to criminal liability which will result in imprisonment, and so long as Tenant actually vacates the entire Office Premises or is prevented from taking occupancy, as the case may be, and such order or other Legal Requirement was not the result of any Tenant Changes or any act or omission of Tenant, its agents, contractors or subcontractors (other than mere occupancy and use, or attempted occupancy and use, of the Office Premises for a Permitted Use as opposed to a particular manner of use), the Fixed Annual Rent for the Office Premises shall abate from the date Tenant actually vacates the Office Premises until such time as the entire Office Premises may be occupied or is occupied for the operation of its business (or if the Rent Commencement Date has not yet occurred, the Rent Commencement Date shall be extended by the number of days that Tenant's initial occupancy was postponed, or by the number of days that Tenant was not permitted to occupy). If notwithstanding such order being issued, Landlord shall request Tenant to occupy the Office Premises and provided such occupancy shall not subject Tenant or its officers, directors or employees to criminal liability and Tenant is able to conduct its ordinary business in the Office Premises, Tenant shall occupy the Office Premises and Landlord shall indemnify and hold Tenant harmless from and against any fines, penalties (and any judgment in connection therewith) and costs and expenses including, without limitation, reasonable attorney's fees and disbursements, incurred or suffered by Tenant arising out of such occupancy.

               C. Tenant at its cost and expense shall be responsible for securing administrative sign offs from all necessary municipal agencies required for compliance with New York City codes on applications filed for Tenant Changes and shall deliver a letter of completion to Landlord or its agent. Thereupon Landlord will


                                      (14)
proceed with the necessary steps to schedule and coordinate a certificate of occupancy inspection with the Department of Buildings.

               D. Landlord shall diligently and in a commercially reasonably manner, at its sole cost and expense, seek to obtain a permanent certificate of occupancy for the Building, and until such time as Landlord obtains a permanent certificate of occupancy, Landlord shall at all times, after obtaining the first TCO as provided in this Lease, keep a TCO in effect, which TCO or permanent certificate of the occupancy for the Building shall permit "office" use.

16. Bankruptcy.

               A. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant after the happening of any one or more of the following events: (i) within 90 days after the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor, if any, of any of Tenant's obligations under this Lease) as the debtor; or (ii) within 30 days after the making by Tenant (or a guarantor, if any, of any of Tenant's obligations under this Lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Leased Premises but shall forthwith quit and surrender the Leased Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this Lease or responsible for Tenant's obligations under this Lease.

               B. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Paragraph 16A hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Leased Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the Leased Premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Leased Premises or any part thereof be re-let by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Leased Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings


                                      (15)
in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

               C. Without limiting any of the foregoing provisions of this
Article 16 or Articles 17 or 18 hereof, if, pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the obligations contained in Article 48 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of six (6) months Fixed Annual Rent then reserved hereunder plus an amount equal to all Additional Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, sixty (60%) percent of such consideration shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a tangible net worth, exclusive of good will, equal to at least ten (10) times the aggregate of the Fixed Annual Rent reserved hereunder plus all Additional Rent for the preceding calendar year as aforesaid.

          17. Default.

               A. If (i) Tenant defaults in the payment of Rent (a "Payment Default"); or (ii) Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or additional rent; if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the Leased Premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under ss.365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) Business Days' written notice, to redeposit with Landlord any portion of the security deposit hereunder which Landlord has applied to the payment of any Rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Landlord and Tenant after the applicable notice and cure periods set forth therein; then, in any one or more of such events, upon Landlord serving a written thirty (30) days' notice (or in the case of a Payment Default, a written five (5) Business Days' notice which may be the demand notice as provided in Article 7 of the New York State Real Property Actions and Proceedings Law) upon Tenant specifying the nature of said default, and upon the expiration of said thirty (30) days (or in the case of a Payment Default, five
(5) Business Days), if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be other than a Payment Default and shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, or shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written five
(5) days' notice of cancellation of this


                                      (16)

Lease upon Tenant (a "5-Day Notice"), and upon the expiration of said five (5) days this Lease and the Term shall end and expire as fully and completely on the expiration of such five (5) day period, and Tenant shall then quit and surrender the Leased Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

               B. If the 5-Day Notice provided for in the Paragraph 17A hereof shall have been given, and the Term shall expire as aforesaid; then, and in any of such events, Landlord may without notice, re-enter the Leased Premises and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Leased Premises, and remove their effects and hold the Leased Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

               C. Landlord shall not be deemed in default in fulfilling any of the covenants of this Lease unless and until Tenant serves a written five (5) Business Days' notice upon Landlord specifying the nature of said default, and Landlord's failure to comply with or remedy such default within said five (5) Business Days or if the said default or omission complained of shall be other than a Payment Default and shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Landlord shall not have diligently commenced curing such default within such five (5) day period, or shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default. The provisions of this paragraph C are expressly subject to, and shall in no event limit, the rights and remedies of Tenant under Articles 1G, H, I, J, 41, 42, and 66.

          18. Remedies of Landlord and Waiver of Redemption.

               A. In case of any such re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (ii) Landlord may re-let the Leased Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or (iii) Tenant or the legal representatives of Tenant shall also pay to Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, and any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the Term. The failure of Landlord to relet the Leased Premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in good faith in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the Leased Premises in good order or for preparing the same for re-letting. Any such reasonable liquidated damages shall be


                                      (17)
paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Leased Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Leased Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Leased Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Leased Premises, or in the event that the Leased Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder.

               B. In lieu of the remedies set forth in Article 18A, Landlord, upon a termination of the Lease pursuant to Article 17, may collect as damages the amount set forth in Article 16A.

               C. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby waives any and all rights of redemption granted by or under any expressly present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

          19. Fees and Expenses.

               A. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any Article of this Lease, after applicable notice and cure periods (except in an emergency), then, unless otherwise provided elsewhere in this Lease, Landlord may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Landlord, in connection with the foregoing, or in connection with any default by Tenant hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Landlord for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor. If the Term shall have expired at the time of making of such


                                      (18)
expenditures or incurring of such obligations, such sums shall be recoverable by Landlord, as damages.

               B. If Tenant, in connection with any default by Landlord hereunder after applicable notice and cure periods, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Landlord will reimburse Tenant for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Landlord's default shall be paid by Landlord to Tenant within ten (10) days of rendition of any bill or statement to Landlord therefore and if not, Tenant may, at its election, offset such amount against the Rent next coming due. If the Term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Tenant, as damages.

          20. Building Alterations and Management. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, and provided that there is no material adverse effect on the services provided to Tenant and Tenant has reasonable access to the Office Premises and to the Basement Premises (subject to Article 65 hereof) and to the common areas of the Building, to change the arrangement and/or location of public areas of the Building such as the following public areas: public entrances, (provided however Landlord agrees, upon completion of Landlord's Common Area Improvements, not to eliminate the 41st Street lobby and entrance to the Building on 41st Street), passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building, and (subject to Tenant's possible rights under Article 63) to change the name, number or designation by which the Building may be known. Without limiting the provisions of the foregoing sentence, if Landlord elects to change the address of the Building (including, without limitation, by denoting the address of the Building by reference to an area of Manhattan, such as Bryant Park or Times Square), then at Landlord's request, Tenant shall cooperate with Landlord to register such new address with the U.S. Postal Service (or other applicable governmental agency, as necessary or advisable). Subject to Article 66, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Landlord shall have the right to impose and Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such controls on access and the manner of access to the Building by Tenant Parties and Tenant's social or business visitors as Landlord may deem necessary for the security of the Building and its occupants (but in no event will Landlord impose or enforce such controls in a discriminatory manner against Tenant).

          21. No Representations by Landlord. Except as expressly provided in this Lease, neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Leased Premises, the rents, leases, expenses of operation or any other


                                      (19)
matter or thing affecting or related to the Leased Premises, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this Lease. Except for the Existing Lease and the Surrender Agreement, all understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          22. OMITTED

          23. Quiet Enjoyment. Landlord covenants and agrees with Tenant that while this Lease is in full force and effect and so long as Tenant is not in default after notice and expiration of any applicable cure period, Tenant may peaceably and quietly enjoy the Leased Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages mentioned herein.

          24. Failure to Give Possession. If Landlord is unable to give possession of the Leased Premises on the dates as and when set forth in this Lease because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the Leased Premises or Building has not been sufficiently completed to make the Leased Premises ready for occupancy in accordance with the terms hereof, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Landlord shall not be subject to any liability (subject however to Article 1G, H and I) for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term, but the Rent payable hereunder shall be abated until Landlord delivers possession in condition required by this Lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Article 223-a of the New York Real Property Law.

          25. No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord or payment by Tenant of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment


                                      (20)
by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No payment by Landlord or receipt by Tenant of a lesser amount than properly due under this Lease shall be deemed to be other than on account and Tenant may accept such check or payment without prejudice to Tenant's right to recover the balance thereof or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the expiration of this Lease, and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or a surrender of the Leased Premises.

          26. Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use of, or occupancy of, the Leased Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any proceeding or action for possession, including a summary proceeding for possession of the Leased Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for mandatory counterclaims.

          27. Inability to Perform. This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused (except to the extent expressly set forth in this Lease, including Article 66) because Landlord is unable to fulfill any of its obligations under this Lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Landlord is prevented or delayed from so doing by reason of Force Majeure. In any event Landlord agrees to use commercially reasonable efforts to perform its obligations under this Lease.

          28. OMITTED.

          29. Services Provided by Landlord. As supplemented by the provisions of Article 49, during the Term, Landlord shall provide the following services:


                                      (21)

               A. at least four (4) elevators that serve floors 1 through 10 (at least two (2) of which shall be passenger elevators and at least one of which shall be a freight/passenger elevator) in the 41st Street lobby during Business Hours on Business Days, with at least one (1) passenger elevator subject to call in the 41st Street lobby at all other times;

               B. except for the Basement Premises, heat to the Leased Premises in accordance with the specifications on Exhibit J, during Business Hours;

               C. except for the Basement Premises, hot and cold water for ordinary lavatory purposes; cold water for make-up water to humidification systems in the data center; and cold water for ordinary pantry and cleaning purposes; provided, however, if in Landlord's good faith judgment Tenant uses or consumes water for any other purpose or in unusual quantities, Landlord may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; and provided further that Tenant expressly acknowledges that the electricity for any hot-water heater providing hot water to the Leased Premises or any portion thereof shall be measured on Tenant's submeter(s) and, accordingly, that all electrical charges therefor shall be paid by Tenant;

               D. except for the Basement Premises, condenser water for the base building air conditioning/cooling in accordance with the specifications set forth on Exhibit J during Business Hours, and access to outside air for ventilation in accordance with the specifications set forth on Exhibit J, 24 hours a day, 365 days a year. Landlord will also make available to Tenant for its supplemental needs up to 50 tons of condenser water, 24 hours a day, 365 days a year, at an annual cost of $500 per ton (and Tenant shall pay no tap-in fee).

               E. Subject to Landlord's obligations under Article 27 and to
Article 66, Landlord reserves the right to stop services of the heating, ventilating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord, or to comply with Legal Requirements, for as long as may be reasonably required by reason thereof. Landlord agrees to use commercially reasonable efforts to mitigate such interruption of services.

          30. Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

          31. Construction of Certain Terms. The term "office", or "offices", wherever used in this Lease, shall not be construed to mean premises used as a retail store or stores, for the retail sale at any time, of goods, wares or merchandise, of any


                                      (22)
kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing other than sample making.

          The term "Landlord" means a landlord or lessor, and as used in this Lease means only the Landlord, or the mortgagee in possession for the time being, of the Property (or the landlord of a lease of the Building or of the Property) of which the Leased Premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said Property, or of this Lease, or in the event of a lease of said Building, or of the Property, the said Landlord shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser, grantee, assignee or transferee or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder.

          The words "re-enter" and "re-entry as used in this Lease are not restricted to their technical legal meaning.

          Wherever it is expressly provided in this Lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably withheld, delayed or conditioned.

          32. Adjacent Excavation Shoring. If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the Leased Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building, of which Leased Premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. Landlord agrees to endeavor to have such person use commercially reasonable efforts to minimize interference with the conduct of Tenant's business.

          33. Rules and Regulations. Tenant and Tenant's employees, agents, visitors, subtenants and licensees shall observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit H and such other and further reasonable Rules and Regulations as Landlord and Landlord's agents may from time to time adopt (collectively, the "Rules and Regulations") upon reasonable advance notice to Tenant (but in no event less than 30 days except in compliance with and as required by Legal Requirements). In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association ("AAA"), whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service or a notice, in


                                      (23)
writing, upon Landlord, within thirty (30) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees, provided, however, that the Rules and Regulations shall be enforced against Tenant only in a nondiscriminatory manner.

          34. Annual Escalation for Fixed Annual Rent in Lieu of Operating Expense. In lieu of a passthrough of operating expenses hereunder, Tenant shall pay to Landlord the increases in Fixed Annual Rent set forth on Schedule 1 resulting from the CPI Adjustment.

          35. Estoppel Certificate.

               A. Tenant, at any time, and from time to time, upon at least ten
(10) days prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Rent and Additional Rent have been paid, and stating whether or not, to Tenant's knowledge, there exists any default by Landlord under this Lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

               B. Landlord, at any time, and from time to time, upon at least ten (10) days prior notice by Tenant, shall execute, acknowledge and deliver to Tenant, and/or to any other person, firm or corporation specified by Tenant, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Rent and has been paid, and stating whether or not, to actual Landlord's knowledge, there exists any default by Tenant under this Lease, and, if so, specifying each such default and such other information as shall be required of Landlord.

          36. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns. Tenant shall look only to Landlord's estate and interest in the Property, and any insurance proceeds thereof, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect


                                      (24)
to, this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Leased Premises.

          37. Certain Defined Terms. In addition to the other terms which are elsewhere defined in this Lease, each of the following capitalized terms has the meaning set forth below:

          "AAA" is defined in Article 33.

          "ADA" is defined in Article 48C.

          "Additional Rent" is defined in Article 1B.

          "Affiliate" is defined in Article 48N.

          "Available" is defined in Article 60 M(ii).

          "Basement Premises" means a single unit containing approximately 1,000 square feet in a location designated by Landlord in the basement of the Building.

          "Basement Commencement Date" means the date on which Landlord delivers possession of the Basement Premises to Tenant vacant, broom clean, with demising walls constructed, a door with hardware installed and lighting installed and free of all asbestos.

          "Basement Rent Commencement Date" means the date six (6) months after the Basement Commencement Date; provided, however, if after the Basement Commencement Date, Tenant can demonstrate that solely as a direct result of a Landlord Delay, Tenant was actually delayed in taking possession of the Basement Premises, the Basement Rent Commencement Date will be extended by the number of days of such Landlord's Delay.

          "Building" means the building, fixtures, equipment and other improvements and appurtenances known as 114 West 41st Street and as 113-119 West 40th Street in the Borough of Manhattan, City, County and State of New York.

          "Business Days" is defined in Article 49A.

          "Business Hours" is defined in Article 49A.

          "Commencement Date" means the First Commencement Date, the Extra Floor Commencement Date (if any), and/or the Basement Commencement Date.

          ""CPI Adjustment" means 100%, plus the lesser of (A) 1.5% and (B) five
(5) times the percentage increase (if any) in the CPI-U for the month immediately preceding the first month of each Rent Year commencing with the Second Rent Year over the CPI-U for the same calendar month in the preceding calendar year. The


                                      (25)
increase in the Consumer Price Index shall be determined on an annual basis, except that there shall be excluded from the computation thereof any month or months or years during which the percentage increase in the Consumer Price Index shall be zero or a negative number, and only months or years with "positive" percentages shall be considered.

          "CPI-U" means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for New York-Northern N.J.-Long Island, for all Urban Consumers, All Items (1982-84=100), or a successor or (if there is no longer a CPI-U or successor thereto) a reasonable substitute index appropriately adjusted.

          "Electric Company" is defined in Article 39A.

          "Existing Lease" is defined in the definition of "Surrender
Agreement."

          "Exhibit C" means Exhibits C-1, C-2 and C-3, collectively.

          "Extra Floor" means the 5th floor, unless the 5th floor is a part of the Initial Premises.

          "Extra Floor Commencement Date" means (if the Extra Floor is not part of the Initial Premises) the date on which the Extra Floor is delivered to Tenant vacant and with the Pre-Commencement Date Work thereon Substantially Completed and otherwise in accordance with the requirements of this Lease; provided, however, that if and to the extent that the Extra Floor Commencement Date is delayed due to any Tenant Delay, then such Extra Floor Commencement Date shall be deemed to have occurred as of the date that it would have occurred if such Tenant Delay had not taken place.

          "Extra Floor Rent Commencement Date" means the date six (6) months after the Extra Floor Commencement Date, provided, however, if after the Extra Floor Commencement Date, Tenant can demonstrate that solely as a direct result of Landlord Delay, Tenant is actually delayed from performing Tenant's Initial Changes on the Extra Floor and Tenant is actually delayed in taking possession of the Extra Floor for the ordinary conduct of its business, the Extra Floor Rent Commencement Date will be extended by the number of days of such Landlord Delay, provided further however, the extension of the Extra Floor Rent Commencement Date shall be prorated and applicable only to that area of the Extra Floor directly impacted or directly affected by a Landlord Delay or failure to timely complete an item or items of work as shown on Exhibit C ("Affected Area"), provided further however, if any additional area of the Extra Floor is also affected or impacted and Tenant is able to demonstrate such effect or impact to Landlord's reasonable satisfaction (notwithstanding that all of Landlord's Work is completed in such additional area), such additional area of the Extra Floor shall also be deemed an Affected Area for the purposes of extending the Extra Floor Rent Commencement Date.


                                      (26)

          "First Commencement Date" means the date the Initial Premises is delivered to Tenant vacant and with the Pre-Commencement Date Work thereon Substantially Completed and otherwise in accordance with the requirements of this Lease; provided, however, that if and to the extent that the First Commencement Date is delayed due to any Tenant Delay, then such First Commencement Date shall be deemed to have occurred as of the date that it would have occurred if such Tenant Delay had not taken place.

          "First Rent Commencement Date" means the date six (6) months after the First Commencement Date, provided, however, if after the First Commencement Date, Tenant can demonstrate that solely as a direct result of a Landlord Delay, Tenant is actually delayed from performing Tenant's Initial Changes in the Initial Premises and Tenant is actually delayed in taking possession of the Initial Premises for the ordinary conduct of its business, the First Rent Commencement Date will be extended by the number of days of such Landlord Delay, provided further however, the extension of the First Rent Commencement Date shall be prorated and applicable only to that area of the Initial Premises directly impacted or directly affected by a Landlord Delay or failure to timely complete an item or items of work as shown on Exhibit C ("Affected Area"), provided further however, if any additional area of the Initial Premises is also affected or impacted and Tenant is able to demonstrate such effect or impact to Landlord's reasonable satisfaction (notwithstanding that all of Landlord's Work is completed in such additional area), such additional area of the Initial Premises shall also be deemed an Affected Area for the purposes of extending the First Rent Commencement Date.

          "Fixed Annual Rent" is defined in Article 1.

          "Force Majeure" means the inability to fulfill any obligations under this Lease or the inability to supply, or to be delayed in supplying, any service expressly or impliedly to be supplied or the inability to make, or to be delayed in making any repair, additions, alterations or decorations or the inability to supply, or to be delayed in supplying, any equipment or fixtures if prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord's reasonable control other than lack of funds, including, but not limited to government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war, civil disturbance or other emergency, expressly excluding, in all cases, lack of funds.

          "Initial Premises" means (a) the full floors of the portion of the Leased Premises located on floors 4, 6, 7 and 8 of the Building (if possession of the 5th floor is not delivered at the same time as such floors), or (b) the full floors of the Leased Premises located on floors 4, 5, 6, 7 and 8 of the Building.

          "Landlord's Agent" means George Comfort & Sons, Inc.

          "Landlord's Contribution" means $3,077,800.00, subject to Article 42.


                                      (27)

          "Landlord Delay" means actual delay to Tenant occurring after the Commencement Date or the Extra Floor Commencement Date, as the case may be, (i) in commencing, performing and/or completing Tenant's Initial Changes to the Initial Premises and/or the Extra Floor and (ii) in taking possession of the Initial Premises and/or the Extra Floor for the ordinary conduct of its business (provided that Tenant is not using the Initial Premises or the Extra Floor, as the case may be, for any purpose other than performing Tenant Changes), as to which Tenant has given Landlord prompt notice, and which delay is due solely to either of the following:

          (a) failure of Landlord to Substantially Complete the Post-Commencement Work on or before the respective dates set forth on Exhibit C other than because of a Tenant Delay or Force Majeure (to the extent such Force Majeure delay does not exceed 90 days in the aggregate), except if as a result of the failure described in this clause (a) such failure shall only actually delay Tenant in taking possession of the Initial Premises and/or the Extra Floor, as the case maybe, for the ordinary conduct of its business and Tenant is not using the Initial Premises or the Extra Floor for any purpose other than performing Tenant's Changes, such failure shall be considered a Landlord Delay; and

          (b) three (3) Business Days after Landlord has notice of the existence of asbestos in the Office Premises which Landlord is obligated to remove under
Article 41J

          "Latest Rent Commencement Date" means the First Rent Commencement Date or if later, the Extra Floor Rent Commencement Date.

          "Leased Premises" means (1) all of floors 4, 5, 6, 7 and 8 of the Building shown on Exhibit A, other than the cross-hatched sections (except that during any period that the Extra Floor has not yet been delivered, the Leased Premises shall not include floor 5) and (2) the Basement Premises. For avoidance of doubt, the Leased Premises do not include the following areas, if and to the extent cross-hatched on Exhibit A: those elevators, fire stairways, telecom closets, equipment rooms and certain other enclosed areas reserved by Landlord for electrical, plumbing, telecommunications, or utilities services, or for other systems, services, or structural components serving the Building.

          "Legal Requirements" is defined in Article 50.

          "New Tenant Rights" shall mean the extension or renewal rights of any tenant with respect to ROFO Premises that such tenant leases pursuant to Article 60I and 60J hereof.

          "Office Premises" means the Leased Premises other than the Basement Premises.

          "Permitted Conduits" is defined on Exhibit C-1.


                                      (28)

          "Permitted Uses" means, as to the Office Premises, general, executive and administrative offices, showrooms, sample making and design rooms of Tenant subject to all Legal Requirements, and as to the Basement Premises, means storage only of Tenant's personal property.

          "Portion" means any one or more full floors of the Initial Premises.

          "Property" means the Building and the land (the "Land") on which the Building is situated (also known as Block 993, Lot 22).

          "Rent" is defined in Article 1.

          "Rent Commencement Date" means the First Rent Commencement Date, the Extra Floor Rent Commencement Date (if any) or the Basement Rent Commencement Date.

          "Restoration Condition" means (A) as to the common areas of the Building, that such areas have been restored to the substantially similar or comparable condition they were in immediately prior to the casualty; (B) as to the Leased Premises, that the Leased Premises are in substantially the same condition they were required to be in upon Substantial Completion of all Landlord's Work.

          "Rent Year" is defined on Schedule 1.

          "Security Deposit" is initially $2,000,000, as more particularly set forth in Article 59.

          "Substantially Complete" or "Substantial Completion" is defined in
Article 41G.

          "Surrender Agreement" means the Surrender Agreement among
Landlord, Hampshire Designers Inc., and Tenant, dated the date hereof with respect to the existing lease dated April 4, 1996 between ERV Trust, DRH Trust, Estate of Sybil B. Brown, as Owner, and Hampshire Designers Inc., as Tenant, relating to the 21st and 22nd floors of the Building (such lease as amended, modified and extended from time to time, the "Existing Lease"),

          "Tenant Delay" means actual delay (as to which Landlord has given Tenant prompt notice) affecting Landlord's Work resulting in a delay in a Commencement Date or a Rent Commencement Date, due to (i) Landlord's performance of any work which Landlord is not required to perform under this Lease, and which work was requested by Tenant; (ii) the failure of Tenant to submit, within the time periods set forth on Exhibit C-1, any plans and/or specifications (including supplying information, approving plans, specifications or estimates, giving authorizations) if and to the extent required under Items A3 or D2 of Exhibit C-1 or Tenant's failure to cooperate to agree on a pathway as specified in item C2 on Exhibit C-1; or (iii) caused in whole or in part by default on the part of Tenant.


                                      (29)

          "Tenant Parties" is defined in Article 8B.

          "Tenant's Broker" means CB Richard Ellis, Inc.

          "Tenant's Percentage" means 22.562%; or (prior to delivery of the 5th floor) 18.050%.

          "Term" is defined in Article 1A.

          38. Real Estate Tax Escalation Payments.

               A. For each Tax Year (hereinafter defined) during the Term, Tenant shall pay, as Additional Rent, the Tax Payment (hereinafter defined) for such Tax Year.

               B. Tax Definitions.

                    (i) The term "Real Estate Taxes" shall mean the sum of (a) the real estate taxes and assessments, business improvement district taxes, charges and assessments, and special assessments, vault taxes, government levies, municipal taxes, county taxes and any governmental charge, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, levied, assessed or imposed upon the Property, and on any rights or interests appurtenant thereto, payable by Landlord for any Tax Year and (b) reasonable costs and attorneys' and experts' fees and court or other administrative costs and disbursements incurred by Landlord, or any of its agents or contractors, in connection with tax certiorari proceedings instituted and negotiations prior to instituting formal proceedings, for the purposes of reducing any Real Estate Taxes. If, at any time during the Term, the methods of taxation prevailing as of the date of this Lease shall be altered so that, in lieu of, or as an addition to, or as a substitute for, the whole or any part of the real estate taxes, assessments, levies, impositions or charges now levied, assessed or imposed, there shall be levied, assessed or imposed a tax, assessment, levy, imposition or charge wholly or partially as a capital levy, or on the rents, licenses or other charges received with respect to the Property, then all such taxes, assessments, levies, impositions or charges payable shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. A true and correct copy of the applicable tax bill of The City of New York or other taxing authority imposing Real Estate Taxes on the Property shall be evidence of the amount of Real Estate Taxes and shall accompany any Tax Statement or demand by Landlord for any Tax Payment. Notwithstanding the fact that the aforesaid Additional Rent is measured by Real Estate Taxes, such amount is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Real Estate Taxes for any reason whatsoever.

                    (ii) Notwithstanding anything to the contrary contained herein but subject to the provisions of the second sentence of subparagraph 2(a) above, the term "Real Estate Taxes" shall exclude (a) net income, gross receipts, franchise, "value added" or similar taxes; gains, transfer, succession, gift, excise, profit,


                                      (30)
unincorporated business or any capital stock tax; special assessments expressly levied against another tenant or occupant in the Building due to improvements made by such other tenant or occupant; and inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Land or Building, and (b) fines for violations of law, and penalties and interest for the late payment of Real Estate Taxes to the extent that Tenant has duly and timely made all Tax Payments.

                    (iii) The term "Base Tax Year" shall mean the period commencing July 1, 2008 and ending June 30, 2009.

                    (iv) The term "Tax Year" shall mean each twelve (12) month fiscal period commencing on July 1 and ending on June 30 of the following year, any portion of which fiscal period occurs during the Term.

                    (v) "Tax Payment" means (a) the amount by which the Real Estate Taxes payable for a Tax Year exceed the Real Estate Taxes payable for the Base Tax Year, multiplied by (b) Tenant's Percentage.

               C. Tax Payments.

                    With respect to each Tax Year after the Base Year occurring in whole or in part during the Term, Tenant shall pay to Landlord the Tax Payment in the manner hereinafter described. At any time after the date which is thirty (30) days prior to the commencement of each Tax Year after the Base Year, Landlord may furnish to Tenant a written statement (a "Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year, the amount of Real Estate Taxes for the Base Tax Year, Tenant's Percentage and the amount of the Tax Payment (if any) for such Tax Year. Tenant shall pay the Tax Payment for each such Tax Year to Landlord as Additional Rent in two installments within 20 days after receipt by Tenant of the Tax Statement; provided, however, that unless the Real Estate Taxes become payable in more frequent installments, the due dates of any such installment shall not be less than 180 days after the prior such payment but in any event not less than 30 days prior to the date Landlord is obligated to pay the Real Estate Taxes without interest or penalty.

               D. Landlord shall timely seek to reduce the assessed valuation of the Property on an annual basis (and only Landlord shall be entitled to institute tax reduction or other proceedings to reduce the assessed valuation of the Property, the Land or the Building). Should Landlord be successful in any such reduction proceedings and obtain a refund or reduction of any Real Estate Taxes for any Tax Year for which Tenant has paid the Tax Payment, Landlord shall credit against the Rent next coming due Tenant's Percentage of such net refund (to the extent of the Tax Payment paid by Tenant).

               E. In the event that the assessed valuation which had been utilized in computing the Real Estate Taxes payable for the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise, but subject to the proviso at the end of this subsection) then (i) the Real Estate Taxes for


                                      (31)
the Base Tax Year shall be retroactively adjusted to reflect such reduction,
(ii) all Tax Payments theretofore made by Tenant shall be recalculated based on the reduced amount of Real Estate Taxes for the Base Tax Year and (iii) all amounts due from Tenant to Landlord by reason of such recalculation shall be payable by Tenant to Landlord within ten (10) days after the rendition of a demand therefor; provided, however, and notwithstanding anything to the contrary in this Lease, in no event shall the calculation of Base Year Taxes or Real Estate Taxes for a Tax Year subsequent to the Base Tax Year for purposes of calculating the Tax Payment hereunder reflect any temporary or permanent reduction in the assessed valuation for the Property, or otherwise in the Base Year Taxes or Real Estate Taxes for a Tax Year subsequent to the Base Tax Year, which reduction is due to a tax abatement program (regardless of whether such abatement has actually caused a reduction in the assessed valuation and/or the Base Year Taxes or Real Estate Taxes for a Tax Year subsequent to the Base Tax
Year).

               F. Except as otherwise expressly provided hereby and subject to Tenant's rights hereunder to dispute the correctness of any statement, bill or demand furnished by Landlord with respect to any item of Additional Rent provided for in this Article 38, Tenant's obligation to make any payment provided for in this Article 38 shall be absolute and not conditioned on the happening of any act, thing or occurrence, including without limitation the time or timeliness at or with which such statement, bill or demand is furnished to or made upon Tenant. Except as expressly provided herein, Landlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Tenant hereunder, or Landlord's failure to make a demand under this Article 38, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any Additional Rent which may have become due pursuant to this Article 38 during the Term, Tenant's liability for the Additional Rent due under this Article 38 shall survive the expiration or sooner termination of this Lease provided however Landlord may not furnish a demand for a Tax Payment more than three (3) years after the end of any applicable Tax Year unless Landlord receives a revised or subsequent bill from the City of New York, in which event Landlord may furnish a demand for a Tax Payment for such revised or subsequent bill, but for no more than one (1) year after receipt of such revised or subsequent bill.

               G. Except as otherwise expressly provided in this Lease, in no event shall any adjustment of any Tax Payment result in a decrease of any Fixed Annual Rent hereunder, it being agreed and understood that the Tax Payment is an obligation supplemental to Tenant's obligations to pay Fixed Annual Rent.

               H. If a Tax Year shall end after the expiration or termination of the Term, the Additional Rent payable by Tenant in respect thereof shall be prorated on a per diem basis to correspond to that portion of such year occurring within the Term.

               I. Each Tax Statement shall be conclusive and binding upon Tenant unless (i) on or before the date which is sixty (60) days (time being of the essence) after the delivery by Landlord to Tenant of such Tax Statement, Tenant shall


                                      (32)
notify Landlord that Tenant disputes the correctness thereof, specifying (to the extent commercially reasonable) the particular respects in which Tenant believes such statement may be incorrect. Pending the determination of such dispute, Tenant shall pay any disputed portion of the relevant Tax Payment to Landlord (as and when otherwise payable to Landlord under this Article) and Tenant shall pay any undisputed portion of the relevant Tax Payment in accordance with the applicable Tax Statement, invoice or bill (and Landlord shall promptly refund or credit against the Rent next coming due, any overpayment by Tenant following the determination of such dispute).

               J. Tenant shall pay to Landlord upon demand, as Additional Rent, any occupancy tax or rent tax now in effect or hereafter enacted, which Landlord is now or hereafter required to pay with respect to the Rent payable hereunder.

          39. Electric Current.

               A. Landlord agrees to furnish or have available six (6) watts of electric current per rentable square foot (demand load) terminating at a disconnect switch or switches provided by Landlord for Tenant's use (including any and all supplemental air conditioning equipment installed by or for Tenant, its subtenants or occupants of the Office Premises) on each floor of the Office Premises (but no more than 2 disconnect switches per floor) throughout the Term (in addition to the electric current consumed by the base building air conditioning machinery serving the Office Premises), upon and subject to the terms and conditions set forth in this Article 39; it being acknowledged by the parties that Tenant will obtain electric current initially to the Office Premises either directly from the Electric Company or on a submetered basis and to the Basement Premises on a rent-inclusion basis. Tenant is to be responsible for the distribution of such electricity from such disconnect switches throughout the Office Premises. From and after the First Commencement Date, Tenant shall purchase all electric current consumed in the Leased Premises (including, without limitation, such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the Leased Premises) from Landlord or Landlord's designated agent or the Electric Company (as hereinafter defined), at Landlord's option, from time to time. Except for the Basement Premises for which Tenant will pay Landlord the Electric Charge (as hereinafter defined), and/or at such time as Tenant is a direct customer of the Electric Company, in consideration thereof, Tenant will pay to Landlord as additional rent a sum equal to (i) "Landlord's Cost Rate" (as that term is hereinafter defined) plus 3%, for the relevant billing period multiplied by (ii) the total kilowatt hours recorded on Tenant's submeter or submeters during such billing period if supplied on a submetered basis, or directly to the Electric Company, as the case may be. "Landlord's Cost Rate" shall mean the average rate per kilowatt hour at which Landlord purchases electricity for the entire Building from the utility company providing electric service to the Building (the "Electric Company") for the relevant billing period, including without limitation, all fuel adjustments, surcharges and taxes. Tenant's consumption of electrical energy at the Leased Premises will be measured by (a) existing meters or meters to be installed by the Electric Company or (b) existing submeters installed or at Landlord's expense to be installed by Landlord. Except as


                                      (33)
provided in paragraphs E and J of this Article, throughout the Term Landlord shall maintain all such submeters (but not direct Electric Company meters) in good order and condition at its sole cost and expense except for the negligence, willful misconduct or misuse of a Tenant Party in which event it shall be at Tenant's cost and expense.

               B. During any time that electric service is supplied on a submetered basis, where more than one submeter measures Tenant's electric service (including such electric energy as is consumed by the ventilation and air conditioning equipment servicing only the Leased Premises), the service rendered through each submeter (including, without limitation, if and when installed pursuant to Article 39G(ii), the submeter measuring electric consumption in the Basement Premises) shall be aggregated and billed to Tenant in accordance with the provisions hereof. Bills therefor may be rendered monthly and shall be payable within thirty (30) days, as additional rent. Each bill shall include such backup materials as shall reasonably evidence the calculation of the amount charged, including copies of meter readings and statements from the Electric Company detailing Landlord's Cost Rates.

               C. Tenant covenants that at no time shall the use of electrical energy in the Leased Premises exceed 6 watts per rentable square foot, demand load, plus the capacity required by the base building air conditioning equipment (the "Electrical Capacity") from the existing conductors, risers, equipment servicing the Building, feeders or wiring installations then serving the Leased Premises and the Building or overload such installations or interfere with the use thereof by other tenants of the Building. In furtherance of the foregoing and to avert any possible adverse effect upon the Property's electrical system, Tenant shall not, without the prior written consent of Landlord, make or perform, or permit the making or performing of, any alteration to connections, capacity risers, switches, wiring installations or other electrical facilities in or serving the Leased Premises or the Property. If Tenant requires additional electrical capacity in addition to the Electrical Capacity, and gives notice thereof to the Landlord, then Landlord may, subject to this Paragraph C and to Landlord's approval, not to be unreasonably withheld, elect to provide, or permit the installation of, additional capacity at Tenant's sole cost and expense (which expense shall have been approved in advance by Tenant and shall include the cost to bring any such additional power to the Leased Premises from the electrical vault in the Building's basement), provided such additional capacity shall be permitted by all Legal Requirements and shall not have an adverse effect upon the Property's electrical system or the availability of adequate electrical capacity for the other occupants thereof or common areas of the Building. Supplementing the foregoing, but subject to the immediately preceding sentence, if the electrical power available to service the Office Premises is at any time insufficient to meet Tenant's needs, and Tenant shall give notice thereof to Landlord, then Landlord (if commercially reasonable), to the extent then commercially available, shall at Tenant's cost and expense (if such expense shall have been approved in advance by Tenant) file a request with the Electric Company for such additional electrical power as Tenant shall request, and, to the extent made available by the Electric Company, Landlord shall make such additional electrical power available to service the Office Premises. Tenant


                                      (34)
shall bear all expense of bringing any such additional power to the Property or any part thereof and otherwise to the Office Premises.

               D. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, except to the extent resulting from Landlord's negligence, willful misconduct, or if electric service is provided on a rent inclusion or submetered basis, failure to pay the Electric Company (but, in no event, will Landlord have any responsibility for consequential damages). Any riser or risers necessary to supply Tenant's electrical requirements in excess of those specified in Paragraph A will be installed by Landlord at the sole reasonable cost and expense of Tenant (as approved in advance by Tenant) and only if, in Landlord's reasonable judgment, the same is reasonably practicable and will not cause adverse damage or injury to the Building or the operation thereof or the Leased Premises, or cause or create a dangerous or hazardous condition. In addition to the installation of such riser or risers, Landlord will also, at the sole reasonable cost and expense of Tenant (as approved in advance by Tenant), install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions. In each instance in this Paragraph D where Tenant has the right to approve an expense, Landlord shall have no obligations until the approval of Tenant is so delivered to Landlord. All of such costs and expenses shall be paid by Tenant to Landlord within twenty (20) days after rendition of any bill or statement to Tenant therefor, as additional rent.

               E. In the event that electric service is provided on a submetered or rent inclusion basis and provided Landlord does not discriminate against Tenant, Landlord may discontinue such service of electric current upon ninety
(90) days (or such lesser time as may be required by Legal Requirements or the Electric Company) to Tenant without being liable to Tenant therefor and without in any way affecting this Lease or the liability of Tenant hereunder or causing a diminution of Fixed Annual Rent except to the extent the Fixed Annual Rent was increased in consideration of Landlord furnishing electric current. Such discontinuance is not to be deemed to be a lessening or diminution of service within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. If Landlord so discontinues furnishing electric current to Tenant, Tenant shall arrange to obtain electric current directly from the Electric Company. Such electric current may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. If Landlord elects to discontinue furnishing electric current to Tenant, all meters and additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain and to measure Tenant's consumption of electric current directly from the Electric Company shall be installed and maintained by the Electric Company. Provided Tenant proceeds promptly and diligently after receipt of Landlord's notice to arrange to obtain and to measure Tenant's consumption of electric current directly from the Electric Company, Landlord may not discontinue electric service until Tenant is able to obtain service


                                      (35)
directly from the Electric Company (unless Landlord is compelled to do so by Legal Requirement or the Electric Company).

               F. Anything in Paragraph A to the contrary notwithstanding, if during any time during the Term (the "Relevant Period") that electric service is provided on a submetered basis and submeters have not yet been installed or it is determined that the submeters servicing any portion of the Office Premises (an "Affected Area") are or were not properly calibrated or were malfunctioning, Tenant shall pay Landlord for electricity for the Affected Area for each day of any Relevant Period (i) prior to the substantial completion of Tenant's Initial Changes at the rate of $1.00 per annum per rentable square foot of the Affected Area, and (ii) from and after the substantial completion of Tenant's Initial Changes at the rate of $2.25 per annum per rentable square foot of the Affected Area.

               G. (i) Landlord shall make available electrical energy to the Basement Premises, for lighting only, on a rent-inclusion basis through existing receptacles (or any similar receptacles that may be reasonably designated by Landlord) in a reasonable manner, and Tenant shall pay to Landlord $1,000.00 per annum as additional Fixed Annual Rent (the "Electric Charge") in respect thereof for normal storage use of electricity for lighting in the Basement Premises. The parties acknowledge that the Electric Charge is included in the Fixed Annual Rent for the Basement Premises as set forth in Article 1C(ii) and is subject to decrease in accordance with Article 1C if the area of the Basement Premises is less than 1,000 square feet.

                    (ii) If at any time, Landlord desires to submeter Tenant's use of electricity in the Basement Premises in lieu of providing electricity on a rent inclusion basis set forth above (or if at any time Landlord is prohibited by Legal Requirements from providing electricity on a rent inclusion basis), then Landlord, at its sole cost and expense, may install (and except for the wrongful acts or omissions of Tenant or a Tenant Party maintain) a meter and/or a submeter to measure the cost of Tenant's electricity, and from and after the installation of such meter or submeter, the Electric Charge shall be deducted from the Fixed Annual Rental for the Basement Premises, and Tenant shall thereafter pay monthly to Landlord for electricity attributable to the Basement Premises, as Additional Rent within ten (10) days after rendition of bills, a sum equal to (a) "Landlord's Cost Rate" plus 3%, for the relevant billing period, multiplied by (b) the total kilowatt hours recorded on Tenant's submeter or submeters for the Basement Premises during such billing period.

               H. If any tax (other than income tax) is imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the share of such tax allocable to the electrical energy service attributable to Tenant shall be passed on to and paid by Tenant as Additional Rent if and to the extent permitted by law. Landlord agrees to permit Tenant to use the existing feeders, risers, wiring and other electrical facilities serving the Leased Premises, for the purpose of receiving electrical energy, to the extent they are available,


                                      (36)
suitable and safely capable without damage or injury to the Building or the operation thereof or cause or create a hazardous or dangerous condition.

               I. If either the quantity or character of electrical service is changed by the Electric Company then supplying electrical service to the Property or any part thereof, or is no longer available or suitable for Tenant's requirements, then no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agent for any loss, damage or expense which Tenant may sustain or incur except if the unavailability of electricity is caused solely by the wrongful acts or omissions of Landlord.

               J. If Landlord is prohibited by Legal Requirements from providing electricity on a rent inclusion basis and on a submetered basis, Landlord may discontinue the furnishing of electrical energy to the Leased Premises, provided that the applicable charges shall also be discontinued when Landlord discontinues furnishing electricity to the Leased Premises. In the event of any such prohibition by Legal Requirements, (i) Landlord agrees to give not less than 90 days advance notice of any such discontinuance to Tenant unless such notice is not feasible under the circumstances, in which event Landlord will give Tenant such reasonable advance notice as is possible (except that if Tenant shall be unable, after reasonable and diligent efforts, to obtain electric service from the Electric Company within said notice period, Landlord shall use reasonable efforts to continue to furnish electricity to Tenant with respect to the Leased Premises until such time as Tenant shall obtain electrical service directly from the Electric Company, provided that Tenant shall have used, and at all times shall continue to use, reasonable and diligent efforts to obtain such alternative electrical service), (ii) Landlord agrees, at Tenant's sole cost and expense, (a) to install any necessary electrical meter equipment and (b) to perform any necessary rewiring, and (iii) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent except as expressly provided in this Subsection, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord.

               K. If Landlord elects to sell to Tenant bulbs, lamps (including incandescent and fluorescent), starters and ballasts used in the Leased Premises, then Tenant shall pay to Landlord Landlord's reasonable customary charge for the cost of providing and installing the same.

               L. Landlord's failure during the Term to prepare and deliver any statements or bills under this Article 39 or Landlord's failure to make a demand under this Article 39 or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any amount which may have become due pursuant to this Article 39 during the Term, provided, however, unless Landlord receives a revised or retroactive bill from the Electric


                                      (37)

Company, Landlord may not send a bill or statement under this Article 39 later than three (3) years after the date such bill or statement would have been due and payable by Tenant had such bill or statement been rendered timely or (if later) one year after receipt of a revised or retroactive bill. Except as set forth in the immediately preceding sentence or as otherwise expressly provided herein, Tenant's liability for any amounts due under this Article 39 shall continue unabated during the remainder of the Term and shall survive the expiration or sooner termination of this Lease.

               M. Landlord shall have the right at any time and from time to time during the Term (at Landlord's sole cost and expense) to require tenant to contract for electricity service with an alternative electrical service provider ("ASP") or ASPs designated by Landlord so long as each such ASP shall then be providing electrical service to similar office buildings in New York City and the then charge to Tenant is not greater than that then being paid by Tenant to Tenant's existing electrical energy provider and the character and quality of the service is in all respects at least equal as that provided by the public utility. In any such event the ASP shall be deemed the Electric Company but all other terms and conditions of this Lease shall remain unchanged.

          40. End of Term; Holding Over.

               A. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Leased Premises, "broom-clean," in good order and condition, ordinary wear and tear and damage by insured casualty or which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property and any Specialty Alterations which Tenant is required to remove. Should Tenant remain in possession of the Leased Premises after the Expiration Date or sooner termination of the Term, then, in addition to any of the rights of Landlord set forth below in this
Article 40, Tenant shall pay to Landlord, as use and occupancy for each month or portion of a month during which Tenant holds over in the Leased Premises after the Expiration Date or sooner termination of this Lease, a sum equal to (i) for the first 60 days of such holdover, 150% of the aggregate of the annual Fixed Annual Rent and Tax Payment which were payable under this Lease during the last twelve (12) months of the Term, divided by 12, prorated on a per diem basis; and
(2) from and after the 61st day of such holdover, 200% of the aggregate of that portion of the Fixed Annual Rent and Tax Payment which were payable under this Lease during the last twelve (12) months of the Term, divided by 12, prorated on a per diem basis.

               B. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Leased Premises after the Expiration Date or sooner termination of this Lease or to limit in any manner Landlord's right to regain possession of the Leased Premises through summary proceedings or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article.


                                      (38)

               C. If Tenant remains in possession of the Leased Premises for a period longer than 120 days after the Expiration Date or sooner termination of this Lease, then Tenant agrees to indemnify and save Landlord harmless from all costs, claims, losses or liability arising after such 120th day and resulting from any delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by and any costs of Landlord and obligations to any succeeding tenant founded on such delay.

               D. The provisions of this Article 40 shall survive the Expiration Date or sooner termination of the Lease. The preceding shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Article 232-c of the Real Property Law of the State of New York.

          41. Condition of Leased Premises; Landlord's Work; Landlord's Common Area Improvements.

               A. Supplementing the provisions of Articles 15 and 21 but subject to Landlord's express obligations contained in this Lease, Tenant shall take possession of the Leased Premises "as is," it being expressly agreed that Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Leased Premises or the Building, other than as expressly set forth in this Lease. Tenant, at its sole cost and expense and in compliance with all applicable Legal Requirements and requirements of insurance bodies having jurisdiction and the provisions of this Lease including without limitation
Article 42 hereof, may make such Tenant Changes (defined below) in the Leased Premises as Tenant may consider necessary or desirable to prepare the same for Tenant's occupancy.

               B. The term "Landlord's Work" means the work described on Exhibit
C. Landlord shall perform the Landlord's Work, as more particularly set forth herein, at Landlord's sole cost and expense except as provided on Exhibit C. The date set forth in Section A of Exhibit C-1 for the Substantial Completion of the work described on such schedule (the "Pre-Commencement Date Work" or the "A Work") is referred to as Completion Date A. The date set forth in Section B of Exhibit C-1 for the Substantial Completion of the work described on such schedule (the "B Work") is referred to the Completion Date B. The date set forth in Section C of Exhibit C-1 for the Substantial Completion of the work described on such schedule (the "C Work") is referred to as Completion Date C. The date set forth in Section D of Exhibit C-1 for the Substantial Completion of the work described on such schedule (the "D Work") is referred to as Completion Date D. The date set forth on in Section E of Exhibit C-1 for the Substantial Completion of the work described on such schedule (the "E Work") is referred to as Completion Date E. The dates set forth on Schedule C-2 for the Substantial Completion of the work described on Exhibits C-2 and C-3 (the "Landlord's Common Area Improvements") are referred to as the Common Area Completion Dates. Landlord shall Substantially Complete (i) the Pre-Commencement Work on or before Completion Date A; (ii) the B Work on or before the Completion Date B; (iii) the C Work on or before Completion Date C; and (iv) the D Work on or before Completion Date D; (v) the E Work


                                      (39)
on or before Completion Date E; and (vi) the Landlord's Common Area Improvements on or before the respective Common Area Completion Dates. Each of Completion Dates B, C, D, and E, and the Common Area Completion Dates, are subject to extension for Force Majeure (but not in excess of 90 days in the aggregate) and Tenant Delay.

               C. Prior to the Substantial Completion of the Pre-Commencement Date Work as to each of the Initial Premises, the Extra Floor, and the Basement Premises, Landlord shall give Tenant a preliminary nonbinding notice of the estimated date on which such Pre-Commencement Date Work, as the case may be, is anticipated to be Substantially Completed, which date shall be no more than 30 days and no less than 20 days after the giving of such notice (the "First Notice") and shall permit Tenant and/or its agents or consultants, at a time reasonably acceptable to both parties, to walk through the relevant portions of the Leased Premises to assess the status of the Landlord's Pre-Commencement Date Work on such floor(s). In addition, Landlord shall give Tenant a second notice (the "Second Notice"), stating a date no fewer than five (5) Business Days after the giving of such Second Notice (the "2nd Notice Date") on which Substantial Completion of the relevant Pre-Commencement Date Work will occur, and shall permit Tenant and/or its agents or consultants, at a time reasonably acceptable to both parties, to walk through the relevant portions of the Leased Premises with a qualified representative of Landlord to assess the status of the Pre-Commencement Date Work on such floor(s). If Tenant in good faith believes that the Pre-Commencement Date Work cannot be Substantially Completed on or before the 2nd Notice Date and gives Landlord written notice thereof including a reasonably detailed basis for such belief to which Landlord does not in good faith dispute and reply to Tenant, and if by the date seven (7) Business Days after the date set forth as the date of Substantial Completion in the Second Notice or by the date seven (7) Business Days after Landlord's receipt of such notice from Tenant, whichever is later, Substantial Completion has not occurred, then, except for a Tenant Delay, Landlord shall again be obligated to give the Second Notice as a condition precedent to the occurrence of Substantial Completion of the relevant portion of the Pre-Commencement Date Work.

               D. Prior to the completion of the B, C, D, E (such work collectively, the "Post-Commencement Date Work") as to each of the Initial Premises and the Extra Floor, as applicable, Landlord shall give Tenant a preliminary nonbinding notice of the estimated date on which such portion of the Post-Commencement Date Work is anticipated to be Substantially Completed, which date shall be no more than 10 Business Days and no less than seven (7) Business Days after the giving of such notice (the "First Notice") and shall permit Tenant and/or its agents or consultants, at a time reasonably acceptable to both parties, to walk through the relevant portions of the Leased Premises to assess the status of the such stage of the Post-Commencement Date Work on such floor(s). In addition, Landlord shall give Tenant a second notice (the "Second Notice"), stating a date no fewer than five (5) Business Days after the giving of such Second Notice (the "2nd Notice Date") on which Substantial Completion of the relevant Post-Commencement Date Work will occur, and shall permit Tenant and/or its agents or consultants, at a time reasonably acceptable to both parties, to walk through


                                      (40)
the relevant portions of the Leased Premises with a qualified representative of Landlord to assess the status of the Post-Commencement Date Work on such floor(s). If Tenant in good faith believes that the relevant portion of the Post-Commencement Date Work cannot be Substantially Completed on or before the 2nd Notice Date and gives Landlord written notice thereof including a reasonably detailed basis for such belief to which Landlord does not in good faith dispute and reply to Tenant, and if by the date seven (7) Business Days after the date set forth as the date of Substantial Completion in the Second Notice or by the date seven (7) Business Days after Landlord's receipt of such notice from Tenant, whichever is later, Substantial Completion has not occurred, then Landlord shall again be obligated to give the Second Notice as a condition precedent to the occurrence of Substantial Completion of the relevant portion of the Post-Commencement Date Work.

               E. Any dispute between Tenant and Landlord regarding (i) the date on which Substantial Completion of any Landlord's Work occurred; (ii) the date on which a Commencement Date or Rent Commencement Date occurred; and/or (iii) whether a Landlord Delay or Tenant Delay occurred, may be submitted to expedited arbitration in accordance with Article 67, provided however, during the pendency of the arbitration proceeding, Tenant shall comply with its obligations under this Lease, including without limitation, the payment of any Rent that is due and payable hereunder, provided further however, to the extent the issue which is the subject of the arbitration proceeding affects the payment of Rent, the parties shall promptly reconcile any underpayment or overpayment and make the appropriate payment to the other party.

               F. Within thirty (30) days after Landlord has Substantially Completed the A Work, B Work, C Work, D Work and E Work in the Initial Premises, the Extra Floor Premises, the Basement Premises and/or the common areas of the Building, as the case may be, Tenant shall deliver to Landlord a punchlist of items of missing, unfinished or improperly performed Landlord's Work required by this Lease to be performed by Landlord ("Landlord's Work Punchlists"). Landlord shall promptly and diligently complete, correct or repair the unfinished or improperly performed items of Landlord's Work identified in each of Landlord's Work Punchlists, and Tenant shall permit (or at Landlord's option on an overtime basis provided Landlord gives Tenant reasonable prior notice) Landlord access to the Leased Premises during Business Hours on Business Days for such performance by Landlord and/or its representatives; provided, however, that Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant's business during the performance of such punchlist work. Failure to timely deliver Landlord's Work Punchlist in each instance or omission of any item thereon shall constitute a waiver by Tenant of all missing, unfinished or improperly performed Landlord's Work for the respective items of Landlord's Work, except for items that are not readily discoverable by Tenant, its architect, contractors or sub-contractors.

               G. "Substantially Complete" or "Substantial Completion" shall mean (i) as to the Pre-Commencement Date Work, that stage of progress of Landlord's Work as shall enable Tenant to have access to the Initial Premises or the Extra Floor,


                                      (41)
as the case may be, and permit Tenant to commence and thereafter proceed with Tenant's Initial Changes without material interference by reason of unfinished details of Landlord's Work; (ii) with respect to the Post-Commencement Date Work (including, without limitation Landlord's Common Area Improvements) that such Landlord's Work is complete as to the Initial Premises, the Extra Floor, or the Common Area, as the case may be, but may nevertheless require completion of Landlord's Work Punchlists, if any.

               H. Notwithstanding anything to the contrary in this Lease, but subject to Article 66, Tenant shall not be entitled to any Landlord's Contribution with respect to the Basement Premises; provided, however, the Basement Premises shall be delivered on the Basement Commencement Date as set forth in the definition of "Basement Commencement Date", and Landlord shall have no other obligation to perform or make any other Landlord's Work or furnish any other materials (or to provide any services other than as set forth in Article
39) to the Basement Premises.

               I. Each of Landlord and Tenant agrees to cooperate with each other during the course of their respective work in the Leased Premises so as to minimize any interference with the other.

               J. Landlord agrees to deliver to Tenant as part of the Pre-Commencement Date Work an ACP-5 form in respect of the entire Leased Premises; provided, however, that if Tenant discovers any asbestos or asbestos-containing material in the Leased Premises in connection with Tenant Changes not introduced by Tenant, Landlord shall remove or remediate, at its expense, any such asbestos or asbestos-containing material, within a reasonable time thereafter, to the extent such removal or remediation is required by all applicable Legal Requirements in order to perform Tenant Changes, provided that Landlord shall have no obligation to remove any Excluded Hazardous Materials (defined below). Each of Landlord and Tenant agrees to cooperate with each other during the course of their respective work in the Leased Premises so as minimize any interference with the other.

               K. All Landlord's Work shall be of first-class quality and shall be performed in compliance with Legal Requirements and all other requirements of insurance bodies having jurisdiction over the Building.

               L. Notwithstanding anything to the contrary herein, (i) if after the occurrence of the Commencement Date a Landlord Delay (or an actual delay under Article 15B or 50E) shall occur and another Landlord Delay (or an actual delay under Article 15B or 50E) shall occur during the same period, then there shall only be a single delay in the occurrence of the Rent Commencement Date during the continuance of such period; (ii) if the First Rent Commencement Date has occurred, and Tenant shall be entitled to an abatement of Rent pursuant to
Article 15B, Article 50E and/or Article 66 of this Lease, any claims of abatements occurring during the same period shall be deemed to run concurrently, and Tenant shall be entitled to a single abatement of Rent during such concurrent period; and (iii) if after the occurrence of the Commencement Date a Tenant Delay shall exist and another Tenant Delay shall occur during the same


                                      (42)
period then there shall only be a single Tenant Delay during the continuance of such period.

               M. With respect to the Common Area Improvements only, Landlord agrees to give Tenant a notice when the Common Area Work is Substantially Complete. Within five (5) business days after receipt thereof, Tenant shall deliver to Landlord a Landlord's Work Punchlist with regard to the Common Area Improvements.

          42. Tenant Changes.

               A. Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Leased Premises (collectively, "Tenant Changes" which include any changes that Tenant makes before Tenant takes occupancy of the Leased Premises and commences doing business therein ("Tenant's Initial Changes"), without Landlord's prior written consent except for Tenant Changes after Tenant's Initial Changes which are purely decorative and cosmetic (such as painting and carpeting) or Tenant Changes costing less than $300,000 in the aggregate within any 12 month period which do not violate any of clauses (i) through (vi), inclusive of the next succeeding sentence and do not require filing with any municipal agency or governmental authority ("Non-Consent Changes") provided, however that Tenant must give prior written notice to Landlord of all Non-Consent Changes, including with such notice a paper or plastic copy (and another copy in electronic format that is reasonably acceptable to Landlord) of all plans and specifications therefor, that are required by Legal Requirements or good construction practice (or are actually prepared by Tenant or any of its agents or contractors) or in the absence thereof a reasonably detailed description of the nature and extent of each Non-Consent Change, and such Non-Consent Changes are performed in compliance with all the other terms and conditions of this Lease. Landlord agrees not unreasonably to withhold, delay or condition its consent to any Tenant Changes that (i) are nonstructural, (ii) do not affect the Building's exterior, (iii) do not adversely affect the Building's systems or facilities, (iv) do not affect any part of the Building other than the Leased Premises or the Permitted Conduits; (v) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, and (vi) require Landlord to file any plans with any governmental agency or authority unless Tenant shall reimburse Landlord for the cost of each such filing; provided that such Tenant Changes are performed only by contractors or mechanics as may be approved by Landlord (which approval will not be unreasonably withheld or delayed except as to plumbing, mechanical, heating, ventilating and air conditioning trades) or which are listed on the then current list of contractors and mechanics that is prepared from time to time by Landlord which list shall also include contractors and mechanics selected by Tenant of which Landlord approves. Except as provided below regarding Landlord's Contribution, all Tenant Changes shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the Construction Rules annexed as Exhibit G. Tenant agrees that it will use, as its general contractor with respect to each of Tenant Changes, either a general contractor named on a then


                                      (43)
current list of general contractors that is prepared from time to time by Landlord which list shall also include contractors selected by Tenant of which Landlord approves, or another general contractor selected by Tenant but subject to Landlord's prior written approval. Tenant shall inform Landlord in writing of the names of each contractor, subcontractor, sub-subcontractor and supplier that Tenant proposes to use in the Leased Premises at least 10 days prior to the beginning of work by such contractor, subcontractor, sub-subcontractor or supplier, and unless such person is on Landlord's then approved list, (the current approved list being attached hereto as Exhibit L) containing at least three (3) firm per trade, Landlord shall also have the right to approve each such contractor, subcontractor, sub-subcontractor, and supplier, in Landlord's reasonable discretion, which approval shall not be unreasonably withheld except as provided in the second sentence of this Paragraph A and shall respond to Tenant's request for approval within ten (10) days of receipt of Tenant's written request. Notwithstanding anything to the contrary herein, all contractors, subcontractors, sub-subcontractors and suppliers listed on Exhibit L are deemed approved for the performance of Tenant's Initial Changes. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, subcontractor, sub-subcontractor, mechanic or laborer in the Leased Premises, whether in connection with any Tenant Change or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, subcontractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, (unless such interference or conflict is resolved within 2 Business Days) shall cause all contractors, subcontractors, sub-subcontractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

               B. Prior to making any Tenant Changes including Non-Consent Changes, Tenant at its expense (i) shall submit to Landlord complete, detailed and fully dimensional plans and specifications, including 1/8" scaled layout, architectural, electrical, mechanical, engineering and structural plans and drawings (except that if the proposed Tenant Changes are for Non-Consent Changes, and plans are not required by Legal Requirements, Tenant shall only be required to deliver plans therefor if good construction practice dictates that plans be prepared or if plans or specifications have been prepared, and in such event such plans need only be prepared in such detail as is reasonably warranted by the nature of the work), for each proposed Tenant Change and shall not commence any such Tenant Change (except for Non-Consent Changes) without first obtaining Landlord's written approval of such plans and specifications (which approval will not be unreasonably withheld or delayed to the extent that Landlord is required not unreasonably to withhold or delay approval of the Tenant Change itself), (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and deliver copies thereof certified as true, complete and accurate, by Tenant's architect to Landlord, and (iii) shall furnish to Landlord evidence of worker's compensation insurance (covering all persons to be employed by Tenant and Tenant's contractors, subcontractors, and sub-subcontractors in connection with such Tenant Change) and commercial general liability insurance


                                      (44)

(including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts, as Landlord may reasonably require, naming Landlord and its agents, the lessor under any Superior Lease and the holder of any Superior Mortgage, as additional insureds if and to the extent Landlord has given Tenant the names of such parties. Tenant's plans shall conform to the existing physical condition of the Building, the filed plans and specifications for the Building, and all Legal Requirements of each Tenant Change including Non-Consent Change, Landlord will cooperate with Tenant, at Tenant's expense, to the extent reasonably requested by Tenant to facilitate Tenant's compliance with subdivision (ii) above. All materials and equipment to be incorporated in the Leased Premises as a result of all Tenant Changes shall be of good quality; and no materials or equipment incorporated into the Leased Premises shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. Tenant agrees that Tenant shall use Milrose Consultants, Inc. (or another expediter reasonably designated by Landlord on notice to Tenant) as Tenant's sole expediter for the purpose of applying for, processing and obtaining all licenses, permits and approvals with respect to Tenant Changes, provided that such expediter's rates are commercially reasonable.

               C. If Tenant delivers to Landlord any plans and specifications, as provided above with respect to Tenant's Initial Changes, and requests Landlord's approval to such plans and specifications and proposed Tenant's Initial Changes covered thereunder, then Landlord agrees that if it shall disapprove such plans and specifications or proposed Tenant's Initial Changes, or decline to do so, it shall state its objections to such plans and specifications or proposed Tenant's Initial Changes, within ten (10) Business Days of the receipt by Landlord and its designated consultants of such plans and specifications and proposed Tenant's Initial Changes. If Tenant thereafter revises in good faith such plans and specifications, with respect to Tenant's Initial Changes, in order to meet such objections by Landlord, and if Tenant then delivers to Landlord any such revised plans and specifications and revised Tenant's Initial Changes that do not contain material changes, and requests Landlord's approval thereto, then Landlord agrees that it shall either approve such revised plans and specifications and revised Tenant's Initial Changes or decline to do so and state its objections to such plans and specifications and revised Tenant's Initial Changes within six (6) Business Days of the receipt by Landlord and its designated consultants of such revised plans and specifications and revised Tenant's Initial Changes. If Landlord fails to respond (within such 10-Business Day or 6-Business Day period) to any such request by Tenant for approval of any plans and specifications and proposed Tenant's Initial Changes, and if Tenant delivers by personal delivery or overnight courier (by 5 p.m. on a Business Day) to Landlord, at George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016, Attn: Michael S. May (or to such other persons, aggregating no more than 3, at such other addresses, that Landlord may designate), written notices (with the following legend in bold at the top of page 1 of such notices: "FAILURE TO RESPOND TO THIS NOTICE WITHIN 2 BUSINESS DAYS WILL RESULT IN WAIVER OF CERTAIN RIGHTS") in accordance with this Lease stating


                                      (45)
that If Landlord fails to respond to Tenant by 5 p.m. of the second Business Day following, with respect to such plans and specifications and proposed Tenant's Initial Changes, Landlord's approval to such plans and specifications shall be deemed to have been granted, and if in fact Landlord fails to respond to Tenant by 5 pm of such second Business Day following with respect to such plans and specifications and proposed Tenant's Initial Changes, then Landlord's approval shall be deemed to have been granted with respect to such plans and specifications and proposed Tenant's Initial Changes. The foregoing provisions of this paragraph shall also apply to any request by Tenant to Landlord for Landlord's approval of any plans and specifications for any Tenant Changes other than Tenant's Initial Changes and for any future Tenant Changes covered therein, provided that the 10-Business Day and 6-Business Day periods specified above shall be 20-Business Day and 10-Business Day periods respectively.

Landlord agrees to cooperate in a timely manner regarding any application (including permit applications to be submitted to the New York City Building Department (the "DOB") for purposes of obtaining a building permit required to be filed with the DOB in connection with any Tenant Changes to be performed by Tenant and for which Landlord has given its consent (as provided hereunder) and hereby authorizes Tenant to file any such application with the DOB. In addition, at Tenant's request, Landlord shall, at the time of Tenant's submission to Landlord of plans and specifications in accordance with the terms hereof, and prior to Landlord's review and approval of such plans and specifications, sign any permit applications to be submitted by Tenant to the DOB in respect of such drawings for purposes of obtaining a building permit., and Tenant shall be permitted to file such drawings; provided, however, that in no event shall Tenant be entitled to commence any Tenant's Work unless and Tenant has complied with the applicable approval procedure set forth herein; and provided, further, that if Landlord requires any changes to such filed plans and specifications, then Tenant shall make such changes and shall submit to the DOB such revised plans and specifications. For avoidance of doubt, Landlord's signature on any such permit application shall not be deemed to be Landlord's consent to the related plans and specifications or Tenant Changes related thereto.

               D. No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any Tenant Changes or any inspection of Tenant Changes made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Tenant Changes comply with any Legal Requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this Lease.

               E. Tenant shall reimburse Landlord within 20 days after demand for all reasonable, out-of-pocket fees, costs and expenses of architects, engineers and consultants, reasonably incurred by Landlord with respect to any Tenant Changes incurred in connection with the review and/or approval of Tenant's permit applications, plans and/or specifications for any Tenant Changes and up to $200.00 per


                                      (46)
inspection for independent consultants engaged to inspect Tenant Changes to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all Legal Requirements and insurance requirements and other requirements of this Lease (to the extent that such inspections are reasonable in number). Landlord agrees not to charge Tenant with what is commonly known as a "supervisory fee".

               F. Except as expressly set forth in this Lease, nothing contained in this Lease shall be deemed in any way as constituting the consent of Landlord, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor upon or the furnishing of any materials for the Leased Premises or any part thereof. Nothing contained in this Lease shall be deemed to give Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Premises or any part thereof.

               G. (i) If any mechanic's lien is filed against the Leased Premises, or the Building for work claimed to have been done for, or materials furnished to, Tenant (other than work performed by Landlord or any Landlord Party) whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after notice to Tenant, at Tenant's expense, by payment or filing a bond as permitted by law.

                    (ii) Tenant, at its expense, and with diligence and dispatch, but in any event within thirty (30) days after the receipt of notice thereof, shall procure the cancellation or discharge of all notices of violation arising from Tenant Changes which shall be issued by the Department of Buildings or any other governmental agency or authority having or asserting jurisdiction over the Property. The provisions of Article 17.A shall apply in the event it is not possible to remove the violation in thirty (30) days provided the same does not (a) create a default under any Superior Lease or Superior Mortgage, or (b) subject Landlord to any criminal fine or penalty, or (c) have an adverse effect on any occupant of the Building, or (d) unless Tenant indemnifies and holds Landlord harmless from and against all liabilities, costs, expenses, losses and damages, subject Landlord to a civil penalty or fine.

               H. All fixtures and all paneling, partitions, railings and like installations, installed in the Leased Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord to the extent paid by Landlord and otherwise at the end of the Term and shall remain upon and be surrendered with the Leased Premises, other than those Specialty Alterations which, at the time Tenant's plans therefor are approved by Landlord, Landlord notifies Tenant that Tenant must remove at the end of the Term, in which event such Specialty Alterations shall be removed from the Leased Premises by Tenant prior to the expiration of this Lease, at Tenant's expense. "Specialty Alterations" means installations such as vaults, kitchens, stairways, raised concrete floors, private bathrooms and/or other installations which in Landlord's reasonable judgment are not reasonably useful for


                                      (47)
ordinary office and showroom purposes, but expressly excludes pantries. Nothing in this article shall be construed to give Landlord title to, or to prevent Tenant's removal of, business and trade fixtures, moveable office furniture and equipment, but upon removal of same from the Leased Premises or upon removal of other installations all of which may be required by Landlord at its option to be removed by Tenant, Tenant shall immediately, and at its expense, repair and restore the Leased Premises to good condition (subject to damage by insured casualty and reasonable wear and tear), and repair any damage to the Leased Premises and the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Leased Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Leased Premises by Landlord, at Tenant's expense. Tenant's obligations under this Article shall survive the expiration or other termination of this Lease.

               I. Tenant shall perform all Tenant Changes in a first-class manner and in compliance with all applicable Legal Requirements and all other requirements of insurance bodies having jurisdiction over the Building, and the provisions of this Lease including without limitation this Article 42 hereof, and in such manner as not to unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Property; provided, however, that as to the Initial Tenant Changes, this Article 42I is subject to Article 41I.

               J. In no event shall Landlord be required to consent to any Tenant Changes which would (i) adversely affect any part of the Property outside of the Leased Premises, (ii) in Landlord's judgment, adversely affect the proper functioning of any of the mechanical, electrical, sanitary or other service systems or facilities of the Building, or (iii) require Landlord to file any plans with any governmental agency or authority (unless Tenant shall reimburse Landlord for the cost of each such filing).

               K. (i) Subject to the terms and conditions set forth below and as an inducement to Tenant to enter into this Lease, Landlord shall reimburse Tenant up to the maximum amount of the Landlord's Contribution for "Hard Costs" (defined below) incurred in connection with Tenant's Initial Changes (including Supplemental A/C Units, as defined below) made in and to the Office Premises and which are consistent with Tenant's planned use of the Office Premises (so that the entire Office Premises are first class) and within eighteen (18) months of the Latest Commencement Date, except that up to $461,670.00 of Landlord's Contribution may be advanced to Tenant on account of so-called "Soft Costs" (defined below) incurred by Tenant in connection with Tenant's Initial Changes; provided, however, that notwithstanding anything to the contrary in this Lease, Tenant shall not be entitled to Landlord's Contribution or any other contribution from Landlord for any expenditures on furniture, furnishings, equipment, or other personal property. Landlord shall disburse from time to time, but not more often than once in any thirty (30) day period, within ten (10) Business Days after receipt of Tenant's requisition therefor, that portion of Landlord's Contribution equal to the amount owed to Tenant pursuant to this Lease and


                                      (48)
set forth in Tenant's requisition; or at Tenant's option Landlord shall pay Tenant's contractor or subcontractors directly (notwithstanding that Landlord will not be a party to any contract or agreement with such payees) provided that Tenant's requisition sets forth in reasonable detail the name, address and federal identification number of the contractor or subcontractor sought to be paid plus the documentation hereinafter set forth, provided, however, that Tenant shall not be entitled to any portion of Landlord's Contribution if, and for so long as, Tenant shall be in monetary default under this Lease or in non-monetary default under this Lease beyond any applicable notice and cure periods. Tenant shall not have the right to receive or request payment of and Landlord shall not be obligated to pay any portion of Landlord's Contribution unless and until Landlord has received a written requisition therefor from Tenant, and Tenant has submitted to Landlord each of the following with respect to each requisition:

                         (a) A certificate, in the same format as the
"Application and Certificate for Payment" (AIA G702 1992), with any changes thereto reasonably requested by Landlord, signed by Tenant's architect, dated not more than ten (10) days prior to such request, setting forth (1) the sum then justly due by or on behalf of Tenant to contractors, subcontractors, sub-subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with Tenant's Initial Changes, (2) a brief description of such services and materials and the amounts to be paid from such requisition to each of such persons in respect thereof and which have not been included in any prior requisition, and (3) that the work described in the certificate has been completed substantially in accordance with the final plans therefor previously approved by Landlord, and

                         (b) After the first requisition, partial releases of
lien, paid receipts, and such other proof of payment as Landlord shall reasonably require, for all work done and materials supplied that are covered by each past requisition.

                    (ii) Payment of Landlord's Contribution to Tenant (or its contractor) hereunder shall continue to be made only if the provisions of this
Article 42 shall have been fully complied with by Tenant.

                    (iii) As an additional inducement to Tenant to enter into this Lease, Landlord agrees to increase Landlord's Contribution by $1,250,000 payable after (a) Tenant takes full occupancy of at least two (2) full floors of the Office Premises and (b) Tenant shall have fully vacated the entire 21st and 22nd floors of the Building, and otherwise subject to the foregoing provisions of this Article.

                    (iv) At such time as Tenant is entitled to the foregoing increase in Landlord's Contribution, the amount of "$461,670.00" set forth in subparagraph (i) above shall be increased to "$649,170.00."

               L. "Hard Costs" means all out-of-pocket costs and expenses for labor, materials, equipment and fixtures actually expended by Tenant in constructing


                                      (49)

Tenant's Initial Changes "Soft Costs" mean the following additional out-of-pocket costs and expenses actually expended by Tenant to independent third parties in constructing Tenant's Initial Changes: architectural, engineering, expediting and other professional consulting fees (including those charged by Landlord), elevator charges, and fees for all necessary building department permits and approvals.

               M. Upon completion of each Tenant Change including a Non-Consent Change, Tenant, at Tenant's expense, shall promptly obtain and furnish to Landlord (i) Building Department filing documents, permits all certificates of final approval of such Tenant Change in each case to the extent required by any governmental authority or agency (or which Landlord may need to apply for a TCO), and, if requested by Landlord, other commercially reasonable evidence that is reasonably satisfactory to Landlord that the Tenant Change is in compliance with all applicable Legal Requirements, (ii) three (3) paper or plastic copies (and also copies in an electronic format that is reasonably acceptable to Landlord) of final "as-built" plans and specifications for such Tenant Change (if "as built" plans exist and if not, with final plans and specifications with field notations certified by Tenant's architect showing the Tenant Change), and
(iii) evidence reasonably satisfactory to Landlord that all contractors, subcontractors and sub-subcontractors have been paid, including duly executed and acknowledged releases of liens against the Leased Premises, the Building and the materials and improvements therein from the general contractor, and all subcontractors and sub-subcontractors involved with the installation covering each Tenant Change except to the extent that Tenant's architect or chief financial officer certifies to Landlord that any one of the foregoing was owed or was paid $5,000 or less in the aggregate.

               N. All Tenant Changes must be made and performed (i) substantially in accordance with the plans and specifications therefor as approved by Landlord (if such approval was required), (ii) all Legal Requirements and all other requirements of insurance bodies having jurisdiction over the Building, and (iii) the provisions of this Lease. Tenant Changes shall be performed only under the supervision of a licensed architect satisfactory to Landlord if such Tenant Changes require a building permit or require Landlord's approval or are dictated by good construction practice.

               O. Any modifications, changes or alterations to the Class E fire safety system made by or on behalf of Tenant in or serving the Leased Premises (the "Fire Safety System"), including without limitation, speakers, strobes and pull stations, are deemed to be Tenant Changes. Tenant must use only the contractor or contractors designated by Landlord to perform any Tenant Changes relating to the Fire Safety System provided such contracting charges are commercially reasonably. Subsequent to any Tenant Changes to the Fire Safety System, the Fire Safety System shall be repaired and maintained, at Tenant's cost, only by the contractors designated by Landlord from time to time provided such contractors' charges are commercially reasonable. Tenant, at its own sole cost and expense, shall install the strobes, speakers and pull stations of the Fire Safety System and shall be responsible for all tie-


                                      (50)
ins thereto, except to the extent forming a part of Landlord's Work pursuant to Exhibit C. As part of Tenant's Initial Changes, Tenant shall also have the right to install, subject to all Legal Requirements, and Landlord's approval which shall not be unreasonably withheld, an internal security system with respect to any of the existing fire stairs connecting the floors of the Leased Premises; and Tenant shall, at its expense, tie such system into the Building's security and Fire Safety System.

               P. Anything in this Article 42 to the contrary notwithstanding, Landlord shall not be required to expend the final ten percent (10%) of Landlord's Contribution until it has received from Tenant's architect all certificates of final approval required by each governmental or quasi-governmental body in respect of Tenant's Initial Changes except if the failure to obtain such certificates of final approval is due to (i) any condition in the Building (a) not arising from or related to Tenant's Initial Changes or (b) for which Landlord is expressly responsible, or (ii) solely the fault of Landlord. Landlord agrees to promptly and diligently remove such condition or remedy such fault. In the event Tenant (x) fails to obtain (and deliver to Landlord) all certificates and approvals described above within six
(6) months following the date Tenant has commenced occupancy of the Leased Premises (unless such delay in obtaining the same is caused by any condition in the Building not arising from or related to Tenant's Initial Changes or for which Landlord is expressly responsible, or solely Landlord's fault), or (y) fails to bond or discharge any mechanic's lien filed against the Leased Premises, the Building, the Land, or Landlord's interest therein, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant in connection with Tenant's Initial Changes within the time period provided in Paragraph G(i) above, then and in either such event, Landlord, upon ten (10) days' prior notice to Tenant, shall have the right to hire Landlord's own contractors or expediters to obtain said certificates and/or approvals and/or to discharge such lien, by payment, filing of the bond required by law, or otherwise, and, at Landlord's option, to use all or any portion of the final ten percent (10%) of Landlord's Contribution in its reasonable attempt to do so; and Tenant, upon Landlord's demand, shall reimburse Landlord for all costs so incurred in obtaining said certificates and/or approvals, and/or in canceling, bonding and/or discharging such liens.

               Q. With respect to any equipment which Tenant shall be permitted to install and operate in the Leased Premises including, without limitation, supplemental air conditioning equipment (but excluding the base building air conditioning machinery), Tenant shall, at Tenant's expense, obtain and maintain all permits, licenses and other authorizations which are required by all applicable Legal Requirements in order to install, maintain and operate such equipment in the Leased Premises. In addition, Tenant agrees, at its sole cost and expense, to maintain in full force and effect throughout the Term and, to the extent that Tenant is permitted to install any supplemental air-conditioning equipment, then from and after the installation of such supplemental air-conditioning unit, a maintenance agreement for the periodic maintenance of all supplemental air-conditioning units now existing or hereafter installed in, or which serve, the Leased Premises (the "Supplemental A/C Units"), on customary terms with a contractor reasonably acceptable to Landlord, and to furnish a copy of said


                                      (51)
contract to Landlord within ten (10) days after installation. Upon the termination of this Lease, at Landlord's option the Supplemental A/C Units shall be and become Landlord's property (in their then "as-is" condition) for no additional consideration and shall not be removed by Tenant. In the event that any major repairs of major components of the Supplemental A/C Units installed in or which serve the Leased Premises on the date hereof (pumps, compressors, condensers or the like) or the complete replacement of any such Supplemental A/C Units serving the Leased Premises shall be required at any point during the Term, then, unless the performance thereof shall be required to be borne by the contractor under the periodic maintenance agreement then in effect, the cost and obligation for such replacement and/or the repair of such major components shall be borne by Tenant, unless such repair, maintenance or replacement is a result of the negligence or willful misconduct of Landlord, its agents or employees.

               R. All Tenant Changes including Non-Consent Changes are also subject to the rules and requirements that are annexed hereto as Exhibit G (the "Construction Rules"). Tenant agrees to comply with, and to cause each of its contractors, subcontractors, and suppliers (to the extent such contractors, subcontractors, or suppliers perform any Tenant Changes or provide any services, work or materials relating thereto) to comply with, such Construction Rules. Tenant shall incorporate the Construction Rules into each contract that Tenant enters into (relating to any Tenant Changes) with any such contractor, subcontractor or supplier; and each such contractor, subcontractor and supplier must agree therein to be bound by the Construction Rules and to likewise incorporate them in any subcontract relating to Tenant Changes. Landlord agrees that the Construction Rules shall be enforced against Tenant only in a nondiscriminatory manner.

               S. In principle Landlord consents to Tenant temporarily removing windows in order to have large items delivered to the Office Premises in connection with Tenant's Initial Changes, subject, however, to the terms and conditions of the Lease, including the Construction Rules and the Rules and Regulations attached as Exhibits.

          43. Subordination and Attornment.

               A. Subject to the other provisions of this Article 43, and delivery to Tenant of an executed SNDA as set forth herein, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground and underlying leases affecting the Property, or any part thereof or interest therein, now or hereafter existing (hereinafter collectively referred to as "Superior Leases"), and to all mortgages and building loan agreements including, without limitation, leasehold mortgages and building loan agreements, which may now or hereafter affect a Superior Lease or the Property, or any part thereof or interest therein, now or hereafter existing (hereinafter collectively referred to as "Superior Mortgages"), to each and every advance made or hereafter to be made under Superior Mortgages and to all renewals, modifications, replacements and extensions of Superior Leases and Superior Mortgages. Tenant covenants and agrees that if by reason of a default under any Superior Mortgage or Superior Lease,


                                      (52)
such Superior Mortgage is foreclosed or such Superior Lease and the leasehold estate of the Landlord in the Leased Premises is terminated, Tenant will attorn to the purchaser at the foreclosure sale or the then holder of the reversionary interest in the Leased Premises and will recognize such purchaser or holder as Tenant's landlord under this Lease, unless the holder of such Superior Mortgage or the lessor under such Superior Lease shall, in any proceeding to foreclose such Superior Mortgage or to terminate such Superior Lease, elect to terminate this Lease and the rights of the Tenant hereunder. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord, the holder of any Superior Mortgage or the lessor under any such Superior Lease, any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord or such holder or lessor the attorney-in-fact, irrevocably, of Tenant to execute and deliver for and on behalf of Tenant any such instrument. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event any proceeding is brought by either the holder of any Superior Mortgage to foreclose such Mortgage or the lessor under any Superior Lease to terminate the same, and agrees that unless and until any such holder or lessor, in connection with any such proceeding, shall elect to terminate this Lease and the rights of Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding. Any lease to which this Lease is, at the time referred to, subject and subordinate is referred to herein as a "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and/or subordinate is herein called "Superior Mortgage," and the holder of a Superior Mortgage is herein called "Superior Mortgagee" (a Superior Lessor or Superior Mortgagee, a "Superior Party"); any mortgage on the Building, or on the Building and the land on which the Building is located (including a Superior Mortgage) is referred to as a "Mortgage" and the holder of a Mortgage is referred to as a "Mortgagee." Landlord represents that the only Mortgage as of the date of this Lease is the Agreement of Consolidation and Modification of Mortgage, Security Agreement Assignment of Rents and Fixture Filing (and the mortgages consolidated thereby) dated April 2, 2007 (the "Present Mortgage") between (i) Landlord, as Borrower, and (ii) Wachovia Bank, National Association and Greenwich Capital Financial Products, Inc. (collectively, the "Present Mortgagee"), and that there are no Superior Leases as of the date of this Lease. In the event that Landlord does not obtain a nondisturbance agreement substantially in the form attached as Exhibit K hereto from the Present Mortgagee within 90 days of the date of this Lease, Tenant shall have the option to cancel this Lease by notice to Landlord not later than 95 days of the date of this Lease unless Landlord has obtained such nondisturbance agreement prior to receiving Tenant's cancellation notice.

               B. As a condition to the subordination of this Lease to any future Mortgage or future Superior Lease, Landlord shall cause the holder of such Mortgage or the Superior Lessor of such Superior Lease either to (i) include a provision in the Mortgage or Superior Lease in question, or to (ii) execute, acknowledge and deliver to Tenant a subordination, nondisturbance and attornment agreement in


                                      (53)
recordable form, in either case setting forth in substance that as long as no default exists under this Lease, after applicable notice and cure periods,

                    (i) Tenant shall not be named or joined as a party defendant (unless required by law) in any action, suit or proceeding which may be instituted or taken by the Superior Party to enforce the performance or observance by Landlord of the provisions of the Superior Mortgage and/or to recover damages for breach thereof; and

                    (ii) Tenant shall not be evicted from the Leased Premises, nor shall this Lease be cut off or terminated, nor shall Tenant's possession under this Lease be disturbed, in any such action, suit or proceeding;

provided, however, that Landlord shall not be obligated to comply with the foregoing provisions of this subsection (B) unless at the time that Landlord intends to enter into the applicable Mortgage or Superior Lease, the inclusion of such provision for the benefit of Tenant in the applicable Mortgage or Superior Lease, or the delivery of such an SNDA for the benefit of Tenant is commercially reasonable.

                    (iii) In addition, if Tenant is not in default under this Lease after all applicable grace or notice periods, then, on Tenant's written request, Landlord shall also use reasonable efforts to obtain and deliver to any assignee of this Lease, or any subtenant of the Leased Premises, after the effective date thereof from the holder of each Superior Mortgage and each Superior Lease, a Nondisturbance Agreement, if (a) Tenant has the right, pursuant to this Lease, to assign this Lease to such assignee or sublet the Leased Premises to such subtenant, and then actually assigns this Lease to such assignee or actually sublets all or a portion of the Leased Premises to such subtenant, in accordance with this Lease, (b) such assignee or subtenant actually occupies at least two full floors at the Property (and such floors are located in at least the top two floors of the then Leased Premises or the bottom two floors of the then Leased Premises, and (c) such assignee or subtenant is reasonably creditworthy in Landlord's sole but reasonable discretion in light of its obligations under the applicable lease or sublease. All out-of-pocket costs and fees in connection with an SNDA for an assignee or subtenant shall be borne by Tenant.

               C. If, in connection with the procurement, continuation or renewal of any financing for which the Property, the Land or the Building, or the interest of the lessee under a Superior Lease, represents collateral in whole or in part, any institutional lender shall request reasonable modifications of this Lease as a condition of such financing, then Tenant will not withhold or delay its consent thereto and shall execute and deliver without charge such conforming documents therefor as such institutional lender may reasonably require, provided that such modifications do not increase (other than in a de minimis manner) the obligations of Tenant under this Lease or adversely affect (other than in a de minimis manner) any rights of Tenant under this Lease.


                                      (54)

               D. Execution and delivery by Tenant and all other parties thereto of a Nondisturbance Agreement in recordable form shall be deemed to mean that Landlord has fulfilled its obligations to Tenant with respect to the other party to such agreement.

          44. Insurance.

               A. Tenant shall obtain and keep in full force and effect during the Term at its own cost and expense (i) insurance against loss or damage by fire and other casualty to all Tenant Changes and all personal property of Tenant in the Leased Premises, under then available standard forms of "special perils" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof, with such commercially reasonable deductible, as may be reasonably approved by Landlord in its reasonable discretion; (ii) commercial general liability insurance with a broad form liability endorsement including coverage for contractual liability, and (iii) business income (interruption) insurance. Said commercial general liability insurance shall provide coverage on an occurrence basis with a minimum limit of liability of $10,000,000 per occurrence (combined single limit) for bodily injury (including death), whether involving one or more persons, and $10,000,000 per occurrence (combined single limit) in respect of property damage, and shall name Landlord, its managing agent and the holder of any Superior Mortgage or Superior Lease as additional insureds (if and to the extent Landlord has provided their names and addresses to Tenant), and Tenant, as the named insured, against any and all claims for bodily injury (including death), personal injury, or property damage occurring in, upon, adjacent to, or connected with the Leased Premises or any part thereof. All of the aforesaid insurance coverage shall be primary and written in form reasonably satisfactory to Landlord by one or more good and solvent insurance companies of recognized standing admitted to do business in the State of New York, with a rating by A.M. Best Company, Inc. (or any successor thereto) of at least A-/X. Tenant shall pay all premiums and charges therefor and upon failure to do so, within 20 days after notice, Landlord may, but shall not be obligated to, make such payments, in which event Tenant agrees to pay the amount thereof to Landlord on demand, as Additional Rent. An Acord 28 evidencing the aforesaid property insurance coverage shall be delivered to Landlord (in order to give Landlord legally enforceable rights against each insurer) on or before the First Commencement Date and thereafter renewals or replacements thereof shall be delivered to Landlord at least 15 days prior to the expiration of any expiring policy. Tenant will deliver to Landlord evidence (reasonably acceptable to Landlord) of its liability coverage, as required hereunder, on or before the date of this Lease.

          Such insurance policy shall contain a provision that no act or omission of Tenant or an additional insured party will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the insurance afforded thereunder shall not be canceled, terminated, or allowed to expire, and that coverage thereunder shall not be reduced or modified, except in each such case upon thirty (30) days' prior written notice to Landlord. Such insurance policy shall also provide contractual liability coverage.


                                      (55)

          Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due to Landlord under Landlord's policies, and Tenant shall execute and promptly deliver to Landlord a copy of each such proof of loss and other instruments which may be required to recover any such insurance monies. Landlord shall cooperate with Tenant in connection with the collection of any insurance monies that may be due to Tenant under Tenant's policies and Landlord shall execute and promptly deliver to Tenant a copy of each such proof of loss and other instruments which may be required to recover any such insurance monies.

          In the event Tenant shall fail to obtain or pay for such insurance within the earlier of (x) 20 days after notice, or (y) 15 days prior to the expiration of any expiring policy, Landlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Tenant to Landlord upon demand as Additional Rent. Landlord shall also have the right, at any time and from time to time during the Term, on not less than 60 days' notice to Tenant, to require that Tenant increase the amounts and/or kinds of coverage required to be maintained under this Article 44 to the amounts and/or kinds of coverages then customarily required by landlords of tenants in comparable first-class office buildings in the Midtown West area of Manhattan.

               B. The waiver of subrogation, agreement or permission of the insurer referred to in Article 9E shall extend to the partners, agents and employees of each of Tenant and Landlord and, in the case of Tenant, shall also extend to the extent available to all other permitted occupants of the Leased Premises provided each such permitted occupant also obtains such waiver, agreement or permission of its referred to in Article 9E for the benefit of Landlord, but in each case only if and to the extent that such waiver, agreement or permission can be obtained without additional charge (unless the party benefiting from such waiver, agreement or permission shall pay such charge). Nothing contained in this Article shall be deemed either to relieve either party from any duty imposed elsewhere in this Lease to repair, restore or rebuild, or to nullify any abatement of Fixed Annual Rent provided for elsewhere in this Lease.

               C. Any employee of the Building to whom property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property, and neither Landlord nor its agents shall be liable for any damage to such property nor for the loss of or damage to any property of Tenant by theft or otherwise.

               D. Anything in Articles 9B and C of this Lease to the contrary notwithstanding, Landlord's obligation to repair and restore the Leased Premises shall be limited to the Restoration Condition, it being understood that Tenant alone shall be required to repair and restore all betterments and improvements (including Tenant Changes) in the Leased Premises and all personal property of Tenant in the Leased Premises, with reasonable dispatch after completion of all work Landlord is required to perform after a casualty (unless this Lease is terminated as permitted under Article 9, in which event Tenant shall have no obligation to restore).


                                      (56)

               E. Landlord shall maintain in respect of the Building at all times during the Term such insurance coverage as may be required of Landlord from time to time pursuant to the terms of any Mortgage on the Building, or if at any time there is no Mortgage on the Building, then insurance coverage of such type and in such amounts as are customarily carried on comparable buildings in the proximity of the Building.

               F. (i) In any case in which Tenant shall be obligated under any provisions of this Lease to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense.

                    (ii) In any case in which Landlord shall be obligated under any provisions of this Lease to pay or grant a credit or allow an abatement to Tenant for any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability or expense.

          45. Omitted.

          46. Additional Rent; Late Charges.

               A. Additional Rent shall be due and payable on the dates set forth herein, or if no date is set forth, on the date 20 days after demand therefor. If Tenant fails to pay any Additional Rent, Landlord shall have the same rights and remedies under this Lease as in the case of non-payment of Fixed Annual Rent.

               B. In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money, and payment to the Landlord of such sum is not made (i) within 20 days after such sum becomes due, then Tenant shall pay to Landlord a late fee equal to one (1) cent for each whole dollar of such sum, and (ii) within 5 Business Days of the date due, then Tenant shall pay to Landlord interest on such sum from the date it initially became due, until the date that it is paid, at an annual rate (apportioned on a per diem basis for the applicable period) which shall be the total of two (2%) percent per annum, plus the prime or base rate (on a per annum basis) publicly announced by the New York City office of Citibank, N.A. or any successor thereof (the "Prime Rate"), but in no event more than the highest rate of interest which at such time shall be permitted to be paid by Tenant to Landlord, with respect to such unpaid sum of money, under the laws of the State of New York (the interest rate defined in clause (ii), subject to the foregoing limitation, being called the "default rate"). If Citibank N.A. shall cease to announce the Prime Rate for any period, then the Landlord may substitute a comparable rate for the Prime Rate The foregoing provision for such payments shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligations to pay all such sums at the time or times herein stipulated and, accordingly, notwithstanding the imposition of


                                      (57)
such payments, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time stipulated in this Lease, and neither the demand for, nor collection by Landlord of, such payments shall be construed as a curing of such default on the part of Tenant.

          47. Rooftop Antenna.

               A. Landlord agrees that, subject Landlord's prior written approval, not to be unreasonably withheld, and subject to applicable Legal Requirements, and the terms and conditions hereinafter set forth, Tenant may install and thereafter maintain and operate a satellite dish and antennae (the "Roof Equipment"), together with any reasonably required support structures (including, without limitation, the installation of dunnage, concrete pads and a direct connection to Building steel) and related equipment, including, without limitation, electrical and telecommunication lines connecting the Roof Equipment to the Initial Premises (such support structures and related equipment, together with the Roof Equipment being herein collectively called the "Communications Equipment") on a portion of the rooftop of the Building to be reasonably designated by Landlord. Tenant's use of the rooftop of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use, including the installation of other satellite dishes, antennae and support equipment. The Communications Equipment is to be used solely for Tenant's own business purposes and not for the benefit of any subtenant or occupant (unless such subtenant or occupant occupies office space in the Building pursuant to a permitted or consented to subletting or permitted or consented to occupancy and without separate charge other than reimbursement for costs associated with installing, servicing, maintaining and operating the Communications Equipment for such antenna use), assignee, or licensee of the Leased Premises.

               B. Tenant shall have access to the rooftop of the Building upon prior reasonable request (which may be oral) to Landlord, for the purpose of installing, servicing, inspecting or repairing the Communications Equipment.

               C. Tenant shall comply with all applicable Legal Requirements in any manner affecting or relating to Tenant's installation, repair, maintenance and operation of the Communications Equipment. Tenant shall secure all permits and licenses required for the installation and operation of the Communications Equipment as well as all permits and licenses required for the use and operation of the Communications Equipment, including, without limitation, any approval, license or permit required from the Federal Communications Commission. Landlord will cooperate with Tenant, at Tenant's expense, in Tenant's efforts to obtain such permits and licenses.

               D. Tenant shall pay for all electrical service required for Tenant's use of the Communications Equipment pursuant to the applicable provisions of Article 39. Landlord agrees to supply or have available adequate power therefor with


                                      (58)
such electrical service to be measured by a submeter reasonably acceptable to Landlord and installed and maintained by Tenant at Tenant's expense or measured by a meter installed by the Electric Company which Landlord shall not be obligated to maintain. In the alternative, upon Tenant's compliance with all applicable provisions of this Lease, including, without limitation, Landlord's approval of the plans therefor, which approval will not be unreasonably withheld, Tenant will be permitted to connect the Communications Equipment to Tenant's electrical supply in the Leased Premises at Tenant's expense.

               E. Tenant shall promptly repair all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance, repair, operation or removal of the Communications Equipment except to the extent the same results from the negligence or wrongful acts of Landlord, its agents or employees.

               F. Tenant agrees that, except possibly as provided in paragraph D, Landlord shall not be required to provide any services whatsoever to the rooftop of the Building and/or the Communications Equipment.

               G. All Communications Equipment and anything else installed by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article shall be at the sole risk of Tenant and neither Landlord nor Landlord's agents or employees shall be liable for any damage or injury thereto caused in any manner, unless the same is proximately and solely caused by the negligence or wrongful acts of Landlord, its agents or employees. The Communications Equipment (including, without limitation, the electrical service supply lines to make operable the Communications Equipment) shall be erected, installed, repaired (except as expressly provided in the immediately preceding sentence), maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

               H. Tenant shall indemnify and save harmless Landlord from and against: (i) all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished in connection with the fabrication, erection, installation, maintenance and operation of the Communications Equipment, and
(ii) all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys' fees and expenses), arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance, operation and repair of the Communications Equipment, except, in each case, to the extent the same results solely from the negligence or wrongful act of Landlord, its agents or employees. The obligations of Tenant pursuant to Article 44 including coverages and amounts shall also apply to the rooftop.


                                      (59)

               I. All work and installations (including, without limitation, electrical lines and equipment) to be done and made by or for Tenant pursuant to the provisions of this Article shall be performed in accordance with the terms, covenants, conditions and provisions of this Lease. All plans and specifications of Tenant's work and installations to be done and made by Tenant pursuant to the provisions of this Article shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and such work and installations shall be further subject to inspection and reasonable supervision by Landlord.

               J. The Communications Equipment shall be Tenant's personal property, shall be maintained and kept in good and proper repair by Tenant and, upon the expiration of the Term or upon the earlier termination of this Lease in any manner, if Landlord so directs by at least 60 days prior written notice to Tenant, shall be removed by Tenant and Tenant shall repair any damage to the rooftop of the Building or any other portion or portions of the Building caused by or resulting from said removal and restore the rooftop.

               K. All installations made by or for Tenant shall not interfere with or adversely affect any existing equipment (including existing rooftop antennae), installations, lines or machinery of the Building or any other tenant or occupant of the Building. Landlord agrees to include substantially the same provision in future leases with tenants who shall have rooftop rights under their leases.

               L. Landlord, at its sole cost and expense, upon at least thirty
(30) days prior written notice to Tenant, may relocate the Communications Equipment to other areas of the Building and rooftop thereof reasonably designated by Landlord, so long as the operation thereof is not adversely affected except to a de minimis extent. Such relocation shall be performed in a manner and at a time so as to minimize to the extent reasonably practicable disruption of Tenant's normal business activities.

          48. Assignment, Mortgaging, Subletting, Etc.

               A. Tenant covenants and agrees for Tenant and its successors, assigns and legal representatives, that neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Leased Premises, nor any part thereof, will be encumbered in any manner, by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges or as a concession, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth in this Lease, or will be sublet, without the prior written consent of Landlord in every case A transfer, either directly or indirectly, of a fifty (50%) percent or greater interest (whether a stock, membership, or partnership interest or otherwise) of Tenant shall be deemed to be an assignment of this Lease, whether such transfer occurs in one transaction or in any series of transactions;


                                      (60)
provided that the transfer of any publicly registered securities of Tenant shall not be deemed to be an assignment of this Lease.

               B. (i) If at any time during the Term, Tenant determines to seek to assign this Lease or to sublet all or substantially all of the Leased Premises for all or substantially all of the balance of the Term, then (before entering into such assignment or subletting) Tenant shall notify Landlord in writing of such determination, and Tenant shall offer to vacate the entire Leased Premises and to surrender this Lease to Landlord as of a date specified in said notice (the "Surrender Date"), which date shall not be earlier than sixty (60) days, nor later than one hundred eighty (180) days, after the giving of such notice by Tenant ("Tenant's Surrender Notice"). Landlord may accept such offer by notice to Tenant given within forty-five (45) days (such 45 day period, the "Recapture Period") after Landlord's receipt of such Tenant's Surrender Notice. Failure of Landlord to so notify Tenant within said forty-five (45) day period, time being of the essence as to such date, shall be deemed to be a rejection by Landlord of such offer. If Landlord accepts such offer, Tenant shall vacate and surrender to Landlord all of Tenant's right, title and interest in and to the entire Leased Premises, on the Surrender Date, and the same shall be delivered to Landlord in broom clean condition, free and clear of all tenancies and occupancies and otherwise pursuant to the terms and conditions of this Lease. Upon such vacating and surrender by Tenant, this Lease shall be canceled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the Term.

                    (ii) If subparagraph (i) of this Paragraph B above does not apply and at any time during the Term, Tenant determines to sublet at least a full floor of the Leased Premises (or as to any floor of which Tenant leases only a portion, such lesser portion of any floor as Tenant leases) for all or substantially all of the balance of the Term, then (before entering into such subletting) Tenant shall notify Landlord in writing of such determination, and Tenant shall offer to vacate such portion of the Leased Premises and to surrender such portion to Landlord as of a date specified in said notice (the "Partial Surrender Date"), which date shall be not earlier than sixty (60) days, and not later than one hundred eighty (180) days, after the giving of such notice by Tenant ("Tenant's Partial Surrender Notice"). Landlord may accept such offer by notice to Tenant given within forty-five (45) days (such 45-day period, the "Partial Recapture Period") after Landlord's receipt of such Tenant's Partial Surrender Notice. Failure of Landlord to so notify Tenant within said forty-five (45) day period, time being of the essence as to such date, shall be deemed to be a rejection by Landlord of such offer. If Landlord accepts such offer, Tenant shall vacate and surrender to Landlord such portion of the Leased Premises, on the Partial Surrender Date, and the same shall be delivered to Landlord in broom clean condition, free and clear of all tenancies and occupancies and otherwise pursuant to the terms and conditions of this Lease. Upon such vacating and surrender by Tenant of such portion of the Leased Premises, this Lease shall be deemed to eliminate such portion of the Leased Premises that is actually surrendered by Tenant as of the Partial Surrender Date with the same force and effect as if the Partial Surrender Date were the date hereinbefore specified for the expiration


                                      (61)
of the Term with respect only to such portion of the Leased Premises; and the Fixed Annual Rent for the Office Premises, the Tenant's Percentage and the Additional Rent payable under Article 38, shall be equitably adjusted on a pro rata basis, based on the ratio of the remaining rentable square footage of the Office Premises immediately after the Partial Surrender Date to the rentable square footage of the Office Premises immediately before the Partial Surrender Date (and the Fixed Annual Rent for the Basement Premises shall also be equitably pro rated, if applicable).

                    (iii) If Landlord has not accepted an offer from Tenant pursuant to a Tenant Surrender Notice or a Tenant's Partial Surrender Notice and if Tenant has not consummated an assignment or sublease as the case may be, within nine (9) months from the date of receipt by Landlord of the initial or any subsequent Tenant Surrender Notice or Tenant's Partial Surrender Notice, Tenant shall be required to give Landlord a new Tenant Surrender Notice or Tenant's Partial Surrender Notice and the same time periods as set forth above shall apply to Landlord's and Tenant's rights.

                    (iv) If Tenant assigns this Lease or sublets all or substantially all of the Leased Premises for all or substantially all of the balance of the Term, without giving Tenant's Surrender Notice to Landlord as provided above (if such notice is required), or if Tenant sublets at least a full floor of the Leased Premises (or a portion as to which Tenant was required to give Landlord a Tenant's Partial Surrender Notice) for all or substantially all of the balance of the Term, without giving Tenant's Partial Surrender Notice to Landlord as provided above (if such notice is required), then this shall constitute an immediate default under Article 17.A of this Lease, and entitle Landlord to exercise any remedy specified in Article 17.B or Article 18 of this Lease, without the need for any further notice to Tenant.

               C. Subject to the rights of Landlord in Article 48B above, and in the event Landlord does not accept any offer of Tenant referred to in Article 48B above with respect to a proposed assignment or subletting, or if Tenant shall seek to sublet less than all or substantially all of the Leased Premises for less than all or substantially all of the balance of the Term, then and in either such event, Tenant shall not do so without obtaining Landlord's consent. Landlord agrees to respond to Tenant's request for consent pursuant to this paragraph within 15 days after receipt of Tenant's request or full compliance with the following conditions, including the furnishing of additional information as hereinafter set forth, whichever later occurs, (the later of such dates, the "Reply Date"). If Landlord fails to respond by the Reply Day to such request by Tenant for approval, and if Tenant delivers by personal delivery or overnight courier (by 5 p.m. on a Business Day) to Landlord, c/o George Comfort & Sons, Inc. 200 Madison Avenue, New York, New York 10016, Attn: Peter S. Duncan (or to such other persons, aggregating no more than 3, at such other addresses, that Landlord may designate), written notices (with the following legend in bold at the top of page 1 of such notices: "FAILURE TO RESPOND TO THIS NOTICE WITHIN 5 BUSINESS DAYS WILL RESULT IN WAIVER OF CERTAIN RIGHTS") in accordance with this Lease stating that If Landlord fails to respond to Tenant by 5 p.m. of the fifth Business Day


                                      (62)
following, with respect to such request for approval, Landlord's approval to such request shall be deemed to have been granted, and if in fact Landlord fails to respond to Tenant by 5 pm of such fifth Business Day following with respect to such request for approval, then Landlord's approval shall be deemed to have been granted with respect thereto. Notwithstanding that Landlord's consent may be deemed to have been granted as aforesaid, Tenant shall comply and the proposed assignment or sublease shall be in compliance with all of the other applicable terms and conditions of this Article 48. Landlord shall not unreasonably withhold its consent to a proposed assignment or subletting pursuant to this Article 48C; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless each of the following conditions is met.

                    (i) The proposed assignee or subtenant is a reputable party of a financial standing (evidence of which will be furnished to Landlord together with such other reasonable information as Landlord may request) which, in Landlord's reasonable judgment, will allow such proposed assignee or subtenant to meet its obligations under this Lease, or under such sublease, as the case may be, as they become due; the nature and character of the proposed subtenant or assignee, and its business activities to be conducted at the Leased Premises are in compliance with all the terms of this Lease and will not increase the systems or facilities of the Building; and the intended use of the Leased Premises (or the portion to be sublet) is in compliance with the Permitted Uses.

                    (ii) Neither the proposed assignee, the subtenant, nor any corporation or other entity which controls, or is controlled by, such assignee or subtenant, or is under common control with such assignee or subtenant, is then a tenant or occupant of any part of the Building (collectively "Building Tenant") or a person or entity then negotiating (or has negotiated in the immediately preceding six (6) months) with Landlord to lease space in any portion of the Building.

                    (iii) There shall be no monetary default by Tenant under any of the terms, covenants and conditions of this Lease, or otherwise no non-monetary default after applicable notice and grace periods, both at the time that Landlord's consent to any such assignment or subletting is requested, and on the effective date of the proposed assignment or the commencement date of the proposed sublease.

                    (iv) The proposed assignee or subtenant shall not be a government or any subdivision, authority or agency thereof, or any business owned or controlled by any of the foregoing (a "Prohibited Occupant"); and the proposed assignee or sublessee shall not use the Leased Premises for (a) school, college, university or educational institution of any type, whether for profit or non-profit, or any other business or service offering training or teaching (other than training and informational sessions for Tenant's employees and clients); (b) an employment agency, travel agency, tourism service, or airline,
(c) provider of medical or health services of any kind including a laboratory or counseling service, (d) organizing or operating any place of public assembly, or any other business operating a reservations center, call-in center, phone


                                      (63)
banks, or a similar operation; (e) a casino or gambling establishment, (f) providing on a retail basis stock brokerage, underwriting, retail financial or retail banking services, or retail utility services, or (g) conduct of auction, or operation on a retail basis in or from the Leased Premises (each use prohibited in a-g above being called a "Prohibited Use").

                    (v) Tenant shall reimburse Landlord for any reasonable out-of-pocket expenses that may be incurred by Landlord in connection with the proposed assignment or sublease (whether consummated or not), including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease.

                    (vi) The Leased Premises shall not, without Landlord's prior consent, have been (and shall not be) publicly listed or publicly advertised (except that listings with brokers shall be permitted) for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable space in the Building (but Tenant shall not be prohibited from entering into a sublease at a rental rate less than the prevailing rental rate set by Landlord for space in the Building).

                    (vii) Such proposed subletting shall not result in there being more than three (3) occupants on any full floor of the Leased Premises (including Tenant) at any one time, and Tenant shall be responsible for making any alterations to the Leased Premises to comply with the Americans with Disabilities Act, 42 U.S.C. Sec. 12101 et seq. ("ADA") and other applicable laws as a result of such subletting. For purposes hereof, Tenant and its Affiliates, collectively, shall constitute a single occupant so long as there is no separate entrance for an Affiliate.

               D. No permitted or consented to assignment of this Lease (including, without limitation, pursuant to Paragraph M of this Article) shall be effective or valid unless and until Tenant delivers to Landlord duplicate originals of the instrument of assignment duly executed and acknowledged, in recordable form (wherein the assignee assumes the performance of Tenant's obligations under this Lease) and all related and accompanying documents.

               E. In the event of any such assignment, Landlord and the assignee may modify this Lease in any manner, without notice to Tenant or Tenant's prior consent, without thereby terminating Tenant's liability for the performance of its obligations under this Lease, except that any such modification which, in any way, increases any of such obligations, shall not, to the extent of such increase of obligations only, be binding upon Tenant.

               F. No permitted or consented to sublease of all or any part of the Leased Premises (including, without limitation, pursuant to Paragraph L of this Article) or modification of a sublease shall be effective or valid unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the


                                      (64)
provisions required by Paragraph G of this Article) and all related and accompanying documents. Each sublease shall be subject and subordinate to this Lease and shall be modified without Landlord's prior written consent.

               G. Each sublease shall contain substantially the following provisions:

                    (i) "In the event of a default under the Overlease [(i.e. this Lease)] which results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under such lease ("Underlying Lessor"), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the sublandlord under this sublease, (b) be subject to any offset which shall have accrued to the subtenant hereunder against said sublandlord, or (c) be bound by any modification of this sublease or by any prepayment of rent paid more than one month in advance of the date due, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby.

                    (ii) This sublease may not be assigned or modified or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor in accordance with the terms of the Underlying Lease."

               H. Tenant covenants and agrees that, notwithstanding any assignment or subletting hereunder and/or acceptance of rent or additional rent by Landlord from any assignee or any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Annual Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that notwithstanding any assignment or subletting, no other and further assignment, underletting or subletting or modification of a sublease of the Leased Premises or any part thereof shall or will be made except upon compliance with and subject to the provisions of this Article 48.

               I. Tenant shall pay to Landlord (as and when any of the sums specified in clauses (i) and (ii) below in this paragraph are received by Tenant) a sum equal to 50% of (i) the excess of any rent and other consideration paid to Tenant by any subtenant (including, without limitation, rent for furniture, fixtures or leasehold improvements) which is in excess of the Fixed Annual Rent and Additional Rent then being paid by Tenant to Landlord pursuant to the terms of this Lease, minus Tenant Costs, and/or (ii) any other profit or gain realized by Tenant from any such assignment


                                      (65)
or subletting, whether for the sale of this Lease or by way of sale of furniture, fixtures or leasehold improvements, to the extent that the price thereof received, however the same shall be designated, exceeds Tenant's depreciated or amortized tax basis for such furniture, fixtures or leasehold improvements or otherwise for federal income tax purposes, and after deducting Tenant Costs, as evidenced by receipted bills furnished to Landlord. "Tenant Costs" means the following reasonable costs actually incurred and paid by Tenant in connection with such assignment or subletting: customary out-of-pocket marketing expenses, attorneys' fees and brokerage commissions, to independent and unrelated third parties; costs of performing subtenant improvements; and amounts paid to fund subtenant improvements to independent and unrelated third parties. All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent within 20 days after receipt thereof by Tenant and if requested by Landlord, Tenant shall promptly enter into a written agreement with Landlord setting forth the amount of Additional Rent to be paid to Landlord pursuant to this Article 48. For the purposes hereof, if only part of the Office Premises is sublet, then the rent then being paid therefor by Tenant to Landlord shall be deemed to be only that fraction thereof that the area of said sublet space bears to the entire Office Premises, and if only part of the Basement Premises is sublet, then the rent then being paid therefor by Tenant to Landlord shall be deemed to be only that fraction thereof that the area of said sublet space bears to the entire Basement Premises. The provisions of this Paragraph F shall also apply to each subtenant of all or any part of the Leased Premises with "subtenant" being substituted for "Tenant" and "the applicable sublease" substituted for "this Lease" in each instance.

               J. If this Lease be assigned, or if the Leased Premises be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of any of Tenant's covenants and obligations contained in this Article 48 or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants and obligations on the part of Tenant herein contained.

               K. Tenant shall indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation reasonable attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any real estate broker or other finder for a brokerage commission or any other fees or charges which may be due or payable on account of any proposed assignment or subletting, other than a broker or finder claiming to have been engaged by Landlord.

               L. Tenant may, without Landlord's prior written consent, but upon not less than thirty (30) days' prior written notice to Landlord, sublet all or a part of the Leased Premises to any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as an


                                      (66)

"Affiliate"), provided such Affiliate is not a Prohibited Occupant and uses the Leased Premises only for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease (other than Paragraphs B, I and the provisions of C of this Article other than clause (iv) and (vi) thereof) provided that (i) Tenant shall not be in default beyond applicable notice and cure periods in the performance of any of its obligations under this Lease, (ii) prior to such subletting or use Tenant furnishes Landlord with the name of any such Affiliate, together with a certification of Tenant's chief financial officer, and such other proof as Landlord may reasonably request, that such subtenant is an Affiliate of Tenant, and (iii) in the reasonable, good faith judgment of Landlord the proposed subtenant is of a character such as is in keeping with the then existing character of the Building. Within ten (10) days after Landlord's request from time to time, an officer of Tenant shall certify to Landlord that such subtenant remains an Affiliate of Tenant, failing which the provisions of Paragraph I shall apply retroactive to the date of Landlord's such request. Such subletting shall not be deemed to vest in any such Affiliate any right or interest in this Lease or the Leased Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of more than fifty (50%) percent of all of the voting stock of such corporation or more than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

               M. Tenant may, without Landlord's prior written consent, but upon not less than fifteen (15) days' prior written notice to Landlord, assign or transfer its entire interest in this Lease and the Leasehold estate hereby created to a successor entity of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default beyond applicable notice and cure periods in the performance of any of its obligations under this Lease, (ii) the proposed occupancy shall not increase the office cleaning requirements (if any) over those if Tenant had continued its occupancy or impose an extra burden (except for a de minimis amount) upon the building equipment or building services, and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State. A "successor entity" as used in this Paragraph M shall mean (a) an entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation, provided that, by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or consolidation, or (b) an entity acquiring this Lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets of Tenant, its successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its successors and assigns, or (c) an entity purchasing all or substantially all of the voting stock of Tenant, or (d) any successor to a successor entity becoming such by either of the methods described in subdivisions (a) and (b) above; provided that in each such case (x) such merger or consolidation, or such acquisition and assumption, or such purchase, as the case may be, is not designed to circumvent the recapture and/or profit sharing provisions of this
Article 48


                                      (67)
and not principally for the purpose of transferring the leasehold estate created hereby, and (y) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, or such purchase, as the case may be, the entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, or purchasing such stock, as the case may be, shall have a demonstrable tangible net worth, as determined in accordance with generally accepted accounting principles, consistently applied, and certified to Landlord by an independent certified public accountant, at least equal to $50,000,000.00. The acquisition by Tenant, its successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article.

               N. So long as this Lease remains in full force and effect, Landlord agrees that SB Corp., a Delaware corporation, Item Eyes Inc., a Delaware Corporation, and Hampshire Designers, Inc., a Delaware corporation, each being an Affiliate of Tenant, may occupy portions of the Leased Premises so long as (i) each remains an Affiliate of Tenant and confirms the same in writing to Landlord and (ii) such occupancy is and shall be subject to all the terms and conditions of this Lease excluding paragraphs B, C and I of this Article 48 provided that (a) none is or becomes a Prohibited Occupant and/or (b) none uses all or any portion of the Leased Premises as or for a Prohibited Use.

          49. Overtime Services; Other Services.

               A. The Fixed Annual Rent does not reflect or include any charge to Tenant for the furnishing of any heating, ventilation or air-conditioning ("HVAC") or any freight elevator facilities to the Leased Premises during periods ("Overtime Periods") other than (i) for HVAC, on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1 p.m. (unless such Saturday is a holiday, or is preceded by a Friday that is a holiday, or is followed by a Monday that is a holiday) (all such hours, collectively, "Business Hours"), and (ii) solely in respect of the Freight Elevator, on Business Days from 9:00 a.m. to 12:00 a.m., and 1:00 p.m. to 5:00 p.m. (the period specified in this clause being called the "Normal Freight Elevator Hours"). Accordingly, if Landlord furnishes any such freight elevator facilities or HVAC to the Leased Premises at the request of Tenant or Tenant Parties during Overtime Periods, Tenant shall pay Landlord Additional Rent for such services, on demand, at Landlord's out-of-pocket costs from time to time. The current overtime charge for HVAC is $80.00 per hour. In the event that Tenant and another tenant in the Building request and receive overtime HVAC during the same hours, Landlord agrees to prorate the overtime HVAC charge between such parties based on the relative rentable area that is being serviced. Landlord shall furnish such services during any Overtime Period on reasonable advance notice (which may be oral). Tenant understands and acknowledges there is a four-hour minimum for such services, subject to change in any union contract applicable to the Building. As used in this Lease, the term "Business Days" shall mean any day excluding Saturdays, Sundays and all days observed as holidays by either the federal or New York State or New York City governments, or any of the labor unions to


                                      (68)
which any employee of the Landlord or its agents or contractors belongs, from time to time.

               B. During the Term, (i) subject to the last sentence of Article 20, Tenant shall have access to the Building and the Leased Premises (and the existing fire stairs connecting the contiguous floors of the Leased Premises, which Landlord agrees that Tenant may use on a nonexclusive basis as a convenience stairs subject to all Legal Requirements and reasonable security measures adopted by Landlord) twenty-four (24) hours per day, seven (7) days per week, subject to applicable laws and insurance requirements, and also subject to the provisions of this Lease governing any fire, casualty, condemnation or other force majeure, and (ii) subject to prior reservations and on a first come first serve basis, Tenant shall have the right to nonexclusive (a) use of the freight elevators in the Building during the Normal Freight Elevator Hours, including in connection with the performance of Tenant Changes and Tenant's moving into the Leased Premises, and (b) use of the freight elevators (subject to Landlord's reasonable scheduling requirements), in order to move furniture, equipment, and similar items, as well as dry wall and other construction materials, construction equipment and other property, into the Leased Premises after Normal Freight Elevator Hours (for up to 50 hours without paying Landlord's "overtime" charges) for such freight elevators; provided that Tenant agrees that, except during the period that Tenant's Initial Changes are being performed, it shall not use the freight elevator, at any time, for heavy items (including dry wall, construction materials, and heavy furniture, equipment, and other property) during Normal Freight Elevator Hours except for Tenant's Initial Changes.

               C. During the Term, Landlord, at its expense, shall cause the Leased Premises to be cleaned on Business Days, substantially in accordance with the Cleaning Specifications set forth in Exhibit D annexed hereto and made a part hereof, as the same may be modified from time to time, so long as they are not reduced below the level set forth in Exhibit D.

               D. At or promptly following the First Commencement Date, Landlord shall make available to Tenant, without charge, Tenant's Percentage from time to time of listings (for Tenant and its on-site employees) in or on the directory in the lobby of the Building (including any electronic directory which may at any time be installed for that purpose).

               E. Notwithstanding anything to the contrary in this Lease, with respect to the Basement Premises, Landlord shall not be obligated to provide any of the services described above in this Article, or any services described in
Article 29, except for freight elevator service, and electricity as described in
Article 39.

               F. Landlord agrees that during Business Hours Tenant shall have access to the Building, through both the 41st and 40th Street entrances to the Building and at all other times and days, Tenant shall have access to the Building through either the 41st or 40th Street entrances to the Building. Landlord, at its sole cost and expense, shall have on duty at each entrance, at all times that the relevant


                                      (69)
entrance shall be unlocked and open for access to the Building (during the times and days mentioned above), at least one security guard who shall be stationed at a security desk near such entrance.

          50. Use; Compliance with Laws.

               A. Tenant shall use and occupy the Leased Premises for the Permitted Uses in accordance with all Legal Requirements (but subject to Landlord's obligations under Article 15), and for no other purposes, provided that the Leased Premises shall not be used by a Prohibited Occupant or for a Prohibited Use.

               B. OMITTED.

               C. Tenant shall give prompt notice to Landlord of any notice Tenant receives of the violation of any law or requirement of any government agency or authority with respect to the Leased Premises or the use or occupation thereof. Subject to Landlord's obligations pursuant to Article 15B (if any), Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all federal, state, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body ("Legal Requirements") which shall impose any violation, order or duty upon Landlord or Tenant, in each case with respect to (i) the Leased Premises (as opposed to the Building) including any objection under the ADA or (ii) the Building if and to the extent there is a violation of Legal Requirements arising from Tenant's or Tenant Parties' negligence or breach of this Lease or Tenant Changes, or (iii) arises out of Tenant's or Tenant Parties' use or manner of use of the Leased Premises or the Building (other than mere general office use).

               D. Landlord will during the Term cause the public portions of the Building (together with those portions of the Building systems and structural elements of the Building other than to the extent affected by Tenant Changes or other actions) to comply with all Legal Requirements to the extent necessary for Tenant safely and lawfully to occupy the Leased Premises for the Permitted Use, that are applicable to the owner of the Property and that relate to Hazardous Materials (defined below); provided, however, that Landlord shall not be in default under this Lease on account of (and shall have no responsibility for)
(i) any Hazardous Materials created, discharged, released or otherwise disposed of by any Tenant Parties or by any occupant of the Leased Premises claiming through Tenant (all of which shall be the responsibility of Tenant) and (ii) amounts of Hazardous Materials or any Hazardous Materials that are present in compliance with Legal Requirements and do not (other than to a de minimis extent) adversely affect the health or safety of Tenant or any of its employees or licensees (the items specified in clauses (I and ii) above in this sentence being called the "Excluded Hazardous Materials"). "Hazardous Materials" mean explosives, radioactive materials or asbestos-containing materials, and all other substances that are toxic, poisonous, or hazardous to human health or safety and that are regulated by


                                      (70)
applicable laws as hazardous materials or substances; it being understood and agreed that lead-based paint shall not be a Hazardous Material. Landlord will use commercially reasonable efforts to enforce its rights under other leases to cause tenants to comply with their obligations.

               E. Landlord agrees that on each of the relevant Commencement Dates, the portion of the Leased Premises being delivered will be in compliance with all Legal Requirements for which Landlord is obligated and that on the date that Tenant shall occupy the Leased Premises for the conduct of business, all the Common Areas of the Building will be in compliance with all Legal Requirements for which Landlord is obligated and which directly affect Tenant. If and to the extent that Landlord receives any written notice of any violation of any Legal Requirement that is applicable to it as the owner of the Property, or applicable to the Property, and that affects the Property, then Landlord shall (unless this Lease otherwise requires Tenant to cure such violation), at its sole cost and expense, promptly cure such violation to the extent such violation materially adversely interferes with Tenant's occupancy of the Leased Premises, Tenant's conduct of its business therein or the performance of any of Tenant Changes; provided, however, that notwithstanding anything to the contrary in this Lease, (but subject to the last sentence of this Section) Landlord shall not be in default under this Lease as the result of (i) any violation arising as the result of any acts or omission by Tenant, Tenant Parties or any of their respective agents, contractors, licensees or invitees, or (ii) any violation arising as the result of a default by Tenant under this Lease, or (iii) any other violation that is caused by any other tenant or occupant of any part of the Property or that is the responsibility of such tenant or occupant to cure, provided that Landlord shall use commercially reasonable efforts to enforce its rights against other tenants; violations specified in clause (i) and (ii) shall be the obligation of Tenant to cure at its sole cost and expense. Anything contained herein to the contrary notwithstanding, in the event that the Tenant is required to vacate or is prevented from taking occupancy of the Office Premises due to the existence of a violation (except to the extent covered and governed by the provisions of Article 15B of this Lease) which Landlord is required to cure under this Section 50E, and so long as Tenant actually vacates the entire Office Premises or is prevented from taking occupancy, as the case may be, then the Fixed Rent for the Office Premises shall abate (or if the Rent Commencement Date shall not have occurred the Rent Commencement Date shall be delayed) from the date Tenant actually vacates the Office Premises until such time as the entire Office Premises may be occupied or is occupied for the operation of its business.

               F. After receipt of notice from Tenant describing in reasonable detail the problems, Landlord shall cooperate with Tenant in dealing with other tenants of the Building to comply with Legal Requirements with which they are obligated to comply under their respective leases, the non-compliance with which adversely affects Tenant's use of the Leased Premises permitted hereunder.


                                      (71)

          51. Brokerage.

               A. Tenant represents and warrants that the sole brokers (in addition to Colliers ABR ("Colliers") as the agent for the previous owner) with whom it has dealt in connection with this Lease are the Tenant's Broker and the Landlord's Agent (as defined in Article 37 and collectively called the "Brokers") whose brokerage commissions (with respect to this Lease) Landlord agrees to pay, pursuant to separate agreements. Tenant does hereby agree to indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by Landlord by reason of any claim of, or liability to, any broker or finder (other than the Brokers and Colliers) based on dealing with Tenant or its officers or employees in connection with the negotiation, execution or consummation of this Lease.

               B. Landlord represents and warrants that the sole brokers with whom it has dealt in connection with this Lease are the Brokers and Colliers. Landlord does hereby agree to indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by Tenant by reason of any claim of, or liability to, any broker or finder (including, without limitation, the Brokers and Colliers) based on dealing with Landlord or its officers or employees in connection with the negotiation, execution or consummation of this Lease.

               C. The provisions of this Article 51 shall survive the expiration or earlier termination of the Lease.

          52. Miscellaneous.

               A. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and that the act of or notice from, or notice or refund to, or the signature of any one or more of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of the persons executing this Lease had so acted or so given or received such notice or refund or so signed.

               B. Each of Landlord and Tenant hereby waives its right to make a claim against the other for any special, consequential, or punitive damages, if and to the extent such claim is made under this Lease.

               C. This Lease may not be extended, renewed, terminated or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.


                                      (72)

               D. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by Landlord.

               E. This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon either party unless and until
(i) Tenant shall have executed (by means of ink signatures), and unconditionally delivered to Landlord, one or more paper counterparts of this Lease, together with all checks and/or letters of credit that Tenant is obligated to deliver on or before the date of this Lease and (ii) Landlord shall have executed (by means of ink signatures), and unconditionally delivered to Tenant, one or more fully executed paper counterparts of this Lease.

               F. Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Leased Premises including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration (as such term is defined in Article 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961, as amended) with respect to the Leased Premises, which would cause the Leased Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Land or the Property or any respective part thereof. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request and, in connection therewith, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest and granted for a valuable consideration, to execute any such certificate or instrument for and on behalf of Tenant. Notwithstanding anything to the contrary in this subsection F, the waivers and agreements set forth in this subsection F shall not be applicable to any zoning lot merger or transfer of development rights, or to any Declaration of Restrictions, or other document of similar nature and purpose, if such zoning lot merger or transfer of development rights would reduce Tenant's rights other than in a de minimis manner, or increase Tenant's obligations hereunder other than in a de minimis manner.

               G. "Or" is not exclusive, and "include" and "including" are not limiting (and shall mean, wherever used, "including without limitation"); "hereby," "herein," "hereof," and "hereunder" refer to this Lease, as it may be amended, modified or supplemented from time to time in accordance with its terms.

               H. This Lease may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together, will be deemed to be one and the same instrument.


                                      (73)

          53. OMITTED.

          54. Legal Rent Restrictions.

          If any of the rents payable under the terms of this Lease shall be or become uncollectible, reduced, or required to be refunded, because of any applicable law, ordinance, order, rule, requirement or regulation, then Tenant shall enter into such agreement(s), and take such other steps, as Landlord may request, and as may be legally permissible, to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

          55. Existing Lease and Surrender Agreement.

          Any default (in each case after notice and the expiration of any applicable cure period) by Hampshire Designers Inc. under the Existing Lease or the Surrender Agreement shall constitute a default by Tenant under this Lease; and any default by Tenant under this Lease (after notice and the expiration of any applicable cure period) shall constitute a default by Hampshire Designers Inc. under the Existing Lease and the Surrender Agreement.

          56. Consents.

               A. Wherever in this Lease it is expressly provided that either party shall not unreasonably withhold consent or approval, or shall exercise its judgment reasonably, such consent shall also not be unreasonably conditioned, and (if no specific time period is given in connection therewith), then such consent or approval or exercise of judgment shall also not be unreasonably delayed.

               B. Wherever in this Lease Landlord's consent or approval is required and Landlord expressly agreed that such consent or approval shall not be unreasonably withheld, if Landlord shall refuse or fail to grant such consent or approval then Tenant in no event shall be entitled to, and shall not make any claim, and (subject to the last sentence of this Article 56) Tenant hereby waives any claim for damages (nor shall Tenant claim any damages by way of set-off, counterclaim or defense), or other remedy (except as provided below), based upon any assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Subject to subsection C of this
Article 56, Tenant's sole remedy in such circumstance shall be an action or proceeding for a declaratory judgment that such consent or approval was deemed to have been granted.


                                      (74)

               C. Notwithstanding anything to the contrary in this Article 56, if a court states in a judgment that is not appealable (or that is appealable, but which Landlord elects not to appeal, or waive its rights to appeal) that, as to a matter for which Landlord was obligated not to unreasonably withhold its consent, and for which Landlord withheld its consent, Landlord was acting in bad faith (or words of similar intent), then Tenant shall be entitled to collect from Landlord its actual damages in connection therewith and shall not be limited to the remedy set forth in the immediately preceding subsection B. This subsection C shall be null and void in the event Tenant elects to avail itself of its right to submit the issue of consent or approval to arbitration pursuant to Article 67 of this Lease.

          57. Patriot Act.

               A. Tenant represents that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity, or nation.

               B. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing representation.

          58. Notices. Except as otherwise expressly provided in this Lease, every notice, demand, consent, approval, request or other communication (collectively, "Notices") which may be or is required to be given under this Lease or by law shall be in writing. A notice of default which Landlord may desire or be required to give Tenant shall be deemed sufficiently given or rendered if (i) personally delivered (against a signed receipt), (ii) sent by Federal Express or comparable overnight national delivery service, or (iii) sent by United States registered mail, postage prepaid, return receipt requested, addressed as set forth below. Any Notice by Tenant to Landlord shall be addressed as set forth below:

               A. If intended for Landlord, to the following addresses (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice):

          If to Landlord:

          Charney - FPG 114 41st Street LLC
          c/o George Comfort & Sons, Inc.
          200 Madison Avenue
          New York, New York


                                      (75)

          Attn:  Peter S. Duncan
          Facsimile No. (212) 481-0765

          With a copy to:

          Stuart D. Byron, Esq.
          200 Madison Avenue
          New York, New York  10016
          Facsimile No. (212) 542-2185

               B. If intended for Tenant, to the following addresses (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice):

          If to Tenant prior to the date Tenant commences its operation of business at the Leased Premises:

          Hampshire Group, Limited
          119 West 40th Street
          New York, New York
          Attn:  Heath L. Golden, Esq.
          Facsimile No. (212) 840-5670

               If to Tenant on or after the date Tenant commences its operation of business at the Leased Premises and so notifies Landlord:

          Hampshire Group, Limited
          114 West 41st Street
          New York, New York 10036
          Attn:  Heath L. Golden, Esq.
          Facsimile No. (212) 840-5670

          With (in either case) a copy to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, New York  10019-6099
          Attn:  Robert I. Bressman, Esq.
          Facsimile No. (212) 728-8111

               C. Except as otherwise provided herein, all such Notices shall be deemed to have been served or delivered on the day such personal delivery is made if or delivered or received by 6 p.m. (as evidenced by receipt unless receipt is refused) on a Business Day (or otherwise on the next following Business Day), or on the next Business Day after the date that such notice is sent on a Business Day by Federal Express (or a comparable national delivery service) for delivery on the morning of the next Business Day; or if sent by U.S. Mail as aforesaid, on the day received as


                                      (76)
evidenced by receipt or evidence of refusal of receipt. A notice given by a party's counsel or (as to Landlord) Landlord's managing agent shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article Each of the parties hereto waives personal or any other service other than as provided for in this Article Notwithstanding the foregoing, either party hereto may give the other party oral notice of the need for emergency repairs or other emergency action (provided such oral notice is promptly thereafter followed by written notice).

          59. Security Deposit.

               A. Tenant has deposited with Landlord the sum of Two Million Dollars ($2,000,000) (the "Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. If Tenant defaults in respect of any of the terms, provisions or conditions of this Lease, including, but not limited to, the payment of Rent which default continues beyond the applicable period of notice and grace, if any, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Leased Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord (but only if Landlord is entitled, under the terms hereof, to recover such amounts). Tenant, upon the execution of this Lease or at any time during the Term, may deliver, in lieu of a cash Security Deposit, an irrevocable letter of credit (the "Letter of Credit"), in the amount of the Security Deposit, issued by a New York City commercial bank (that is a member of the Clearing House Association) acceptable to Landlord in its reasonable discretion, and in substantially the form of the letter of credit annexed hereto as Exhibit B, to be held by Landlord as the Security Deposit. The Letter of Credit shall (i) initially expire not less than approximately one (1) year from the date of this Lease, (ii) provide for automatic renewals for periods of not less than one (1) year unless notice of non-renewal is given to Landlord at least thirty (30) days prior to the then applicable expiration date thereof, and
(iii) subject to the provisions of Article 59C hereof, have a final expiration not earlier than two (2) months after the Expiration Date or sooner termination of this Lease; provided, however, that the initial Letter of Credit provided hereunder may have a term of 364 days, and (iv) provide that the Letter of Credit is transferable and that charges up to the amount of $200.00 for each transfer of such letter of credit to any future owner of either the Building or of the lessee's interest under any Superior Lease shall be for Landlord's account. In the event of a default by Tenant under this Lease which default continues beyond applicable periods of notice and grace, Landlord shall be permitted to draw down all or any portion of the Letter of Credit and apply the proceeds or any portion thereof as permitted hereby and retain the balance for the Security Deposit. Landlord shall also have the right to draw down all or any portion of the Letter of Credit if Landlord receives notice that the date of expiry will not be extended by the issuing bank and if a replacement letter of credit meeting the requirements of this Article is not delivered by Tenant by the earlier of (i) ten (10)


                                      (77)

Business Days after such notice of non-extension, or (ii) ten (10) Business Days before the expiration of the Letter of Credit, and Landlord may retain the proceeds for the Security Deposit. If Landlord shall have drawn against the Letter of Credit and applied all or any portion thereof, then Tenant shall deposit with Landlord, within five (5) Business Days of demand therefor, a sufficient amount of cash to bring the balance of the monies held by Landlord to the amount of the Security Deposit then required to be maintained by Tenant hereunder.

               B. Landlord shall deposit the Security Deposit, if in cash, in an interest-bearing account. Landlord will cause the accrued interest on any such cash Security Deposit (less one half (.5%) percent per annum of the amount of such Security Deposit but only payable from any accrued interest earned on such Security Deposit) to be paid to Tenant if and when the Security Deposit (or the balance thereof) is repaid to Tenant pursuant to this Lease.

               C. Tenant will be permitted to reduce the amount of the Security Deposit to $1,000,000 at any time after the second (2d) anniversary of the First Commencement Date, and to a return of the Security Deposit on or after the fifth
(5th) anniversary of the First Commencement Date; provided, however and notwithstanding anything to the contrary contained herein, no reduction in, or return of, the Security Deposit shall be permitted unless, on the date of the reduction or return no monetary default by Tenant hereunder shall then exist (but upon cure of any such default, the reduction or return of the Security Deposit shall be effected). If the Security Deposit is in cash, Landlord will pay to Tenant the amount of any applicable reduction within ten (10) Business Days after Tenant's request therefor If the Security Deposit is a Letter of Credit, Landlord will accept a Letter of Credit in the proper reduced amount in exchange for the existing Letter of Credit, or at the sole cost and expense of Tenant, an endorsement of or amendment to the Letter of Credit reducing the amount thereof to the proper reduced amount, or if the Tenant is entitled to a return of the Letter of Credit, then Landlord shall return such Letter of Credit to Tenant. Landlord will without cost cooperate with Tenant in effecting any reduction permitted hereunder (such as, if requested by Tenant, notifying the issuer of the Letter of Credit of Landlord's request to reduce or cancel the Letter of Credit, as the case may be).

               D. If on the Expiration Date or sooner termination of this Lease, Landlord is still holding the Security Deposit, and in the event that Tenant shall not then be in default, the Security Deposit shall be returned to Tenant within 15 Business Days after the Expiration Date or sooner termination of this Lease or if later, after delivery of possession of the entire Leased Premises to Landlord in accordance with the applicable terms hereof.

               E. In the event of a sale of Property, or leasing of the entire Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee that succeeds to Landlord's interest hereunder, and upon such transfer Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look to the new Landlord solely for the return of said


                                      (78)

Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          60. Right of First Offer.

               A. Subject to and except for the rights for floors 13, 14 and 15 existing on the date of this Lease of WELLS FARGO CENTURY INC. and WELLS FARGO CENTURY CREDIT INC. and their respective Affiliates ("WELLS"), as such rights are more particularly listed on Exhibit I (the rights applicable to each floor listed thereon, the "Prior Rights" for such floor), and in the event that TZELL TRAVEL LLC, ("TZELL") does not renew or extend its lease or leases, whether or not pursuant to any existing rights thereunder (as provided in Paragraph B below), and provided that on the date Landlord is prepared to deliver a ROFO Offer, the following conditions are satisfied: (i) this Lease is in full force and effect; (ii) Tenant and its Affiliates are then in occupancy of at least seventy (70%) percent of the then entire Leased Premises (as they exist on the date of the ROFO Offer, as defined below); and (iii) Tenant, is not then in default beyond any applicable cure or notice periods, if any, and (iv) subsequent to the Original Term, there are at least three (3) years remaining in the Extension Term, Landlord agrees that prior to entering into any other binding agreement for the leasing of all or any portion of the rentable area of the 13th, 14th or 15th floors in the Building (the "ROFO Floors") to anyone other than Tenant, Landlord will in the event the 13th, 14th or 15th floors become Available first offer to Tenant the right to lease the portion of such space being offered (the "ROFO Premises") by giving to Tenant a written notice of such offer (such written notice of such offer being hereinafter referred to as the "ROFO Offer"). Such notice shall include (a) a description of the ROFO Premises (including a plan and stating the rentable square feet thereof); (b) disclosure of the current tenants of the ROFO Premises, if any; (c) a statement by Landlord of the date that, to Landlord's best knowledge, such tenants (if any) will cease to have rights to the ROFO Premises; (d) a statement by Landlord of the date (the "ROFO Delivery Date") that, to Landlord's best knowledge, the ROFO Premises is expected to become vacant and available for possession by Tenant; (e) Landlord's estimate of the Fixed Fair Market Rental, as defined below ("Landlord's Rent Determination"), and (f) a summary of the "Business Terms". "Business Terms" shall mean the material economic business terms in addition to those set forth in Paragraph C of this Article upon which Landlord is willing in its sole discretion to enter into a lease for the ROFO Premises including, without limitation, any escalation payment obligations, Tenant's Percentage for the ROFO Premises, any other additional rent, the duration of the term thereof, any work to be performed or paid for by Landlord, and the amount and duration of any rent concessions. If Landlord is required to give the ROFO Offer, the ROFO Offer shall be given to Tenant at least 60 days, but no more than 270 days, prior to the ROFO Delivery Date.


                                      (79)

               B. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby expressly acknowledge and agree that the right being granted to Tenant in this Article 60 with respect to the 13th, 14th and 15th floors shall not apply to, or restrict, either (i) any offer by Landlord to renew or extend the lease of, or to enter into a new or replacement lease with WELLS pursuant to its existing rights or with TZELL whether pursuant to any existing rights or otherwise, or (ii) any offer by Landlord to enter into a new or replacement lease with any tenant or its Affiliates of all or any portion of the ROFO Premises at any time in the future (and whether or not provided for in the then existing lease of such tenant) if such tenant originally took occupancy following any failure by Tenant duly and timely to exercise the option provided for in this Article 60. The rights of Tenant are subject and subordinate to the rights of each party and their Affiliates specified in clauses (i) and (ii) of the preceding sentence, and Tenant shall have no right or claim against Landlord on account of any lease entered into by Landlord with any party or its Affiliates specified in such clauses (i) and (ii) with respect to all or any portion of the ROFO Floors (the foregoing provisions of this sentence are called the "ROFO Exclusion").

               C. The ROFO Premises shall be leased to Tenant upon all of the terms and conditions set forth in the ROFO Offer and the Business Terms and otherwise on all the applicable terms hereof, including the following: the base year for calculating the Tax Payment shall be the Base Tax Year, as defined herein; provided, however, that the Fixed Annual Rent for the ROFO Premises shall be the Fixed Fair Market Rental six months prior to the Commencement Date for the ROFO Premises. Within twenty (20) days after the giving to Tenant of the ROFO Offer, Tenant shall either give Landlord notice (specifying the floor or floors that Tenant elects to lease, if any,) that Tenant (i) accepts the ROFO Offer and Landlord's Rent Determination therefor by written notice to such effect given to Landlord within such twenty (20) day period ("Tenant's Acceptance Notice"), (ii) elects to accept the ROFO Offer and to lease the ROFO Premises, except that Tenant disagrees that Landlord's Rent Determination is the Fixed Fair Market Rental, and stating Tenant's estimate of the Fixed Fair Market Rental ("Tenant's Rent Determination"), by written notice to such effect given to Landlord within such twenty (20) day period ("Tenant's Counteroffer Notice") or (iii) waive any right to lease such ROFO Premises, and Tenant's failure duly to respond in writing within such twenty (20) day period shall be deemed a waiver of any rights to lease the ROFO Premises (subject to Paragraph J of this Article, below). Any exercise by Tenant of its option to lease the ROFO Premises shall be subject to the further limitations that (a) if the ROFO Floors consist of premises on all three floors, Tenant shall have the right to lease either the premises on all three floors, or the 13th and 14th floors, or the 14th and 15th floors, or either the 15th floor or the 13th floor alone, and (b) in any event Tenant shall have no right to lease less than the entirety of the premises on a floor of the ROFO Premises that is then the subject of the ROFO Offer or the 14th floor alone. Time shall be of the essence with respect to the delivery of Tenant's Acceptance Notice to Landlord's ROFO Offer, or Tenant's Counteroffer Notice, in each case within the twenty (20) day period above provided. For purposes hereof, "Fixed Fair Market Rental" shall mean the annual fair market rental for the ROFO Premises, as of the date 6 months prior to the commencement date for the ROFO Premises, and


                                      (80)
taking into account all relevant factors. If Tenant duly and timely delivers Tenant's Acceptance Notice or a Tenant's Counteroffer Notice, the ROFO Premises shall (x) if there are four (4) years or less remaining in the Original Term as of such delivery of Tenant's Acceptance Notice or a Tenant's Counteroffer Notice, be leased by Tenant for the term or period as set forth in the ROFO Offer, provided, however if Tenant duly and simultaneously exercises its option to extend pursuant to Article 61, then the term or period of leasing of such ROFO Premises shall be coterminous with the term of the Initial Premises, or (y) if there are more than four (4) years remaining in the Original Term as of such delivery of Tenant's Acceptance Notice or a Tenant's Counteroffer Notice or if Tenant exercises its option to extend pursuant to Article 61 and there are at least four (4) years remaining in the Extension Term, be leased by Tenant for a term or a period coterminous with the term of the Initial Premises.

               D. If Tenant shall duly deliver Tenant's Acceptance Notice as aforesaid, Landlord shall accept such notice, the ROFO Premises shall be added to the Leased Premises, Tenant's Percentage shall be increased and Tenant shall accept the ROFO Premises on the ROFO Premises Commencement Date, upon the terms and conditions set forth above, subject to the determination of the ROFO Rent as set forth herein. As soon as is practicable following the occurrence of the ROFO Premises Commencement Date and the determination of the Fixed Annual Rent for the ROFO Premises (the "ROFO Rent"), Landlord and Tenant shall execute and deliver to each other an agreement specifying the changes to this Lease required by the addition of the ROFO Premises to the premises demised under this Lease; and each party's obligation to comply with all of its obligations hereunder with respect thereto shall be and remain in effect notwithstanding any delay or failure to execute and deliver such agreement. The "ROFO Premises Commencement Date" means the date the ROFO Premises are delivered to Tenant, vacant and broom-clean and otherwise in accordance with the Business Terms.

               E. If Tenant shall duly deliver a Tenant's Counteroffer Notice setting forth Tenant's Rent Determination, then

                    (i) Landlord and Tenant shall attempt to agree as to the Fixed Fair Market Rental for the ROFO Premises within thirty (30) days after the giving of Tenant's Counteroffer Notice. If Landlord and Tenant shall be unable to reach an agreement regarding the Fixed Fair Market Rental for the ROFO Premises within said thirty (30) day period, Landlord and Tenant shall jointly select an independent reputable real estate broker with at least fifteen (15) years' experience in leasing of comparable office spaces in midtown Manhattan (a "Qualified Broker") to select either Tenant's or Landlord's estimate of the Fixed Fair Market Rental for the ROFO Premises. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Qualified Broker within ten (10) days after one party requests the other party to do so, then the parties agree that either one may submit the determination of the Qualified Broker to the AAA, to designate the Qualified Broker in accordance with the rules, regulations and/or procedures then obtaining of the AAA. In the event the AAA shall fail to appoint such Qualified Broker within forty-five (45) days after such request is made,


                                      (81)
then either party may apply on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such Qualified Broker.

                    (ii) The Qualified Broker shall conduct such hearings and investigations as he or she may deem appropriate and shall, within thirty (30) days after the date of his or her designation, choose either Landlord's Rent Determination or Tenant's Rent Determination, and such choice by the Qualified Broker shall be conclusive and binding upon Landlord and Tenant. The Qualified Broker shall not have the power to add to, modify or change any of the provisions of this Lease.

               F. Each party shall pay its own counsel fees and expenses in connection with any arbitration under this Article 60, including the expenses and fees of any appraiser or other consultant engaged by such party in making its determination of Fixed Fair Market Rental of the ROFO Premises. The fees and expenses of the Qualified Broker shall be borne equally by Landlord and Tenant.

               G. (i) After a determination has been made of the ROFO Rent for the ROFO Premises, the parties shall execute and deliver to each other an instrument setting forth the Fixed Annual Rent payable for the ROFO Premises and the other Business Terms applicable thereto.

                    (ii) If the final determination of the ROFO Rent in accordance with the provisions of this Article 60 has not been made by the ROFO Commencement Date, then pending such final determination, Tenant shall pay, as the Fixed Annual Rent for the ROFO Premises an amount equal to Landlord's Rent Determination. If the final determination of the ROFO Rent for the ROFO Premises is less than Landlord's Rent Determination, then Landlord shall credit any such overpayment against the Rent next coming due hereunder.

               H. If Landlord is unable to give possession of the ROFO Premises on the ROFO Delivery Date because of the holding over or retention of possession of any tenant, undertenant or occupant or for any other reason, Landlord shall use reasonable efforts to cause such tenant, undertenant or occupant to vacate the ROFO Premises, and Landlord may, but shall not be obligated to, commence summary dispossess proceedings for the eviction of the holdover tenant, undertenant or occupant ("Eviction Proceedings") provided, however that if the ROFO Commencement Date has not occurred by the date 60 days after the ROFO Delivery Date, Landlord shall immediately commence Eviction Proceedings if Landlord is legally entitled to do so. Landlord shall have no liability whatsoever for its inability to so deliver possession of the ROFO Premises by the ROFO Delivery Date and the validity of this Lease and the demise of the ROFO Premises shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term or the term of Tenant's occupancy of the ROFO Premises, but the ROFO Commencement Date shall be deferred (provided Tenant is not responsible for the inability to obtain possession), until the date on which Landlord delivers possession of the ROFO Premises as required


                                      (82)
hereunder. In the event that Landlord is unable to deliver possession of the ROFO Premises to Tenant within two hundred seventy (270) days after the ROFO Delivery Date, Tenant shall have the further right to cancel and terminate this Lease as to the ROFO Premises only, by notice to Landlord given at any time thereafter but before the earlier of the date that Landlord either actually delivers the ROFO Premises to Tenant or the date that Landlord gives notice to Tenant that the ROFO Premises is ready to be delivered. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Article 223-a of the New York Real Property Law.

               I. If Tenant waives or is deemed to have waived (through failure to respond within the required time period) any ROFO Offer with respect to the ROFO Premises or Tenant gives a termination notice pursuant to Paragraph H above, Landlord shall be free to lease any ROFO Premises to any other party, in whole or in part or in conjunction with other space that is the subject of such lease, which may include granting to such party extension or renewal rights with respect to such ROFO Premises, but in any event subject to Paragraph J of this
Article 60. If Tenant so waives or is deemed to have waived any rights to lease the ROFO Premises, Tenant, upon Landlord's request, shall confirm such fact in writing to Landlord as soon as practicable.

               J. If Tenant rejects or fails to accept a ROFO Offer or has given a termination notice pursuant to Paragraph H above, and by the date 12 months after the date that Tenant waives or is deemed to have waived the ROFO Offer or has given a termination notice pursuant to Paragraph H above, Landlord has not entered into a binding agreement to lease such space, whichever is later, or the ROFO Premises becomes Available (as hereinafter defined) subsequent to the leasing of such space to a third party, Landlord shall be obligated to offer such ROFO Premises to Tenant again subject to and in accordance with this
Article 60 prior to entering into a binding agreement to lease such space.

               K. In the event that WELLS does not renew or extend its lease or leases (whether or not pursuant to the terms of its existing lease) on the 9th floor in the Building, and provided that on the date Landlord is prepared to deliver the ROFO Offer, the following conditions are satisfied: (i) this Lease is in full force and effect; (ii) Tenant and its Affiliates are then in occupancy of at least seventy (70%) percent of the then entire Leased Premises (as they exist on the date of a ROFO Offer with respect to the 9th floor); (iii) Tenant is not then in default beyond any applicable cure or notice periods, if any, and (iv) subsequent to the Original Term, there are at least three (3) years remaining in the Extension Term, Landlord agrees in the event the 9th floor shall become Available that prior to entering into any binding agreement for the leasing of all or any portion of the rentable area of the 9th floor in the Building (the "ROFO Floor") to anyone other than Tenant, Landlord will first offer to Tenant the right to lease the portion of such space being offered by giving to Tenant a ROFO Offer with respect thereto. All of the terms, provisions, conditions and definitions applicable to the 13th, 14th and 15th floors set forth in the foregoing provisions of this Article, shall apply to the 9th floor as if the 9th floor were the ROFO Premises therein except that the Prior Rights for the 9th


                                      (83)
floor shall be only those applicable to the 9th floor as shown in Exhibit I, and the New Tenant Rights as applicable to the 9th floor.

               L. Subject only to the Prior Rights to the 18th floor set forth on Exhibit I, and provided that on the date Landlord is prepared to deliver the ROFO Offer, the following conditions are satisfied: (i) this Lease is in full force and effect; (ii) Tenant and its Affiliates are then in occupancy of at least seventy (70%) percent of the then entire Leased Premises (as they exist on the date of a ROFO Offer with respect to the 18th floor of the Building); (iii) Tenant is not then in default beyond any applicable cure or notice periods, if any, and (iv) subsequent to the Original Term, there are at least three (3) years remaining in the Extension Term, Landlord agrees that prior to entering into any binding agreement for the leasing of all or any portion of the rentable area of the 18th floor in the Building (the "ROFO Floor") to anyone (including the existing tenant of the 18th floor, as shown on Exhibit I) other than Tenant, Landlord will first offer to Tenant the right to lease the portion of such space being offered by giving to Tenant a ROFO Offer with respect thereto. All of the terms, provisions, conditions and definitions applicable to the 13th, 14th and 15th floors set forth in the foregoing provisions of this Article, except that the Prior Rights for the 18th floor shall be only those applicable to the 18th floor, as shown on Exhibit I, and the New Tenant Rights as applicable to the 18th floor.

               M. Subject only to the Prior Rights to the 20th floor set forth on Exhibit I, and provided that on the date Landlord is prepared to deliver the ROFO Offer, the following conditions are satisfied: (i) this Lease shall be in full force and effect, (b) Tenant and its Affiliates are in occupancy of at least seventy (70%) percent of the then entire Leased Premises (as they exist on the date of a ROFO Offer with respect to the 20th floor in the Building), (c) Tenant is not then in default beyond any applicable periods of notice and cure, if any, and (d) provided there are subsequent to the Original Term at least three (3) years remaining in the Extension Term, then subject to the rights (including expansion and renewal rights) of a future tenant after the date of this Lease whose lease covers the 21st and 22nd floors of the Building (the "New 21-22 Tenant") Landlord agrees in the event the 20th floor shall become Available that prior to entering into any binding agreement for the leasing of all or any portion of the rentable area of the 20th floor in the Building (the "ROFO Floor") to anyone other than Tenant, Landlord will first offer to Tenant the right to lease the portion of such space being offered by giving to Tenant a ROFO Offer with respect thereto. All of the terms, provisions, conditions and definitions applicable to the 13th, 14th and 15th floors shall apply to the 20th floor as if the 20th floor was the ROFO Premises therein except the Prior Rights for the 20th floor shall be only those applicable to be 20th floor as shown on
Exhibit I, and the New Tenant Rights as applicable to the 20th floor. Landlord will use reasonable efforts to give Tenant notice if and when Landlord leases the 21st and 22nd floors to a New 21-22 Tenant including the term thereof and expansion and renewal rights thereunder.

                    (ii) For the purposes of this Article 60 and Article 62. any applicable space shall be deemed "Available" only if (x) such space is vacant, free of


                                      (84)
occupants and tenancies or (y) Landlord then desires to market such space and either (a)(1) the then existing tenant thereof has not exercised an option to renew or extend the term of its lease and the time by which such tenant must exercise such option has expired and (2) the then existing occupant thereof is not negotiating with Landlord for a lease or renewal thereof, or (b) Landlord reasonably expects that within the succeeding six (6) months the lease therefor will be terminated and Landlord will receive vacant possession thereof, free of any claims or rights of third parties.

               N. Provided that on the date Landlord is prepared to deliver the ROFO Offer, the following conditions are satisfied: (i) Wells has renewed or extended its lease or leases (whether or not pursuant to any existing rights thereunder) covering the 9th, 10th and 11th floors of the Building but not the 12th floor of the Building, (ii) this Lease shall be in full force and effect,
(iii) Tenant and its Affiliates are in occupancy of at least seventy (70%) percent of the then entire Leased Premises (as they exist on the date of a ROFO Offer with respect to the 12th floor in the Building), and (iv) Tenant is not then in default beyond any applicable periods of notice and cure, if any, then subject to the rights of TZELL pursuant to its existing lease and provided there are subsequent to the Original Term at least three (3) years remaining in the Extension Term, Landlord agrees in the event the 12th floor shall become Available that prior to entering into any binding agreement for the leasing of all or any portion of the rentable area of the 12th floor in the Building to anyone other than Tenant, Landlord will first offer to Tenant the right to lease the portion of such space being offered by giving to Tenant a ROFO Offer with respect thereto. All of the terms, provisions, conditions and definitions applicable to the 13th, 14th and 15th floors shall apply to the 12th floor as if the 12th floor was the ROFO Premises therein, except that the Prior Rights to the 12th Floor shall be only those applicable to the 12th floor as shown on
Exhibit I, and the New Tenant Rights applicable to the 12th floor.

               O. Notwithstanding anything to the contrary contained in this
Article 60 or in Article 62, Tenant shall not have any rights to any ROFO Premises or any ROFO Floors, and any purported exercise by Tenant of any rights under this Article 60 and/or under Article 62 shall not be effective unless (i) there are at least three (3) years remaining in the Original Term or (ii) if there are less than three (3) years remaining in the Original Term, Tenant simultaneously with Tenant's Acceptance Notice or Tenant's Counteroffer Notice or other exercise of any rights under this Article 60 or under Article 62 sends an Extension Notice pursuant to and in compliance with the terms and conditions set forth in Article 61 hereof.

          61. Option to Extend.

               A. Provided that (i) at the time of the exercise of the option provided for in this Article, and immediately prior to the expiration of the original Term (hereinafter referred to as the "Original Term"), this Lease shall then be in full force and effect, (ii) Tenant and its Affiliates are in occupancy of at least seventy (70%) percent of the then entire Leased Premises, and (iii) Tenant is not then in monetary default under this Lease, or otherwise in non-monetary default beyond any applicable periods of


                                      (85)
notice and cure, then Tenant shall have the right, by giving notice to Landlord (the "Extension Notice") not less than fifteen (15) months prior to the Expiration Date of the Original Term (the time of giving such notice to be of the essence), to extend the Term for one period of five (5) years from such Expiration Date (the "Extension Term"). Such extension option may be exercised with respect to all or a portion of the Leased Premises, as the Leased Premises may theretofore have been increased; provided, however, that Tenant shall exercise the extension option with respect to at least two (2) contiguous floors; and provided, further that Tenant may exercise the renewal option only with respect to (x) any entire floor of the Leased Premises that is not contiguous to any other floor of the Leased Premises and (y) floors within a Block, all of which must be contiguous, but only if such contiguous floors include either the top and/or bottom floor of the Block; and further provided, notwithstanding anything to the contrary in this Lease, such extension option may be exercised only with respect to entire floors within the Leased Premises (except if the extension option shall be exercised with respect to the entire Leased Premises, and such Leased Premises shall include one or more floors of which Tenant leases only a portion). If this Lease is so extended, such Extension Term shall be upon the same terms and conditions set forth herein for the Original Term (other than the Fixed Annual Rent payable by Tenant hereunder and provided that Tenant shall not have any further right to renew or extend this Lease), and all of the other provisions of this Lease shall continue in full force and effect until the termination hereof (including Tenant's obligation to make Tax Payments as provided for in Article 38 of this Lease, all as more particularly provided in Article 61B below), provided, however, Landlord shall have no obligation to make or contribute to the cost of renovations, alterations or improvements in or to the Leased Premises (and Tenant shall not be entitled to receive any Landlord's Contribution or free rent periods during such Extension Term); Tenant shall have no further right or option to renew or extend the Term, and Tenant shall be obligated to continue to pay Fixed Annual Rent and Additional Rent from and after the commencement of the Extension Term. If Tenant shall fail to exercise duly and timely its option for the Extension Term, Tenant shall have no further right to extend the Term. A "Block" means any two (2) or more contiguous floors of the Leased Premises.

               B. If the Term is extended for the Extension Term as provided in
Article 61A, then and in that event and in addition to Additional Rent determined as provided for in Article 38 of this Lease, Tenant shall pay Fixed Annual Rent during such Extension Term (the "Extension Term Fixed Annual Rent") equal to the fair market rental rate of the Leased Premises for the Extension Term (the "Extension Term Fair Market Rental Rate"), determined as of the day which shall be 6 months prior to the first day of such Extension Term, and subject to the following limitations. The Extension Term Fixed Annual Rent shall be determined initially by Landlord in a notice to Tenant (the "Rental Notice" for the purpose of this Article 61) which notice shall contain Landlord's determination of the Extension Term Fair Market Rental Rate for such Extension Term and which Rental Notice shall be delivered to Tenant not later than 210 days prior to the first day of the Extension Term. If Tenant shall dispute Landlord's determination of the Extension Term Fair Market Rental Rate by notice delivered to Landlord (the "Notice of Dispute" for the purpose of this Article
61) which notice shall


                                      (86)
include Tenant's Rent Determination of the Extension Term Fair Market Rental Rate, not later than 30 days after delivery to Tenant of the Rental Notice, the Extension Term Fair Market Rental Rate shall be determined by appraisal as provided in Article 61C below. Failure by Tenant to dispute Landlord's determination of the Extension Term Fair Market Rental Rate within 30 days after Tenant's receipt of the Rental Notice, time being of the essence as to such date, shall bind Tenant to such determination. For the purposes of this Lease, the Extension Term Fair Market Rental Rate shall be the annual fair market rental value for the Leased Premises, for the applicable Extension Term, taking into account all relevant factors. Any dispute between Landlord and Tenant as to the Extension Term Fixed Annual Rent (the "Disputed Rental Rate" for the purpose of this Article 61) shall be determined by a Qualified Broker choosing Tenant's Rent Determination or the Extension Term Fair Market Rental Rate set forth in the Rental Notice in accordance with the procedures and applicable terms and conditions set forth in Article 60 above if the parties are unable to agree upon the Extension Term Fixed Annual Rent, with the Rental Notice being deemed the equivalent of Landlord's Rent Determination, and with the Notice of Dispute being deemed the equivalent of Tenant's Counteroffer Notice in that Article.

               C. If any dispute concerning the Extension Term Fair Market Rental Rate shall not be concluded prior to the commencement of the Extension Term, Tenant shall pay to Landlord, as Fixed Annual Rent for the Extension Term, an amount equal to the higher of the Extension Term Fair Market Rental Rate as determined by the appraiser selected by Tenant or the Fixed Annual Rent payable during the last year of the Original Term, for the period from and after the commencement of the Extension Term until a determination is made of the Extension Term Fair Market Rental Rate under Article 61C hereof Upon the determination of the Extension Term Fair Market Rental Rate in accordance with
Article 61C hereof, Tenant shall pay to Landlord, within ten (10) days after such determination, any underpayment of Extension Term Fixed Annual Rent by Tenant since the beginning of the Extension Term together with interest on such underpayment at the Prime Rate, or Landlord shall credit any overpayment of Extension Term Fixed Annual Rent by Tenant, since the beginning of the Extension Term, against any Extension Term Fixed Annual Rent and Additional Rent next coming due.

               D. Promptly following the determination of the Extension Term Fixed Annual Rent Landlord and Tenant shall execute and deliver to each other an agreement confirming the new Expiration Date and the Extension Term Fixed Annual Rent but such terms shall be effective notwithstanding any delay or failure to execute and deliver such agreement.

               E. Notwithstanding anything to the contrary contained in Articles 60 or 62 hereof, Tenant's rights to any and all ROFO Premises and Landlord's obligation to give a ROFO Offer during the Extension Term shall be conditioned upon Tenant having exercised (and/or in those instances where it is provided in Articles 60 or 62 that Tenant may simultaneously exercise Tenant's option to extend, Tenant's exercising) its extension option for 70% of the rentable square feet of the then Leased


                                      (87)

Premises, as the Leased Premises may have been increased pursuant to Articles 60 or 62. Any exercise of the extension option by Tenant that covers less than 70% of the rentable square feet of the then Leased Premises as the Leased Premises may have been increased pursuant to Articles 60 or 62, shall automatically be deemed to nullify Articles 60 and 62 and effectively deleting Articles 60 and 62 from this Lease from and after the giving of such Extension Notice.

          62. 2nd and 3rd Floor Options.

          Provided that on the date Landlord is prepared to deliver the ROFO Offer, the following conditions are satisfied: (a) this Lease shall be in full force and effect, (b) Tenant and its Affiliates are in occupancy of at least seventy (70%) percent of the then entire Leased Premises (as they exist on the date of a ROFO Offer with respect to the 2nd and 3rd floors in the Building),
(c) Tenant is not then in default beyond any applicable periods of notice and cure, if any, and (d) provided there are subsequent to the Original Term at least three (3) years remaining in the Extension Term then subject to the rights (including renewal rights) of the first future tenants after the date of this Lease whose leases cover the 2nd or 3rd floors of the Building (the "1st New Tenants") Landlord agrees in the event the 2nd and/or 3rd floors shall become Available that prior to entering into any binding agreement for the leasing of all or any portion of the rentable area of the 2nd and/or 3rd floors in the Building, (the "ROFO Floors") to anyone other than Tenant, Landlord will first offer to Tenant the right to lease the portion of such space being offered by giving to Tenant a ROFO Offer with respect thereto. All of the terms, provisions, conditions and definitions applicable to the 13th, 14th and 15th floors set forth in the foregoing provisions of Article 60 shall apply to the 2nd and 3rd floors as if the 2nd and 3rd floors were the ROFO Premises therein. Landlord will use reasonable efforts to give Tenant notice when Landlord first leases the 2nd and 3rd floors including the duration of the term thereof and renewal rights thereunder.

          63. Signage.

               A. Subject to the following provisions of this Article, if and while a Tenant Entity (as defined below) leases at least 59,668 rentable square feet of the Property and occupies at least 44,751 rentable square feet of the Property (such conditions, the "Lobby Sign Conditions"), Tenant shall have the nonexclusive right to place one (1) dignified and non-illuminated sign (with the name and/or logo of a Tenant Entity that is in fact occupying space in the Building), in the ground floor lobby of the North Building; provided, however, that no tenant or its affiliates that leases and/or occupies fewer rentable square feet than Tenant leases and occupies shall have a lobby sign more prominent than Tenant's.

               B. Subject to the following provisions of this Article, if and while one or more Hampshire Entities lease in the aggregate at least 104,419 rentable square feet of the Property and occupy at least 74,585 rentable square feet of the Property, and if a Hampshire Entity is the Tenant under this Lease (the foregoing clauses of this sentence being called the "Hampshire Exterior Sign Conditions"), then Tenant shall have the nonexclusive right to place one
(1) dignified and non-illuminated sign (with the


                                      (88)
name and/or logo of Hampshire Group, Limited or any Hampshire Entity that is in fact occupying space in the Building or "Hampshire" subject to Landlord's prior approval which will not be unreasonably withheld, another name related to Tenant), in accordance with the specifications annexed hereto as Exhibit E, on the exterior of the North Building (defined below) excluding the roof; provided, however, that no tenant or its affiliates leasing and/or occupying fewer rentable square feet than Tenant leases and occupies shall have an exterior sign more prominent than Tenant's.

               C. Subject to the provisions of this Article, if and while a Hampshire Entity leases and occupies at least floors 2 through 10 of the Property, and if and while a Hampshire Entity is the Tenant under this Lease (the foregoing clauses of this sentence being called the "Hampshire Building Name Conditions"), then Tenant shall have the exclusive right to name the Building, with the name and/or logo of Hampshire Group, Limited or Hampshire (an "Approved Name"). If the Hampshire Building Name Conditions are met, and Tenant elects not to exercise them, Landlord nonetheless shall not grant any naming rights to any other tenant unless such other tenant and it affiliates leases and/or occupies more rentable square feet than Tenant leases and occupies. If the Hampshire Building Name Conditions are met, Tenant shall have the right to use the Approved Name in Tenant's advertising, stationery and other business activities, and the parties shall cooperate to register the initial Approved Name with the U.S. Postal Service (or other applicable governmental agency, as necessary or advisable) within twenty (20) days after Tenant provides the relevant Approved Name to Landlord so that the U.S. Postal Service can recognize the Building by such name without the need of its street address, which address (that is, 114 West 41st Street) shall nevertheless remain in effect. Landlord shall use such Approved Name on elevator call buttons in the elevator banks that exclusively service the Leased Premises.

               D. All such signage and names specified above in this Article (including size, type, color, style, materials, manner of installation and specific location) are subject to the prior written approval of the Landlord, which shall not be unreasonably withheld or delayed All such signage must be installed, and maintained in good and attractive condition, cleaned, repaired and replaced by Tenant, at its expense including, in accordance with, and all such signage must otherwise comply with, all applicable laws, certificates, permits, license, approvals, insurance requirements, and the provisions of this Lease.

               E. If and when any of the Hampshire Exterior Sign Conditions, or the Hampshire Lobby Sign Conditions, or the Hampshire Building Name Conditions is no longer met, or on or before the occurrence of the Expiration Date (as the same may be extended in accordance with this Lease) or the sooner termination of this Lease, then, in each such case, Tenant, at its expense, shall promptly (but not later than 30 days thereafter, and in any event not later than the Expiration Date or the sooner termination of this Lease), (i) remove all such signage that Tenant is no longer entitled to, and (ii) repair all damage caused by either such signage or its removal, so that any outline of such signage, and any other marks, stains, and scratches relating to such signage, are not apparent to an ordinary observer and restore the area to its prior


                                      (89)
condition, failing which Landlord shall be entitled to perform same at Tenant's expense. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

               F. Landlord reserves the right to permit any other person or entity to place signage on the exterior of the Property or in the ground floor lobby or in any other common areas, or (subject to the Tenant's naming rights described above in this paragraph) to name the Property or any part thereof; provided, however, that, during the term of this Lease (as such term may be extended pursuant to this Lease), Landlord shall not grant signage rights on the exterior or ground floor lobby of the North Building to an office tenant of the North Building if such office tenant is a competitor of Tenant and is primarily engaged in the design, manufacture, marketing, sale and distribution of sweaters and women's related separates (such office tenant being called a "Competitor"); and provided, further, that the provisions of this paragraph shall not limit the right of Landlord (i) to grant any signage rights to any present or future retail tenant occupying any space of the Property, (ii) to grant to any present or future tenant or occupant of the Property the right to list any names in the lobby directory, (iii) to grant any signage rights to any existing tenant or occupant of the Property (or any affiliate of such tenant or occupant, or any permitted assignee, subtenant or occupant) pursuant to any existing lease or occupancy agreement, or (iv) to grant any signage rights not specifically reserved or limited to Tenant under this Lease. The term "related separates" as used in this paragraph means a coordinated group of women's apparel pieces such as jackets, blouses, sweaters, pants, skirts and dresses that are typically merchandised by retailers as a group.

               G. As used in this Article 63, the following capitalized terms shall have the following meanings:

          "Hampshire Entity" means any one or more of the following: Hampshire Group, Limited; any Affiliate of Hampshire Group Limited; and/or any successor entity to any Hampshire Group, Limited.

          "North Building" means the portion of the Property, having a street address of 114 West 41st Street.

          "Tenant Entity" means any one or more of the following: Tenant; any Affiliate of Tenant; or any successor entity to any Tenant.

          64. Prohibited Uses.

               A. Landlord agrees during the Term that it shall not lease any portion of the retail premises in the North Building to be used as (i) a dry cleaner; (ii) an adult bookstore or other retailer selling obscene or pornographic material; (iii) an employment agency; (iv) a souvenir shop or flea market; or (v) a barber shop, beauty parlor or manicurist.


                                      (90)

               B. Landlord further agrees to insert in future retail leases of the North Building provisions substantially as follows:

                    (i) Windows shall be cleaned and maintained in an attractive manner, and the size, type, color, design, location and method of installation of all signs, advertising posters, exhibits and displays which signs, advertising posters, exhibits and displays are visible from the exterior of such portion of the North Building shall be in keeping with the character, reputation and dignity of the Building.

                    (ii) Not permitting or using any sound amplifier, music making device, loud speaker or advertising medium which is audible outside of such tenant's premises (including, without limitation, in the lobby of the North Building).

                    (iii) Not permitting coin or token operated vending machines or similar devices (other than pay telephones) for the sale to the public of any food, candy, beverages, cigarettes, Metrocards, bus tickets, or other commodities or merchandise, including, but not limited to, pay lockers, pay toilets, pay scales or amusement devices (such as, but not limited to, pinball, video and arcade type machines).

                    (iv) Prohibiting public and private auction, fire, going out of business (other than legitimate going-out-of-business sales where such retail tenant has established to Landlord's reasonable satisfaction that such retail tenant in fact is going out of business), bankruptcy and sheriff or receiver sales.

                    (v) Not permitting or using the sidewalk adjacent to or any other space outside the tenant's own premises for display, advertising, sale or any other undertaking.

                    (vi) Not permitting any noxious odors to emanate from the tenant's premises nor permit the use of any flammable cleaning solvents in such space, other than any ordinary supply of the latter used for ordinary cleaning thereof.

               C. In the event any portion of the retail premises in the North Building is vacant, the storefront glass of such vacant premises shall be made opaque (excepting typical "For Rent" signs) so as to be consistent with the exterior of the North Building.

               D. Tenant agrees and acknowledges that the provisions of this
Article 64 shall not apply to any premises in the South Building that front on West 40th Street.

          65. Relocation of Basement Premises. A. Subject to the provisions of this Article 65, Landlord shall have a one-time right after the Basement Commencement Date to relocate the Basement Premises (the Basement Premises initially demised, the "Original Basement Premises") to any new location for the Basement Premises (the "New Basement Premises"). Landlord's right to relocate the


                                      (91)

Basement Premises shall be subject to Landlord's compliance with the following conditions (the intent of this provision being that there shall be no cost, interruption, obligation or risk to Tenant as the result of such move, other than in a de minimis manner):

                    (i) Landlord shall give to the Tenant at least 60 days' prior notice of such relocation, which notice shall include an exhibit showing the New Basement Premises and the usable square footage of the New Basement Premises;

                    (ii) The usable square footage of the New Basement Premises shall be substantially the same as the usable square footage of the Original Basement Premises.

                    (iii) Landlord, at no cost to Tenant, shall (a) install in the New Basement Premises improvements substantially comparable to the improvements made by Tenant to the Original Basement Premises, in such locations as Tenant shall direct; and (b) move (or shall cause a mover designated by Landlord and reasonably approved by Tenant or Landlord's employees to move) Tenant's property located within the Original Basement Premises to the New Basement Premises and to store such property, in a manner similar to the manner in which it was stored in the Original Basement Premises as directed by Tenant;

                    (iv) The move shall be scheduled in such a manner as not to materially interfere with the operation of Tenant's business;

                    (v) The New Basement Premises shall be in a configuration, and in a location on the basement floor of the Building, that is of materially the same utility to Tenant as the Original Basement Premises (including, without limitation, that the New Basement Premises shall permit Tenant to store at least the same amount of materials, in a manner at least as convenient, as the Original Basement Premises, and that the New Basement Premises shall be reasonable accessible to the freight elevator and exits doors).

               B. Tenant agrees to cooperate with Landlord in all reasonable ways to facilitate such move, including supervising the movement of files or fragile equipment.

          66. Abatements. Notwithstanding any contrary provision of this Lease, if due to (a) any work or installation performed by Landlord that Landlord is required to perform excluding anything performed pursuant to the direction of, or in accordance with plans or specifications furnished by, Tenant or (b) failure by Landlord to provide required services (other than the cold water for make up water to the humidification systems in the data center) or make required repairs or perform its required maintenance obligations to the Leased Premises in accordance with the provisions of this Lease (other than a failure due to the acts or omissions of or attributable to Tenant or any Tenant Party, including a Tenant Change or subject to Force Majeure or the acts or omission of the Electric Company unless such acts or omissions are solely due to the


                                      (92)
acts or omissions of Landlord), all or any portion of the Initial Premises is rendered untenantable, after receipt of notice by Landlord from Tenant which notice shall specify in reasonable detail the condition alleged by Tenant for at least five (5) consecutive Business Days, or for any five (5) consecutive Business Days within a seven (7) Business Day period, then provided Tenant or any Tenant Party does not use or has not used the affected portion of the premises during any part of five (5) Business Day period the Fixed Annual Rent and the Additional Rent shall be reduced, on a per diem basis, in the proportion that the area of the portion of the premises that is untenantable bears to the total area of the then Leased Premises, for a period beginning on the first business day after the fifth (5th) Business Day of such untenantability and ending on the earlier of (i) the date such required work, repairs or installation or other services are substantially completed or restored, as the case may be, and (ii) the date Tenant uses or reoccupies the affected portion of the premises for any purpose.

          67. Expedited Arbitration.

               A. In the case of any dispute as to whether Landlord unreasonably withheld its consent under Articles 42 or 48 of this Lease, or in the case of a dispute referred to in Article 41E, Tenant may submit such dispute to arbitration conducted in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that the terms of this Article 67 shall supersede any conflicting or otherwise inconsistent rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the City of New York, by a panel of three arbitrators (each of whom shall be a Qualified Person) in accordance with this
Article 67. Landlord and Tenant shall each appoint (and pay the fees and expenses of) their own arbitrator within five (5) business days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within five (5) business days after such party's failure to appoint. The arbitrators so appointed shall meet and shall, if possible, determine such matter within ten (10) business days after the second arbitrator is appointed, and their determination shall be binding on the parties. If for any reason such two arbitrators fail to agree on such matter within such period of ten (10) days, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within ten (10) business days of such request, and both parties shall be bound by any appointment so made within such ten (10) business day period. The third arbitrator (and the second arbitrator if selected by the other arbitrator as provided above) only shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within five (5) days after the third arbitrator has been appointed, each of the first two arbitrators shall submit their respective determinations to the third arbitrator who must make its own determination, in either case within five (5) days after the first two arbitrators shall have submitted their respective determinations to the third arbitrator, and the selection so made shall in all cases be final and binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as


                                      (93)
hereinbefore provided. The third arbitrator shall be a Qualified Person. If the second arbitrator is appointed by the first arbitrator as provided above, such second arbitrator shall also be a Qualified Person. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease (or waive any of the provisions hereof or thereof). The third arbitrator shall apply the laws of the state of New York, without giving effect to any principles of conflicts of laws. The third arbitrator shall schedule a hearing where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party's witnesses and experts. "Qualified Person" means, as to a dispute under Article 48, a Qualified Broker; and as to a dispute under Articles 41 or 42, an independent architect or contractor with at least 15 years experience with design or construction of nonretail rentable space in midtown Manhattan office buildings.

               B. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. If this agreement to arbitrate is not legally binding or the arbitrator's award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted and matters to be determined by arbitration shall be subject to litigation as provided in this Lease.

               C. The fees of the third arbitrator shall be borne equally by the parties.

          IN WITNESS WHEREOF the parties hereto have duly executed this Lease as of the day and year first above written.

          LANDLORD            CHARNEY-FPG 114 41st STREET, LLC


                              By: /s/ Leon Charney
                                  ----------------------------------------------

                              Name: Leon Charney
                                    --------------------------------------------

                              Title: M/P
                                     -------------------------------------------

          TENANT              HAMPSHIRE GROUP, LIMITED


                              By: /s/ Heath L. Golden
                                  ----------------------------------------------

                              Name: Heath L. Golden
                                    --------------------------------------------

                              Title: Vice President, General Counsel & Secretary
                                     -------------------------------------------

                              Taxpayer Identification Number:
                                                              ------------------



                                      (94)

                                   SCHEDULE I

                         Applicable Per Square Foot Rent

The Applicable Per Square Foot Rent for each period of the Term (each period defined in the left hand column of the chart below, a "Rent Year") is as set for the below:


---------------------------------- ---------------------------------------------
Period                             Applicable Fixed Annual Rent Per Rentable
                                   Square Foot
---------------------------------- ---------------------------------------------
First Rent  Commencement Date      $45.00
through and including (A) the      ("First Year PSF Rent")
last day of the month immediately
preceding the month in which occurs
the first anniversary of the First
Rent Commencement Date if the First
Rent Commencement Date occurs on
the first through the fifteenth day
of a calendar month, or (B) the
last day of the month in which
occurs the first anniversary of the
First Rent Commencement Date if the
First Rent Commencement Date occurs
on the sixteenth day through the
end of a calendar month ("First
Rent Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  $45.00 x CPI Adjustment
day after the last day of the      ("Second Year PSF Rent")
First Rent Year ("Second Rent
Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Second Year PSF Rent x CPI
day after the last day of the      Adjustment + $2.50 per rentable
Second Rent Year ("Third Rent      square foot
Year")                             ("Third Year PSF Rent")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Third Year PSF Rent x CPI
day after the last day of the      Adjustment
Third Rent Year ("Fourth Rent      ("Fourth Year PSF Rent")
Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Fourth Year PSF Rent x CPI
day after the last day of the      Adjustment
Fourth Rent Year ("Fifth Rent      ("Fifth Year PSF Rent")
Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  (Fifth Year PSF Rent x CPI
day after the last day of the      Adjustment) + $2.50 per rentable
Fifth Rent Year ("Sixth Rent       square foot
Year")                             ("Sixth Year PSF Rent")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Sixth Year PSF Rent x CPI
day after the last day of the      Adjustment
Sixth Rent Year ("Seventh Rent     ("Seventh Year PSF Rent")
Year")
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
Period                             Applicable Fixed Annual Rent Per Rentable
                                   Square Foot
---------------------------------- ---------------------------------------------
12 month period commencing on the  Seventh Year PSF Rent x CPI
day after the last day of the      Adjustment + $2.50 per rentable
Seventh Rent Year ("Eighth Rent    square foot
Year")                             ("Eighth Year PSF Rent")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Eighth Year PSF Rent x CPI
day after the last day of the      Adjustment
Eighth Rent Year ("Ninth Rent      ("Ninth Year PSF Rent")
Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Ninth Year PSF Rent x CPI
day after the last day of the      Adjustment
Ninth Rent Year ("Tenth Rent       ("Tenth Year PSF Rent")
Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  (Tenth Year PSF Rent x CPI
day after the last day of the      Adjustment) + $2.50 per rentable
Tenth Rent Year ("Eleventh Rent    square foot
Year")                             ("Eleventh Year PSF Rent")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Eleventh Year PSF Rent x CPI
day after the last day of the      Adjustment
Eleventh Rent Year ("Twelfth Rent  ("Twelfth Year PSF Rent")
Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Twelfth Year PSF Rent x CPI
day after the last day of the      Adjustment
Twelfth Rent Year ("Thirteenth     ("Thirteenth Year PSF Rent")
Rent Year")
---------------------------------- ---------------------------------------------
12 month period commencing on the  Thirteenth Year PSF Rent x CPI
day after the last day of the      Adjustment + $2.50 per rentable
Thirteenth Rent Year ("Fourteenth  square foot
Rent Year")                        ("Fourteenth Year PSF Rent")
---------------------------------- ---------------------------------------------
Period  commencing  on the day     Fourteenth Year PSF Rent x CPI
after  the  last day of the        Adjustment
Fourteenth  Rent  Year and  ending ("Fifteenth Year PSF Rent")
on the  Expiration  Date
("Fifteenth Rent Year")
---------------------------------- ---------------------------------------------